As filed with the Securities and Exchange Commission on August 2, 2002
Registration No. 333-87452

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

United Auto Group, Inc.*

(Exact name of Registrant as specified in its charter)

(Primary Standard Industrial Code Number)

Delaware	22-3086739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13400 Outer Drive West, Suite B-36
Detroit, Michigan 48239
(313) 592-7311
(Address, including zip code, and telephone number,
including area code, of Registrant’s and Additional Registrants’ principal executive offices)

ROBERT H. KURNICK, JR., ESQ.

General Counsel, United Auto Group, Inc.
13400 Outer Drive West, Suite B-36
Detroit, Michigan 48239
(313) 592-7550
(Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant and Additional Registrants)

Copy to:

DAVID FOLTYN, ESQ.

Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
(313) 465-7380

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Registration Fee(3)

9 5/8% Senior Subordinated Notes due 2012	$300,000,000	100%	$300,000,000	$27,600
Guarantees of Senior Notes(2)

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f).
(2)	No separate consideration will be received for the issuance of the Guarantees, and, pursuant to Rule 457(n), there is no separate registration fee for the Guarantees.
(3)	Previously paid on May 2, 2002.

THE REGISTRANT AND THE ADDITIONAL REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

*	Information regarding additional registrants (“Additional Registrants”) is contained in the Table of Additional Registrants on the following page.

PROSPECTUS SUMMARY
OUR BUSINESS
Corporate Information
RISK FACTORS
If you do not comply with the specified exchange procedures described in this prospectus, you may be unable to obtain registered notes.
Requirements for Transfer of New Notes
Risks Relating to the Business
SELECTED CONSOLIDATED FINANCIAL DATA
MANUFACTURER DISCLAIMER
RATIOS OF EARNINGS TO FIXED CHARGES
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
THE EXCHANGE OFFER
CAPITALIZATION
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF INDEBTEDNESS
DESCRIPTION OF NEW NOTES
UNITED STATES FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED CONDENSED BALANCE SHEETS
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
CONDENSED CONSOLIDATING STATEMENT OF INCOME
CONDENSED CONSOLIDATING BALANCE SHEET
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
CONDENSED CONSOLIDATING STATEMENT OF INCOME
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
INDEPENDENT AUDITORS’ REPORT
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF INCOME
UNITED AUTO GROUP, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
UNITED AUTO GROUP, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
CONDENSED CONSOLIDATING STATEMENTS OF INCOME
CONDENSED CONSOLIDATING BALANCE SHEET
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
CONDENSED CONSOLIDATING STATEMENT OF INCOME
CONDENSED CONSOLIDATING BALANCE SHEET
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
CONDENSED CONSOLIDATING STATEMENT OF INCOME
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
STATEMENTS OF OPERATIONS
STATEMENT OF OPERATIONS
STATEMENTS OF CASH FLOWS
STATEMENT OF CASH FLOWS
STATEMENT OF MEMBERS’ CAPITAL
INDEPENDENT AUDITORS’ REPORT
INDEPENDENT AUDITORS’ REPORT
BALANCE SHEET
BALANCE SHEETS
STATEMENT OF OPERATIONS
STATEMENTS OF OPERATIONS
STATEMENT OF STOCKHOLDERS’ EQUITY/MEMBERS’ CAPITAL
STATEMENTS OF STOCKHOLDERS’ EQUITY
STATEMENT OF CASH FLOWS
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
VALUATION AND QUALIFYING ACCOUNTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX
Amendment No. 2 to Form S-4
Opinion of Honigman Miller Schwartz & Cohn
Ratio of Earnings of Fixed Charges
Consent of Deloitte & Touche, LLP
Cosent of Crowe, Chizek & Company, LLP
Consent of Kaiser Scherer & Schlegel, PLLC
Form of Letter of Transmittal

TABLE OF ADDITIONAL REGISTRANTS

Exact Names		I.R.S.
of Subsidiary Guarantor		Employer
Registrants as Specified	State of	Identification
in their Respective Charters	Organization	Number

Atlantic Auto Funding Corporation	Delaware	16-1480801
Atlantic Auto Second Funding Corporation	Delaware	16-1502671
Atlantic Auto Third Funding Corporation	Delaware	16-1505549
Auto Mall Payroll Services, Inc.	Florida	65-0168491
Brett Morgan Chevrolet-Geo, Inc.	Delaware	62-1666250
Central Ford Center, Inc.	Arkansas	71-0472936
CJNS, LLC	Delaware	86-1024936
Classic Auto Group, Inc.	New Jersey	22-3115638
Classic Enterprises, LLC	Delaware	22-3115638
Classic Imports, Inc.	New Jersey	22-3528527
Classic Management Company, Inc.	New Jersey	22-3271563
Classic Motor Sales, LLC	Delaware	22-3555425
Classic Nissan of Turnersville, LLC	Delaware	52-2097845
Classic Turnersville, Inc.	New Jersey	22-3523436
Covington Pike Dodge, Inc.	Delaware	62-1470261
D. Young Chevrolet LLC	Delaware	35-2035177
Dan Young Chevrolet, Inc.	Indiana	35-1123225
Dan Young Motors LLC	Delaware	35-2035179
DiFeo Partnership, Inc.	Delaware	22-3145559
DiFeo Partnership, Inc. on behalf of
County Auto Group Partnership		13-3678489
Danbury Auto Partnership		06-1349205
DiFeo Chrysler Plymouth Jeep Eagle Partnership		22-3186252
DiFeo Hyundai Partnership		22-3186280
DiFeo Leasing Partnership		22-3193493
DiFeo Nissan Partnership		22-3186257
DiFeo Tenafly Partnership		22-3186285
Hudson Motors Partnership		22-3186282
OCT Partnership		22-3248303
Somerset Motors Partnership		22-3186283
Europa Auto Imports, Inc.	California	95-2305855
Florida Chrysler Plymouth, Inc.	Florida	59-2676162
Gene Reed Chevrolet, Inc.	South Carolina	57-0714181
Goodson North, LLC	Delaware	74-2962016
Goodson Pontiac GMC, LLC	Delaware	74-2962015
Goodson Spring Branch, LLC	Delaware	74-2962017
GMG Motors, Inc.	California	95-2691214
H.B.L. Holdings, Inc.	Virginia	54-0839228
HBL, LLC	Delaware	38-3635872
HT Automotive, Ltd.	Delaware	86-0956598
JS Imports, Inc.	Florida	65-0634169
KMT/UAG, Inc.	California	95-3189650
KMPB, LLC	Delaware	33-0959285
Landers Auto Sales, Inc.	Arkansas	71-0463494
Landers Buick-Pontiac, Inc.	Arkansas	71-0765000
Landers Ford, Inc.	Delaware	62-1786911
Landers Nissan, LLC	Delaware	62-1842244
Landers United Auto Group No. 2, Inc.	Arkansas	71-0796323
Landers United Auto Group No. 6, Inc.	Arkansas	71-0832223
Landers Ford North, Inc.	Arkansas	71-0833592
Lantzsch-Andreas Enterprises, Inc.	Virginia	54-0839228
LMNS, LLC	Delaware	86-1024935

Exact Names		I.R.S.
of Subsidiary Guarantor		Employer
Registrants as Specified	State of	Identification
in their Respective Charters	Organization	Number

LRP, Ltd.	Arizona	86-0805727
Michael Chevrolet-Oldsmobile, Inc.	South Carolina	57-0917132
Motorcars Acquisition, LLC	Delaware	38-3526432
Motorcars Acquisition II, LLC	Delaware	38-3526433
Motorcars Acquisition III, LLC	Delaware	38-3526235
Motorcars Acquisition IV, LLC	Delaware	38-3569545
National City Ford, Inc.	Delaware	33-0834429
Nissan of North Olmsted, LLC	Delaware	38-3597513
Northlake Auto Finish, Inc.	Florida	65-0069290
Palm Auto Plaza, Inc.	Florida	65-0224472
Peachtree Nissan, Inc.	Georgia	58-1273321
Pioneer Ford Sales, Inc.	Arizona	86-0376346
Pioneer Ford West, LLC	Delaware	86-1008719
Reed-Lallier Chevrolet, Inc.	North Carolina	56-1632500
Relentless Pursuit Enterprises, Inc.	California	93-1008771
SA Automotive, Ltd.	Arizona	86-0583813
SAU Automotive, Ltd.	Arizona	86-0839423
Scottsdale Management Group, Ltd.	Arizona	86-0573438
Scottsdale Ferrari, LLC	Arizona	86-0981831
Scottsdale Jaguar, Ltd.	Arizona	86-0527896
SK Motors, Ltd.	Arizona	86-0839422
SL Automotive, Ltd.	Arizona	86-0610228
Somerset Motors, Inc.	New Jersey	22-2986160
SPA Automotive, Ltd.	Arizona	86-0389559
Sun Motors, Ltd.	Arizona	86-0782655
The New Graceland Dodge, Inc.	Tennessee	62-1292399
Tri-City Leasing, Inc.	California	95-2690090
UAG Atlanta IV Motors, Inc.	Georgia	58-1092076
UAG Carolina, Inc.	Delaware	13-3959601
UAG Cerritos, LLC	Delaware	33-0913909
UAG CHCC, Inc.	New Jersey	22-2990922
UAG Chevrolet, Inc.	New Jersey	22-2762327
UAG Classic, Inc.	Delaware	13-3987807
UAG Connecticut, LLC	Delaware	06-1589742
UAG Connecticut I, LLC	Delaware	06-1590488
UAG Duluth, Inc.	Texas	58-1786146
UAG East, Inc.	Delaware	13-3944970
UAG Fairfield CA, LLC	Delaware	06-1589750
UAG Fairfield CM, LLC	Delaware	06-1589745
UAG Fairfield CP, LLC	Delaware	06-1589749
UAG Fairfield CV, LLC	Delaware	06-1589748
UAG Fayetteville I, LLC	Delaware	71-0858576
UAG Fayetteville II, LLC	Delaware	71-0858577
UAG Fayetteville III, LLC	Delaware	71-0858578
UAG Finance Company, Inc.	Delaware	13-3953915
UAG Graceland II, Inc.	Delaware	13-3991339
UAG Houston Acquisition, Ltd.	Texas	38-3542915
UAG Hudson, Inc.	New Jersey	22-1919268
UAG Indianapolis, LLC	Indiana	38-3537233
UAG International Holdings, Inc.	Delaware	51-0393682
UAG Kissimmee Motors, Inc.	Delaware	58-2361341
UAG Lake Norman, LLC	North Carolina	56-2177617
UAG Landers Springdale, LLC	Delaware	71-0846659
UAG Memphis II, Inc.	Delaware	62-1722683

Exact Names		I.R.S.
of Subsidiary Guarantor		Employer
Registrants as Specified	State of	Identification
in their Respective Charters	Organization	Number

UAG Memphis IV, Inc.	Delaware	62-1722679
UAG Memphis V, Inc.	Delaware	62-1722677
UAG Mentor Acquisition, LLC	Delaware	38-3553602
UAG Michigan Cadillac, LLC	Delaware	38-3543705
UAG Michigan Pontiac-GMC, LLC	Delaware	38-3543709
UAG Michigan T1, LLC	Delaware	38-3543711
UAG Michigan TMV, LLC	Delaware	38-3544903
UAG Nanuet I, LLC	Delaware	22-3784977
UAG Nanuet II, LLC	Delaware	22-3784978
UAG Northeast, Inc.	Delaware	13-3914694
UAG Northeast Body Shop, Inc.	Delaware	13-4044770
UAG Oldsmobile of Indiana, LLC	Indiana	38-3523400
UAG Paramount Motors, Inc.	Delaware	56-2062109
UAG Phoenix VC, LLC	Delaware	06-1590478
UAG Realty, LLC	Delaware	38-3543708
UAG Southeast, Inc.	Delaware	13-3865530
UAG Spring, LLC	Delaware	74-2981371
UAG Texas II, Inc.	Delaware	13-3933083
UAG Texas, Inc.	Delaware	13-3933080
UAG Texas, Inc. on behalf of Shannon Automotive, Ltd.	Texas	76-0528837
UAG Turnersville Realty, LLC	Delaware
UAG Tulsa Holdings, LLC	Delaware	51-0410923
UAG VK, LLC	Delaware	38-3590846
UAG West, Inc.	Delaware	13-3914611
UAG Young II, Inc.	Delaware	13-3985679
UAG Young Automotive Group LLC	Delaware	35-2035279
UAG-Caribbean, Inc.	Delaware	13-3980142
United Auto Dodge of Shreveport, Inc.	Delaware	72-1393145
United AutoCare Products, Inc.	Delaware	13-3922210
United AutoCare, Inc.	Delaware	13-3920140
United Auto Licensing, LLC	Delaware	38-3556189
United Nissan, Inc. (NV)	Nevada	88-0166773
United Nissan, Inc. (TN)	Tennessee	62-0790848
United Nissan, Inc. (GA)	Georgia	58-2038392
United Auto Fourth Funding, Inc.	Delaware	16-1543345
United Auto Fifth Funding, Inc.	Delaware	16-1549850
United Auto Finance, Inc.	Delaware	16-1456003
United Ranch Automotive, LLC	Delaware	86-1008720
West Palm Auto Mall, Inc.	Florida	65-0050208
West Palm Nissan, Inc.	Florida	59-2664962
Westbury Superstore, Ltd.	New York	11-2983989
Young Automotive Holdings LLC	Delaware	35-2035053
Young Management Group, Inc.	Indiana	35-1897920

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2002

PROSPECTUS

Exchange Offer For

$300,000,000

9 5/8% Senior Subordinated Notes due 2012

•	We are offering to exchange new registered 9 5/8% Senior Subordinated Notes due 2012 (the “New Notes”) for all of our outstanding unregistered 9 5/8% Senior Subordinated Notes due 2012 (the “Original Notes”).

•	The exchange offer expires at 12:00 a.m., New York City time, on , 2002, unless we extend it.

•	The exchange will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the New Notes are substantially identical to those of the Original Notes, except for the transfer restrictions and registration rights relating to the Original Notes and except that the New Notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

•	Payment of principal and interest on the New Notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of our domestic subsidiaries.

•	The New Notes will not trade on any national securities exchange and, therefore, we do not anticipate that an active public market in the New Notes will develop.

You should carefully consider the risks and information set forth in “Risk Factors” at page 6 of this prospectus before tendering your Original Notes in this Exchange Offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002

PROSPECTUS SUMMARY

      This summary highlights information more fully described elsewhere in this prospectus. Because it is a summary, it is not complete and does not contain all the information that is important to you. You should read the entire prospectus carefully, including the documents incorporated by reference in this prospectus and the other documents to which this prospectus refers. As used in this prospectus, all references to “UAG”, “we” and “us” and all similar references are to United Auto Group, Inc. and its consolidated subsidiaries.

      This prospectus incorporates important business and financial information about the Company that is not included or delivered with this prospectus. This information is available without charge to you upon written or oral request. Requests should be made to: Robert H. Kurnick, Jr., General Counsel, United Auto Group, Inc., 13400 Outer Drive West, Suite B-36, Detroit, Michigan 48239, telephone: 313/592-7550.

      To obtain timely delivery, you must request the information no later than                     , 2002.

      The following is a brief summary of the principal terms of this offering. For a more complete description of the terms of the New Notes, see “Description of the New Notes” in this prospectus.

The Exchange Offer:

Exchange Offer	We are offering to exchange $300 million in aggregate principal amount of our 9 5/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 for a like principal amount of our outstanding unregistered 9 5/8% Senior Subordinated Notes due 2012.

For procedures for tendering, see “THE EXCHANGE OFFER — Procedures for Tendering Original Notes.”

Resale without further registration	We believe that you may resell or otherwise transfer the New Notes received in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act so long as you are not a broker-dealer and you meet the following conditions:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you acquire the New Notes issued in the exchange offer in the ordinary course of your business; and

• you have no arrangements or understanding with any person to participate in the distribution of the New Notes.

By signing the letter of transmittal and tendering your Original Notes, you will be making representations to this effect. You may incur liability under the Securities Act if:

• any of the representations listed above are not true; and

• you transfer any New Note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or an exemption from the registration requirements under the Securities Act.

We do not assume or indemnify you against liability under these circumstances, which means that we will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on resale by broker-dealers	Each broker-dealer that has received New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. A broker-dealer may use this prospectus in connection with any resale for a period of 180 days after the end of the exchange offer.

Expiration date	The exchange offer will expire at 12:00 a.m., New York City time, on , 2002, unless we extend it.

Withdrawal rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires.

Federal income tax consequences	The exchange of Original Notes for New Notes will not result in any income, gain or loss to you for U.S. federal income tax purposes.

Exchange agent	Bank One Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer.

Consequences of failure to exchange	If you are eligible to participate in the exchange offer and you do not tender your Original Notes, you will not have further exchange or registration rights and you will continue to hold notes subject to restrictions on transfer.

Legal requirements to the Exchange Offer	There are no federal or state regulatory requirements that must be complied with in connection with the Exchange Offer, other than the registration under the Securities Act of 1933 of the New Notes and the guarantees thereof.

Terms of New Notes:

Issuer	United Auto Group, Inc.

Securities offered	$300 million in principal amount of 9 5/8% Senior Subordinated Notes due 2012.

The form and terms of the New Notes will be the same as the form and terms of the Original Notes, except that:

• the New Notes will have been registered under the Securities Act;

• the New Notes will not contain terms providing for payments of additional interest under circumstances relating to the timing of the exchange offer; and

• the New Notes will be represented by one or more global notes in book-entry form.

Single class	The Original Notes and the New Notes will vote together as a single class for purposes of taking actions and exercising rights under the indenture.

Interest	Interest will accrue on the New Notes from the date of delivery at a rate of 9 5/8% and will be payable semiannually in arrears on

March 15 and September 15 of each year, commencing on September 15, 2002.

Maturity Date	March 15, 2012.

Ranking	The New Notes will be unsecured senior subordinated debt. Accordingly, they will rank:

• behind all of our existing and future senior debt;

• equally with all of our current and future unsecured senior subordinated debt that does not expressly provide that it is subordinated to the New Notes or the Original Notes; and

• ahead of any of our future debt that expressly provides that it is subordinated to the New Notes or the Original Notes.

At August 1, 2002, there was an aggregate of $305.7 million of senior indebtedness of the Company and Guarantors outstanding, $300.0 million of senior subordinated debt of the Company outstanding and no indebtedness of non-Guarantor restricted subsidiaries outstanding.

Guarantees	Payment of principal of and interest on the New Notes will be guaranteed, jointly and severally, by substantially all of our domestic subsidiaries. However, the guarantees will rank behind all of the senior debt of those subsidiaries.

Optional Redemption	The New Notes may be redeemed, in whole or in part, on or after March 15, 2007, at the redemption prices described in this prospectus, plus accrued interest.

In addition, on or before March 15, 2005, up to 35% of the aggregate principal amount of the New Notes may be redeemed at the redemption price described in this prospectus with the net cash proceeds from specified public equity offerings. However, we may only make such redemptions if at least 65% of the aggregate principal amount of the notes originally issued remains outstanding after each such redemption. See “Description of the New Notes — Optional Redemption.”

Change of Control	Upon a Change of Control event, each holder of New Notes may require us to repurchase all or a portion of its New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued interest. See “Description of the New Notes — Purchase of the New Notes Upon a Change of Control.”

Sinking Fund	None.

Denominations	$1,000 and integral multiples thereof.

Form	The New Notes will be issued in book-entry form and will be represented by one or more global notes in fully registered form. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants. Any such beneficial interests may not be exchanged for New Notes in certificated form, except in the limited circumstances described in this prospectus.

Settlement	Same-day — immediately available funds.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes.

Absence of Market for the New Notes	The New Notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the New Notes on any securities exchange or quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

General Indenture Provisions Applicable to the New Notes:

Certain Covenants	The covenants contained in our indenture do, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	borrow money;

•	create liens;

•	pay dividends on, or redeem or repurchase, our stock;

•	make specified types of investments;

•	sell preferred stock of our restricted subsidiaries;

•	restrict dividends or other payments from subsidiaries;

•	enter into transactions with affiliates; and

•	sell assets or merge with other companies.

In addition, the indenture does, among other things, require us to provide reports to holders of the notes.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under “Description of the New Notes.”

Events of Default:	Each of the following is an event of default under the indenture governing the New Notes:

•	our failure to pay principal of or premium, if any, on the New Notes when due;

•	our failure for 30 days to pay interest when due on the New Notes;

•	the occurrence of a default in respect of our debt or the debt of our Restricted Subsidiaries totaling $20 million or more in the aggregate principal amount, resulting in the acceleration of such debt or due to the failure to pay such debt at maturity;

•	any guarantee in respect of the New Notes by certain of our Guarantors ceases to be in full force and effect and enforceable in accordance with its terms;

•	our failure to perform other covenants with respect to the New Notes for 60 days after receipt of notice of failure; and

•	certain events of bankruptcy, insolvency or reorganization.

If any event of default occurs and is continuing, the trustee under the indenture or holders of at least 25% in aggregate principal amount of outstanding debt securities issued under the indenture may declare the principal thereof immediately due and payable.

Other:	The New Notes and the Original Notes will constitute a single series of debt securities under the indenture and will therefore vote together as a single class for purposes of determining whether the holders of the requisite percentage in outstanding principal amount have taken certain actions or exercised certain rights under the indenture.

OUR BUSINESS

      We are the third largest publicly-held automotive retailer in the United States as measured by total revenues. As of March 31, 2002, we owned and operated 123 franchises in the United States and 66 franchises internationally, primarily in the United Kingdom. We offer a full range of 29 vehicle brands, with 68% of our new vehicle revenues in 2001 generated from the combined sale of foreign brands and luxury brands such as Honda, Toyota, BMW, Lexus and Mercedes. In addition to selling new and used vehicles, we generate revenues at each of our dealerships through the sale of higher-margin products, such as finance, insurance and vehicle service contracts, maintenance and repair services, replacement parts and aftermarket automotive products.

Recent Developments

      The Company has announced its unaudited second quarter results. Second quarter revenues increased 25% to $2.0 billion and net income increased 78% to $23.9 million. Earnings per share were $0.56, an increase of 40% over the $0.40 reported in second quarter 2001. Earnings per share reflect a 26% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization, net income and earnings per share in second quarter 2001 would have been $16.2 million and $0.48, respectively. On a comparable accounting basis, net income and earnings per share increased 48% and 17%, respectively, over the prior year.

      During the second quarter 2002, the Company sold two dealerships which have been treated as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144. Income and earnings per share from continuing operations were $22.8 million and $0.53 per share, respectively, representing increases of 72% and 36% over the comparable prior year period. The Company completed the intangible asset impairment assessment required by Statement of Financial Accounting Standards No. 142 and determined that no adjustment to the carrying value of goodwill is required.

      For the six months ended June 30, 2002, revenues increased 23% to $3.6 billion and net income increased 98% to $39.6 million. Earnings per share were $0.96, an increase of 57% over the $0.61 reported in the comparable prior year period. Earnings per share reflect a 26% increase in weighted average shares outstanding. Excluding the effect of goodwill amortization, net income and earnings per share in the six months would have been $25.4 million and $0.78, respectively. On a comparable accounting basis, net income and earnings per share increased 56% and 23%, respectively, over the prior year. Income and earnings per share from continuing operations were $38.4 million and $0.94 per share, respectively, representing increases of 95% and 57% over the comparable prior year period.

Corporate Information

      We were incorporated in Delaware in December 1990 and began dealership operations in October 1992. Our executive offices are located at 13400 Outer Drive West, Suite B-36, Detroit, Michigan 48239. Our telephone number is (313) 592-7311. Our website address is www.unitedauto.com; information included or referred to on our website is not a part of this prospectus.

RISK FACTORS

      You should consider carefully the following risks and all of the information set forth in this Prospectus before tendering your Original Notes in the Exchange Offer and making an investment in the New Notes. The risk factors set forth below (other than “— Consequences of Not Exchanging Original Notes”) are generally applicable to the Original Notes as well as the New Notes.

Risks Relating to the Offering

Our substantial amount of indebtedness may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on the New Notes and our other indebtedness.

      We are highly leveraged. As of March 31, 2002, we had approximately $585.2 million of total debt outstanding and $758.2 million of floor plan notes payable outstanding. As of August 1, 2002, $305.7 million was outstanding under our credit agreement.

      Our substantial debt could have important consequences to you. For example, it could:

•	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions and paying dividends;

•	make it more difficult for us to satisfy our obligations with respect to the New Notes;

•	subject us to the risks that interest rates and our interest expense will increase;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

      In addition, an event of default under our principal credit agreement and certain of our floor plan financing arrangements would occur to the extent that Penske Capital Partners, LLC and/or Penske Corporation do not control our board of directors.

      Our ability to meet our debt service obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, the response of competitors, regulatory developments and delays in implementing our growth strategies. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy and the anticipated results of our strategy may not be realized.

      If our business does not generate sufficient cash flow from operations or future borrowings cease to be available to us under our credit agreement or from other sources in an amount sufficient to enable us to service our debt, including the New Notes, we may be unable to fund our other liquidity needs. If we are unable to service our debt, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our indebtedness. We cannot assure you that, if we are unable to service our debt, we will be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future franchise agreements, agreements with manufacturers or debt agreements, including the indenture governing the Original Notes and New Notes and our credit agreement, may prohibit us from adopting any of these alternatives.

      Our debt instruments, including the credit agreement and the indenture governing the Original Notes and New Notes, also permit us to incur additional debt in the future. Any such additional debt could be senior to the Original Notes and New Notes. In addition, the entities we may acquire in the future could have significant amounts of debt outstanding which we would be required to assume in connection with the acquisition.

The New Notes will be junior to our senior debt and the guarantees will be junior to guarantor senior debt, which could result in the holders of the New Notes not being paid after a default under the senior debt, or in the holders of the New Notes receiving less, ratably, than our other unsecured general creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us.

      The New Notes will be unsecured senior subordinated obligations and will be junior to all of our existing and future senior indebtedness, including indebtedness under our credit agreement and floor plan financing. As of March 31, 2002, we had $242.5 million of outstanding senior indebtedness (not including our guarantees of subsidiary floor plan debt) ranking senior to the New Notes and $3.7 million of senior subordinated indebtedness ranking equal with the New Notes.

      Substantially all of our domestic subsidiaries will guarantee the New Notes. These guarantees will be unsecured senior subordinated obligations and will be junior to all existing and future senior debt of the guarantors. As of March 31, 2002, the guarantors had $587.1 million of senior indebtedness (not including subsidiary guarantees of debt under our credit agreement) ranking senior to the senior subordinated guarantees.

      We may also incur significant additional senior indebtedness under the terms of our credit agreement and floorplan financing. As of March 31, 2002, we had a maximum of $433.5 million available under our credit agreement which, if borrowed, would be senior indebtedness. This availability is subject to the credit agreement’s borrowing base collateral limitation (in general, the borrowing base equals certain of our allowable tangible assets plus $300.0 million). If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the New Notes only after our senior indebtedness has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary’s assets would be available to pay obligations on its guarantee only after payments have been made on its senior indebtedness.

      If we fail to pay any of our senior indebtedness, we may make payments on the New Notes only if either we first pay our senior debt or the holders of our senior debt waive the payment default. Moreover, if any non-payment default exists under our senior indebtedness, we may not make any cash payments on the New Notes for a period of up to 179 days in any 360-day period, unless we cure the non-payment default, the holders of the senior indebtedness waive the default or rescind acceleration of the indebtedness or we repay the indebtedness in full. In the event of a non-payment default we may not have sufficient assets to pay amounts due on the New Notes.

      In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, holders of the New Notes will participate ratably with all of our general unsecured creditors. However, because the indenture requires that, until all of our senior debt is repaid, amounts otherwise payable to holders of the New Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the New Notes may receive less, ratably, than our other general unsecured creditors in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, including the holders of the New Notes.

Because the New Notes will be effectively junior to the liabilities of our current and future non-guarantor subsidiaries, in a bankruptcy, liquidation or dissolution of those subsidiaries, their assets will not be available to us or the holders of the New Notes until their liabilities have been paid.

      The New Notes also will be effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, which will include our foreign subsidiaries and one immaterial joint venture. Sytner will not be a guarantor under the New Notes, and the New Notes will be effectively junior to

Sytner’s debt and to any loan notes issued by UAG U.K. Holdings Limited in connection with the Sytner acquisition. If one of our nonguarantor subsidiaries becomes bankrupt, liquidates or dissolves, that nonguarantor subsidiary’s assets would not be available to us or the holders of the New Notes until after payments have been made on all of its liabilities. As a result, the payment of principal, premium and interest on the New Notes is effectively subordinated in right of payment to all indebtedness and liabilities of the non-guarantor subsidiaries.

The New Notes will not be secured by any of our assets. However, our credit agreement and floor plan financing are secured by substantially all of our assets. As a result, if we became insolvent, secured lenders will have a prior claim on our assets.

      In addition to being subordinated to all of our senior indebtedness, the New Notes will not be secured by any of our assets. However, our floorplan financing is secured by substantially all of our subsidiaries’ assets, and our credit agreement is secured by substantially all of our assets and a pledge of the capital stock of many of our subsidiaries. Additionally, the terms of the indenture and our credit facility permit us to incur additional secured debt in the future. Accordingly, the payment of principal, premium and interest on the New Notes will be effectively subordinated in right of payment to all of our secured indebtedness, and the payment under the guarantees will effectively be subordinated in right of payment to all secured indebtedness of the guarantors.

      If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, such lenders will have a prior claim on our assets. In that event, because the New Notes will not be secured by any of our assets, it is possible that there will be no assets remaining from which claims of holders of the New Notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

The agreements governing our debt, including the New Notes and our credit agreement, contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.

      Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries’ ability to:

•	incur additional debt;

•	create liens;

•	make acquisitions;

•	redeem and/or prepay certain debt;

•	sell preferred stock of subsidiaries or other assets;

•	make certain investments;

•	enter new lines of business;

•	engage in consolidations, mergers and acquisitions;

•	repurchase or redeem capital stock;

•	guarantee obligations;

•	engage in certain transactions with affiliates; and

•	pay dividends and make other distributions.

      The credit agreement also requires us to comply with certain financial ratios, including a maximum funded debt to stockholders’ equity ratio, a maximum non-floor plan debt to stockholders’ equity ratio, and a maximum funded debt to EBITDA ratio. These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Failure to comply with covenants in our existing or future financing agreements could result in cross-defaults under some of our financing agreements which could jeopardize our ability to pay the New Notes.

      Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain the financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the New Notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our credit facility from time to time without the consent of the holders of New Notes.

      The aggregate amount outstanding at August 1, under all such indebtedness was $305.7 million. Such indebtedness contains optional redemption or acceleration rights at the election of the holders upon a covenant default or change in control, which, if exercised, would constitute an event of default under the Indenture. It is possible that we would be unable to fulfill all of these obligations and make payments on the New Notes simultaneously.

We may be unable to make a change of control offer required by the indenture governing the Original Notes and New Notes, which would cause defaults under the indenture governing the Original Notes and New Notes and our credit agreement.

      The terms of the New Notes will require us to make an offer to repurchase the New Notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued interest to the date of the purchase. We are prohibited by the credit agreement, and may be prohibited under future financing agreements, from purchasing any notes prior to their stated maturity. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of the New Notes. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase the New Notes, which would constitute an event of default under the indenture governing the Original Notes and New Notes, which itself would also constitute a default under our credit agreement and our other existing financing arrangements, and could constitute a default under the terms of any future debt that we may incur. In addition, we may not have sufficient funds available at the time of any change of control to repurchase the New Notes.

      One of the events which would trigger a change of control is a sale of “all or substantially all” of our assets. The phrase “all or substantially all” as used in the definition of “change of control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, investors may not be able to determine when a change of control has occurred giving rise to the repurchase obligations under the Indenture. It is possible, therefore, that there could be a disagreement between us and some or all holders of the New Notes over whether a specific asset sale or sales triggers a change of control offer and that holders of the New Notes might not receive a change of control offer in respect of that transaction. In addition, in the event the holders of the New Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase “all or substantially all”.

We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a change of control, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the Notes.

      Under the terms of the Notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions are not considered change in control transactions. As a result, we could enter into any such transaction without being required to make an offer to repurchase the Notes even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the New Notes.

We are a holding company and as a result rely on the receipt of payments from our subsidiaries in order to meet our cash needs and service our indebtedness, including the New Notes. Our subsidiaries are subject to restrictions on payment of dividends under their franchise agreements, dealer agreements, floor plan agreements and other agreements which restrict our ability to apply profits generated from one subsidiary for use in others or the parent company; this could adversely affect our ability to make payments on the New Notes.

      We are a holding company and our principal assets consist of the shares of capital stock or other equity instruments of our subsidiaries. As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments, including payments of management fees and pursuant to tax sharing arrangements, from our subsidiaries to fund our obligations and meet our cash needs. If the operating results of our subsidiaries at any given time are not sufficient to make distributions to us we would be unable to make payments on the New Notes. Our expenses include salaries of our executive officers, insurance, professional fees and payment of certain indebtedness that may be outstanding from time to time. Most of our subsidiaries are subject to restrictions on the payment of dividends under certain circumstances pursuant to their franchise agreements, dealer agreements, other agreements with manufacturers and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements and some manufacturers’ dealer agreements specifically prohibit distribution to us if the distribution would cause the dealership to fail to meet such manufacturer’s capitalization guidelines, including net working capital. These restrictions limit our ability to apply profits generated from one subsidiary for use in other subsidiaries or, in some cases, at the parent company.

Federal and state statutes allow courts, under specific circumstances, to void guarantees of the New Notes. In such event, holders of New Notes would be structurally subordinated to creditors of the issuer of the voided guarantee.

      Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantees to the guarantor’s other debt or take other action detrimental to holders of the guarantees of notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by our subsidiaries could be voided or subordinated to other debt if, among other things:

•	any subsidiary guarantor issued the guarantee to delay, hinder or defraud present or future creditors; or

•	any subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing such subsidiary guarantee and, at the time it issued its subsidiary guarantee, any subsidiary guarantor

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which such guarantor’s remaining unencumbered assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.

      Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the New Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time it incurred the indebtedness,

•	the sum of its debts is greater than the fair value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required in order to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay or is generally not paying its debts as they become due.

      There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent conveyance. To the extent that a guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the New Notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the New Notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the New Notes relating to the voided guarantees. We have not separately obtained a solvency opinion in connection with this transaction.

      The guarantees may be released under certain circumstances upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate.

If you do not exchange your Original Notes for New Notes, you will continue to be subject to restrictions on transfer of your Original Notes.

      If you do not exchange your Original Notes for the New Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Original Notes under the Securities Act. In addition, if you exchange your Original Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes would be adversely affected.

If you do not comply with the specified exchange procedures described in this prospectus, you may be unable to obtain registered notes.

      We will issue the New Notes in exchange for the Original Notes pursuant to this Exchange Offer only after we have timely received such Original Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Original Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of Original Notes for exchange. The Exchange Offer will expire at 12:00 a.m., New York City time, on                           , 2002, or on a later extended date and time as we may decide (the “Expiration Date”).

Original Notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding any Original Notes after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such Original Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the Original Notes under the Securities Act.

      The New Notes and any Original Notes having the same maturity which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

Requirements for Transfer of New Notes

      Based on interpretations by staff of the SEC, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, that you acquire your New Notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such New Notes. However, we have not submitted a no-action letter to the SEC regarding this Exchange Offer and we cannot assure you that the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the New Notes to be acquired pursuant to the Exchange Offer, you

•	may not rely on the applicable interpretations of the staff of the SEC and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes where the Original Notes exchanged for such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this Prospectus available to any participating broker-dealer for use in connection with any such resale. However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

Risks Relating to the Business

Automobile manufacturers exercise significant control over our operations and we depend on them in order to operate our business. Significant declines in sales of new vehicles manufactured by BMW, DaimlerChrysler, Ford, General Motors, Honda, Nissan or Toyota, or the loss of deterioration of our relationship with one or more of these manufacturers, could have a material adverse effect on our revenues and profitability.

      Each of our dealerships operates pursuant to franchise agreements with automobile manufacturers or manufacturer-authorized distributors. We are dependent on our relationships with these automobile manufacturers because, without a franchise agreement, we cannot obtain new vehicles from a manufacturer. A large number of our vehicles are manufactured by BMW, DaimlerChrysler, Ford, General Motors, Honda, Nissan and Toyota. A significant decline in the sale of new vehicles manufactured by these manufacturers, or the loss or deterioration of our relationships with one or more of these manufacturers, could have a material adverse effect on our revenues and profitability.

      Manufacturers exercise a great degree of control over the operations of our dealerships. For example, manufacturers can require our dealerships to meet specified standards of appearance and quality, require individual dealerships to meet specified financial criteria such as maintenance of minimum net working capital and, in some cases, minimum net worth, impose minimum customer service and satisfaction standards, set standards regarding the maintenance of inventories of vehicles and parts, require dealerships to provide financial statements as often as monthly, and govern the extent to which our dealerships can utilize the manufacturers’ names and trademarks. In many cases the manufacturer must consent to the replacement of the dealership’s general manager.

      Our franchise agreements worldwide may be terminated or not renewed by the automobile manufacturers for a variety of reasons, including any unapproved change of ownership or management and other material breaches of the franchise agreements. We have from time to time been in non-compliance with various provisions of some of our franchise agreements. If any of our significant existing franchise agreements or a large number of franchise agreements are not renewed or the terms and conditions of any such renewals is materially unfavorable to us, there may be a material adverse effect on our revenues and profitability. In addition, actions taken by manufacturers to exploit their bargaining position in negotiating the terms of renewals of franchise agreements or otherwise could also have a material adverse effect on our revenues and profitability.

      In addition, we depend on manufacturers to provide us with a desirable mix of popular new vehicles, which produce the highest profit margins and tend to be the most difficult to obtain from manufacturers. Manufacturers generally allocate their vehicles among dealerships based on the sales history of each dealership. If we cannot obtain sufficient quantities of the most popular models, whether due to sales declines at our dealerships or otherwise, our new vehicle sales and profitability may be adversely affected. Sales of less profitable models may reduce our profit margins.

      Our dealerships also depend on the manufacturers for sales incentives, warranties and other programs that are intended to promote and support new vehicle sales by our dealerships. Some of these programs include customer rebates on new vehicles, dealer incentives on new vehicles, special financing or leasing terms, warranties on new and used vehicles and sponsorship of used vehicle sales by authorized new vehicle dealers. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of a manufacturer’s incentive programs could materially adversely affect our new vehicle sales volume and our profitability.

      Our franchise agreements do not give us the exclusive right to sell a manufacturer’s product within a given geographic area. Accordingly, a manufacturer may, subject to any protection of state law, grant another dealer a franchise to start a new dealership near one of our locations, or an existing dealer may move its dealership to a location which would compete directly with us. The location of new dealerships near our existing dealerships could materially adversely affect our operations, revenues and profitability.

Because we depend on the success and popularity of the brands we sell, adverse conditions affecting one or more automobile manufacturers may negatively impact our revenues and profitability.

      Our success depends on the overall success of the line of vehicles that each of our dealerships sells. As a result, our success depends to a great extent on the automobile manufacturers’ financial condition, marketing, vehicle design, production and distribution capabilities, reputation, management and labor relations. In 2001, Toyota, DaimlerChrysler, General Motors, Honda and Ford accounted for 28%, 18%, 14%, 12% and 11%, respectively, of our total revenues. No other manufacturer accounted for more than 10% of our total 2001 revenues. Events such as labor strikes that may adversely affect a manufacturer may also adversely affect us. In particular, labor strikes at a manufacturer that continue for a substantial period of time could have a material adverse effect on our business. Similarly, the delivery of vehicles from manufacturers at a time later than scheduled, which may occur particularly during periods of new product introductions, could lead to reduced sales during those periods. This has been experienced at some of our dealerships from time to time. In addition, any event that causes adverse publicity involving one or more automobile manufacturers or their vehicles may have an adverse effect on our revenues and profitability regardless of whether that event involves any of our dealerships.

If we are unable to complete additional acquisitions and successfully integrate acquisitions, we will be unable to achieve desired results from our acquisition strategy.

      Growth in our revenues and earnings depends substantially on our ability to acquire and successfully operate dealerships. We cannot guarantee that we will be able to identify and acquire dealerships in the future. Moreover, acquisitions, including the Sytner acquisition, involve a number of risks, including:

•	incurring significantly higher capital expenditures and operating expenses;

•	failing to integrate the operations and personnel of the acquired dealerships;

•	entering new markets with which we are not familiar;

•	incurring undiscovered liabilities at acquired dealerships;

•	disrupting our ongoing business;

•	failing to retain key personnel of the acquired dealerships;

•	impairing relationships with employees, manufacturers and customers; and

•	incorrectly valuing acquired entities.

In addition, managing and integrating additional dealerships into our existing mix of dealerships may result in substantial costs, diversion of our management resources or other operational or financial problems. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the integration of acquired entities and the rapid expansion of operations could inhibit our growth, result in our failure to achieve acquisition synergies and require us to focus resources on integration rather than more profitable areas.

      Acquired entities may subject us to unforeseen liabilities that we are unable to detect prior to completing the acquisition or liabilities that turn out to be greater than those we had expected. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible. Until we assume operating control of acquired entities, we may not be able to ascertain the actual value of the acquired entity.

      There can be no assurance that we will identify acquisition candidates that would result in the most successful combinations or that we will be able to complete acquisitions on acceptable terms on a timely basis. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. Further, covenants contained in our debt instruments impose limitations on our ability to acquire additional dealerships and future debt instruments may impose additional restrictions.

      Our future growth via acquisition of automobile dealerships in the United States and abroad will depend on our ability to obtain the requisite manufacturer approvals. We must obtain the consent of a manufacturer prior to the acquisition of any of its dealership franchises anywhere in the world. Obtaining the consent of a manufacturer for the acquisition of a dealership could take a significant amount of time or be rejected entirely. In addition, under many franchise agreements or under state law, a manufacturer will have a right of first refusal to acquire a dealership that we seek to acquire. Alternatively, in connection with acquisitions by us, one or more manufacturers may seek to impose various conditions on us in connection with their approval of an acquisition. If the conditions are not satisfied, we may be precluded from acquiring, either directly or through acquisitions, additional franchises. In addition, factors outside our control may cause a manufacturer to reject our application to make acquisitions. In determining whether to approve an acquisition, manufacturers may consider many factors, including the moral character and business experience of the dealership principals and the financial condition, ownership structure, the number of current franchises owned, sales performance and customer satisfaction index scores of our dealerships. In addition, manufacturers limit the total number of their dealerships that we may own nationally or in a particular geographic area or metropolitan region and, in some cases, the total number of their vehicles that we may sell as a percentage of that manufacturer’s overall sales. Manufacturers also limit the ownership of stores in contiguous markets, the dualing of a franchise with another brand, and the frequency of acquisitions. Although to date we have only reached these ceilings with one manufacturer, our growth strategy may be affected by these limits.

We may not be able to satisfy our capital requirements for making acquisitions and financing the purchase of our inventory, which could have a material adverse effect on our operations and hinder our ability to achieve our growth strategy.

      We require substantial capital in order to acquire automobile dealerships. This capital might be raised through public or private financing, including through the issuance of our equity securities as full or partial consideration for acquisitions, as well as borrowings and other sources. Other than our credit agreement, we do not have any commitments or immediate plans with respect to acquisition financing. Availability under our credit agreement is limited by a collateral-based borrowing base calculated using our net tangible assets. There can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. If we raise additional funds by issuing our equity securities, dilution to then existing stockholders may result. The extent to which we will be able or willing to issue equity securities for acquisitions will depend on the market value of our common stock and the willingness of our potential acquisition candidates to accept equity securities as partial or full consideration for the sale of their businesses. The number of shares of common stock that we issue in connection with acquisitions could be large. In addition, a decline in the market price of our common stock for any reason, including, without limitation, a perception that sales of substantial amounts of common stock which are not then publicly registered could occur, may increase the amount of cash required by us to finance acquisitions. If adequate funds are not available, we may be required to significantly curtail our acquisition program, which would materially and adversely affect our growth strategy.

      We depend to a significant extent on our ability to finance the purchase of inventory, which in the automotive retail industry involves borrowing significant sums of money in the form of floor plan financing. Floor plan financing is the vehicle through which dealerships finance the purchase of new vehicles from a manufacturer. The dealership borrows money to buy a particular vehicle from the manufacturer and pays off the loan when it sells the particular vehicle, paying interest during the interim period. In connection with acquisitions of dealerships, we must either obtain new floor plan financing or obtain consents to assume that financing. Our floor plan financing is secured by substantially all of the assets of our automotive dealership subsidiaries and, in some cases, a guarantee from us. Our remaining assets are pledged to secure our credit agreement. This may impede our ability to borrow from other sources. Most of our floor plan lenders are associated with manufacturers with whom we have franchise agreements. Consequently, the deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

      Any inability to obtain floor plan financing on customary terms, or the termination of our floor plan financing arrangements by our floor plan lenders, would have a material adverse effect on our operations.

Our failure to meet a manufacturer’s consumer satisfaction requirements may adversely affect our ability to acquire new dealerships, our ability to obtain incentive payments from manufacturers and our profitability.

      Many manufacturers attempt to measure customers’ satisfaction with their sales and warranty service experiences through systems which vary from manufacturer to manufacturer but which are generally known as customer satisfaction indices, or CSI. These manufacturers may use a dealership’s CSI scores as a factor in evaluating applications for additional dealership acquisitions. The components of CSI have been modified by various manufacturers from time to time in the past, and these components might be further modified or replaced by different systems in the future. To date, we have not been materially adversely affected by these standards and have not been denied approval of any acquisition based on low CSI scores, although certain of our dealerships have had difficulty from time to time meeting their manufacturers’ CSI standards. However, we cannot be sure that we will be able to comply with these standards in the future. A manufacturer may refuse to consent to an acquisition of one of its franchises if it determines that our dealerships do not comply with the manufacturer’s CSI standards. This could materially adversely affect our acquisition strategy. In addition, because we receive payments from the manufacturers based in part on CSI scores, future payments could be materially reduced or eliminated if our CSI scores decline.

Automobile manufacturers impose limits on our ability to issue additional equity and on the ownership of our common stock by third parties, which may hamper our ability to meet our financing needs.

      A number of manufacturers impose restrictions on the sale and transfer of our common stock. The most prohibitive restrictions provide that, under specified circumstances, we may be forced to sell or surrender franchises (1) if a competitor automobile manufacturer acquires a 5% or greater ownership interest in us if the manufacturer objects to that acquisition within 60 days or (2) if an individual or entity that has a criminal record in connection with business dealings with any automobile manufacturer, distributor or dealer or who has been convicted of a felony acquires a 5% or greater ownership interest in us and the manufacturer objects to that acquisition within 60 days. Similarly, several manufacturers, such as Nissan, Toyota, Mercedes, General Motors, Infiniti and Isuzu, have the right to approve the acquisition by a third party of 20% or more of our voting equity, and a number of manufacturers, including BMW, Toyota, Honda, DaimlerChrysler, Ford, General Motors, and Jaguar, continue to prohibit changes in ownership that may affect control of our company. One manufacturer (Ferrari North America) can repurchase its dealerships if Roger Penske’s ownership falls below 37.6% or if Mr. Penske is no longer our chief executive officer.

      Actions by our stockholders or prospective stockholders that would violate any of the above restrictions are generally outside our control. If we are unable to renegotiate these restrictions, we may be forced to terminate or sell one or more franchises, which could have a material adverse effect on us. This may also inhibit our ability to acquire dealership groups. These restrictions also may prevent or deter prospective acquirers from acquiring control of us and, therefore, may adversely impact the value of our common stock. These restrictions also may impede our ability to raise required capital or to issue our stock as consideration for future acquisitions.

Our business and the automotive retail industry in general are susceptible to adverse economic conditions, including changes in consumer confidence, fuel prices and credit availability, which could have a material adverse effect on our business, revenues and profitability and make it difficult to attain our growth strategy.

      We believe that the automotive retail industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates, fuel prices, unemployment rates and credit availability. Historically, unit sales of motor vehicles, particularly new vehicles, have been cyclical, fluctuating with general economic cycles. During economic downturns, retail new vehicle sales tend to experience periods of decline characterized by oversupply and weak demand. The current economic outlook in the aftermath of the September 11, 2001 attacks is uncertain. The automotive retail industry may experience sustained periods of decline in vehicle sales in the future. In addition, changes in interest rates could significantly impact our vehicle sales because a significant portion of vehicle buyers finance their purchases. Any decline or change of this type could have a material adverse effect on our business, revenues and profitability.

      In addition, local economic, competitive and other conditions affect the performance of our dealerships. Our revenues and profitability depend substantially on general economic conditions and spending habits in those regions of the United States where we maintain most of our operations.

Substantial competition in automotive sales and services may adversely affect our profitability due to our need to lower prices to sustain sales and profitability.

      The automotive retail industry is highly competitive. Depending on the geographic market, we compete with:

•	franchised automotive dealerships in our markets that sell the same or similar makes of new and used vehicles that we offer and occasionally at lower prices than us;

•	other national or regional affiliated groups of franchised dealerships;

•	private market buyers and sellers of used vehicles;

•	Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

•	service center chain stores; and

•	independent service and repair shops.

      We also compete with regional and national vehicle rental companies that sell their used rental vehicles. In addition, automobile manufacturers may directly enter the retail market in the future, which could have a material adverse effect on us. As we seek to acquire dealerships in new markets, we may face significant competition as we strive to gain market share. Some of our competitors have greater financial, marketing and personnel resources and lower overhead and sales costs than us. We do not have any cost advantage in purchasing new vehicles from the automobile manufacturers and typically rely on advertising, merchandising, sales expertise, service reputation and dealership location in order to sell new vehicles. Our franchise agreements do not grant us the exclusive right to sell a manufacturer’s product within a given geographic area. Our revenues and profitability may be materially and adversely affected if competing dealerships expand their market share or are awarded additional franchises by manufacturers that supply our dealerships.

      In addition to competition for vehicle sales, our dealerships compete with franchised dealerships to perform warranty repairs and with other automotive dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. Our dealerships compete with other automotive dealers, service stores and auto parts retailers in their parts operations. We believe that the principal competitive factors in service and parts sales are price, the use of factory-approved replacement parts, the familiarity with a manufacturer’s brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than our dealerships’ prices. We also compete with a broad range of financial institutions in arranging financing for our customers’ vehicle purchases.

      Some automobile manufacturers have begun to acquire automotive dealerships or may do so in the future. Our revenues and profitability could be materially adversely affected by the efforts of manufacturers to enter the retail arena.

      In addition, the Internet is becoming a significant part of the sales process in our industry. We believe that customers are using the Internet as part of the sales process to compare pricing for cars and related finance and insurance services, which may reduce gross profit margins for new and used cars and profits for related finance and insurance services. Some websites offer vehicles for sale over the Internet without the benefit of having a dealership franchise, although they must currently source their vehicles from a franchised dealer. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, or if dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially adversely affected. We would also be materially adversely affected to the extent that Internet companies acquire dealerships or ally themselves with our competitors’ dealerships.

Because automotive retailing is a mature industry with limited growth potential in new vehicle sales, our growth and earnings will depend significantly on acquisitions and consolidations and expansion of our higher margin businesses.

      The U.S. automotive retail industry is considered a mature industry in which minimal growth in unit sales of new vehicles is expected. Accordingly, growth in our revenues and earnings will depend significantly on our ability to acquire and consolidate profitable dealerships, grow our higher-margin businesses and expand our automobile financing and other aftermarket business.

If we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected because we rely on the industry knowledge and relationships of our key personnel.

      We believe that our success depends to a significant extent upon the efforts and abilities of our executive management and key employees, including, in particular, Roger S. Penske. Additionally, our business is dependent upon our ability to continue to attract and retain qualified personnel, such as managers, as well as retaining executive management in connection with acquisitions. We generally have not entered into employment agreements with our key personnel. The loss of the services of one or more members of our senior management team, including, in particular, Roger S. Penske, could have a material adverse effect on us and materially impair the efficiency and productivity of our operations. We do not have key man insurance for any of our executive officers or key personnel. In addition, the loss of any of our key employees or the failure to attract qualified managers could have a material adverse effect on our business and may materially impact the ability of our dealerships to conduct their operations in accordance with our national standards.

Our quarterly operating results may fluctuate due to seasonality in the automotive retail business and other factors.

      The automobile industry experiences seasonal variations in revenues. Demand for automobiles is generally lower during the winter months than in other seasons, particularly in regions of the United States associated with harsh winters. A higher amount of vehicle sales generally occurs in the second and third fiscal quarters of each year due in part to consumer buying trends and the introduction of new vehicle models. Therefore, if conditions surface in the second or third quarters that depress or affect automotive sales, such as high fuel costs, depressed economic conditions or similar adverse conditions, our revenues for the year will be disproportionately adversely affected. Our dealerships located in the northeastern states are affected by seasonality more than our dealerships in other regions.

      In addition, the U.K. retail automotive industry typically experiences peak sales activity during March and September of each year. This seasonality results from the perception in the U.K. that the resale value of a vehicle may be determined by the date that the vehicle is registered. Because new vehicle registration periods begin on March 1 and September 1 each year, vehicles with comparable mileage that were registered in March may have an equivalent used vehicle value to vehicles registered in August of the same year.

Our business may be adversely affected by import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably.

      A significant portion of our new vehicle business involves the sale of vehicles, vehicle parts or vehicles composed of parts that are manufactured outside the United States. As a result, our operations are subject to customary risks associated with imported merchandise, including fluctuations in the relative value of currencies, import duties, exchange controls, differing tax structures, trade restrictions, transportation costs, work stoppages and general political and economic conditions in foreign countries.

      The United States or the countries from which our products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs on imported merchandise. Any of those impositions or adjustments could materially affect our operations and our ability to purchase imported vehicles and parts at reasonable prices, which could have a material adverse effect on our business.

Our automotive dealerships are subject to substantial regulation which may adversely affect our profitability and significantly increase our costs in the future.

      A number of foreign, federal, state and local regulations affect our business of marketing, selling, financing and servicing automobiles. We also are subject to laws and regulations relating to business corporations generally.

      Under the laws of states in which we currently operate or into which we may expand, we typically must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service, including dealer, sales, finance and insurance-related licenses issued by state authorities. These laws also regulate our conduct of business, including our advertising, operating, financing, employment and sales practices. Other laws and regulations include state franchise laws and regulations and other extensive laws and regulations applicable to new and used motor vehicle dealers, as well as federal and state wage-hour, anti-discrimination and other employment practices laws. Our operations are also subject to the National Traffic and Motor Vehicle Safety Act, the Magnusson-Moss Warranty Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and various state motor vehicle regulatory agencies.

      Our operations are also subject to consumer protection laws known as Lemon Laws. These laws typically require a manufacturer or dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer’s express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require various written disclosures to be provided on new vehicles, including mileage and pricing information.

      The imported automobiles purchased by us are subject to U.S. customs duties and, in the ordinary course of our business, we may, from time to time, be subject to claims for duties, penalties, liquidated damages, or other charges.

      Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales.

      Possible penalties for violation of any of these laws or regulations include revocation or suspension of our licenses and civil or criminal fines and penalties. In addition, many laws may give customers a private cause of action.

      Violation of these laws or costs of compliance with these laws or changes in these laws could result in adverse financial consequences to us.

If state dealer laws in the United States are repealed or weakened, our automotive dealerships will be more susceptible to termination, non-renewal or renegotiation of their franchise agreements.

      State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a franchise agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or to attempt to comply with the manufacturer’s criteria within the notice period to avoid the termination or non-renewal. Though unsuccessful to date, manufacturers’ lobbying efforts may lead to the repeal or revision of state dealer laws. If dealer laws are repealed in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for our dealers to renew their franchise agreements upon expiration. In addition, Europe does not have state dealer laws and, as a result, our European operations will be required to operate without these protections.

Our automotive dealerships are subject to foreign, federal, state and local environmental regulations that may result in claims and liabilities, which could be material.

      We are subject to a wide range of foreign, federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the operation and removal of underground and aboveground storage tanks, the use, handling, storage and disposal of hazardous substances and other materials and the investigation and remediation of contamination. As with automotive dealerships generally, and service, parts and body shop operations in particular, our business involves the use, storage, handling and contracting for recycling or disposal of hazardous materials or wastes and other environmentally sensitive materials. Operations involving the management of hazardous and non-hazardous materials are subject to requirements of the federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes. Our business also involves the operation of storage tanks containing such materials. Storage tanks are subject to periodic testing, containment, upgrading and removal under RCRA and comparable statutes. Furthermore, investigation or remediation may be necessary in the event of leaks or other discharges from current or former underground or aboveground storage tanks. We may also have liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Comprehensive Environmental Response, Compensation and Liability Act, and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination. Similar to many of our competitors, we have incurred and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations.

      However, soil and groundwater contamination is known to exist at some of our current or former properties. Further, environmental laws and regulations are complex and subject to change. In addition, in connection with our acquisitions, it is possible that we will assume or become subject to new or unforeseen environmental costs or liabilities, some of which may be material. In connection with our dispositions, or prior dispositions made by companies we acquire, we may retain exposure for environmental costs and liabilities, some of which may be material. Compliance with current or amended, or new or more stringent, laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions could require additional expenditures by us, and those expenditures could be material. See “Business — Environmental Matters.”

Our principal stockholders have substantial influence over us and may make decisions with which you disagree. Some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.

      As a result of the equity offering on March 18, 2002, Penske Corporation, Penske Capital Partners, L.L.C. and various of their affiliates beneficially owns over 55% of our outstanding common stock. In addition, these entities have entered into a stockholders agreement with several of our other stockholders in which they have agreed to elect five nominees of Penske Capital Partners to our board of directors. As a result, these persons have the ability to control us and direct our affairs and business.

      This concentration of ownership, as well as various provisions contained in our agreements with manufacturers, our certificate of incorporation and bylaws and the Delaware General Corporation Law, could have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. These provisions include the stock ownership limits imposed by various manufacturers, the classified structure of our board of directors, our ability to issue “blank check” preferred stock and the “interested stockholder” provisions of Section 203 of Delaware law.

      Some of our executive officers affiliated with our largest stockholder hold executive positions at companies other than our company. Roger S. Penske, our Chairman and Chief Executive Officer, is also Chairman and Chief Executive Officer of Penske Corporation, a diversified transportation services company, and Chairman of Penske Truck Leasing Corporation. Robert H. Kurnick, Jr., our Executive Vice President and General Counsel, is also Executive Vice President of Penske Corporation and General Counsel of Penske Capital Partners, LLC and Paul H. Walters, our Executive Vice President — Human Resources, is also

Executive Vice President — Administration of Penske Corporation. Much of the compensation of these officers is generally paid by Penske Corporation and not by us, and while these officers have historically devoted a substantial majority of their time to our matters, these officers are not required to spend any specific amount of time on our matters. In addition, James A. Hislop, one of our directors, is President and Chief Executive Officer of Penske Capital Partners, LLC and a director of Penske Corporation, and Richard J. Peters, one of our directors, is the President and a director of Penske Corporation. In addition, Penske Corporation is the owner of Penske Automotive Group, a privately-held automotive dealership company with operations in southern California. Due to their relationships with their related entities, Messrs. Penske, Kurnick, Walters, Hislop and Peters may have a conflict of interest in making any decision related to transactions between their related entities and us or with respect to allocations of corporate opportunities. To date, all affiliated transactions have been approved by an affirmative vote of a majority of the disinterested members of our board of directors.

Due to the nature of the automotive retailing business, we may be involved in legal proceedings or suffer losses that could have a material adverse effect on our business.

      We will generally continue to be involved in legal proceedings in the ordinary course of business. A significant judgment against us, the loss of a significant license or permit or the imposition of a significant fine could have a material adverse effect on our business, financial condition and future prospects. In addition, it is possible that we could suffer losses at individual dealerships due to fraud or theft.

Changes in the European Commission’s regulations regarding automobile manufacturers may have an adverse effect on Sytner and result in greater competition and decreased profitability.

      European automobile manufacturers and distributors have, for the past sixteen years, benefited from successive European Commission Block Exemptions. The current Block Exemption has been in place since 1995. It gives European vehicle companies and dealers immunity from a number of antitrust restrictions on distribution and servicing agreements and has allowed vehicle manufacturers to sell vehicles only through selected dealers, each with exclusive territories.

      The Block Exemption will expire on September 30, 2002 and a new draft Regulation, approved by the European Commission on February 5, 2002, has been proposed as a replacement regime governing the relationship between European automobile manufacturers and dealers.

      The European Commission adopted an evaluation report on the operation of the current Block Exemption which concluded that several of the underlying aims of the Block Exemption had not been achieved. It concluded that European consumers found it hard to exercise their rights under the single market and to take advantage of price differentials between member states, that competition between dealers is not strong enough and that dealers remain too dependent on vehicle manufacturers.

      The new draft Regulation does not prescribe a single rigid model for vehicle distribution, but rather leaves a set of choices open to vehicle manufacturers, distributors and dealers. Its key features are:

•	vehicle manufacturers may choose between exclusive distribution, where each dealer approved by the manufacturer is allowed a sales territory, and selective distribution, where dealers are selected according to a set of criteria;

•	there are no prescriptions about the type of criteria that might be used or the way distribution networks are organized, other than a defined blacklist of severely anti-competitive restrictions;

•	retailers will have a choice about whether they sell more than one brand of car;

•	dealers in a selective distribution system may engage in active sales throughout the European Union, or set up other sales outlets or delivery points in any member state; and

•	dealers may choose whether they wish to carry out repairs themselves, or subcontract them to another authorized member of the manufacturer’s network (independent repairers may become authorized repairers without being obliged to sell new vehicles).

      The draft Regulation will be further considered by the Advisory Committee on Restrictive Practices and Dominant Positions in March 2002 with a view to being formally adopted by the European Commission before the summer and to come into force on October 1, 2002. It is then expected to remain in place until May 31, 2010.

The Sytner acquisition exposes us to the risks involved in international operations, including currency fluctuation risks, which could have a material effect on our results of operations or financial position as reported in U.S. dollars.

      The acquisition of Sytner has been our largest expansion outside of the United States. We do not have significant experience operating dealerships outside of the United States and strategies that have succeeded in the U.S. may not achieve similar results in the United Kingdom. Moreover, our international expansion has exposed us generally to the risks involved in foreign operations, including:

•	changes in international tax laws and treaties, including increases of withholding and other taxes on remittances and other payments by subsidiaries;

•	currency and exchange risks;

•	tariffs, trade barriers, and restrictions on the transfer of funds between nations;

•	changes in U.K. governmental regulations;

•	the impact of local economic and political conditions;

•	the impact of European Commission regulation and the relationship between the U.K. and continental Europe; and

•	increased competition and the impact on vehicle pricing resulting from the expiration of the Block Exemption.

      In addition, Sytner’s results of operations and financial position are reported in British pounds sterling and will then be translated into U.S. dollars at the applicable foreign currency exchange rate for inclusion in our consolidated financial statements. As exchange rates between the U.K. and the U.S. fluctuate, the translation effect of such fluctuations may have a material effect on our results of operations or financial position as reported in U.S. dollars.

SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth selected historical consolidated financial and other data of the Company as of the dates and for the periods indicated. The historical consolidated financial data as of and for each of the years ending December 31, 1997, 1998, 1999, 2000 and 2001 has been derived from our audited consolidated financial statements. The historical consolidated financial data as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting of only normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. During the periods presented, we made a number of acquisitions, each of which has been accounted for using the purchase method of accounting. Accordingly, our financial statements include the results of operations of the acquired dealerships from the date of acquisition. As a result, our period to period results of operations vary depending on the dates of the acquisitions and this selected financial data is not necessarily indicative of our future results. You should read this selected consolidated financial data in conjunction with our audited consolidated financial statements and related footnotes included elsewhere in this prospectus.

						Three Months Ended
	Year Ended December 31,					March 31,

	1997(1)	1998(2)	1999	2000	2001	2001	2002

	(in millions, except per share data)					(unaudited)
Consolidated Statement of Operations Data(3):
Revenues
New vehicle sales	$1,238.5	$1,958.9	$2,417.9	$2,971.5	$3,866.7	$843.4	$1,012.1
Used vehicle sales	589.1	922.8	1,040.0	1,227.6	1,488.1	354.6	412.5
Finance and insurance	74.2	127.4	165.8	193.1	253.7	33.0	39.1
Service and parts	190.8	334.1	398.8	491.8	612.2	140.6	169.4

Total revenues	2,092.6	3,343.1	4,022.5	4,884.0	6,220.7	1,371.6	1,633.1
Gross profit	276.4	455.6	549.4	678.0	851.2	191.8	237.0
Selling, general and administrative expenses	255.1	375.0	445.1	539.7	693.3	157.9	193.8

Operating income	21.3	80.6	104.3	138.3	157.9	33.9	43.2
Floor plan interest expense	(19.3)	(28.7)	(28.7)	(44.4)	(42.4)	(12.6)	(8.6)
Other interest expense	(14.1)	(31.5)	(29.3)	(32.8)	(34.8)	(9.7)	(7.9)
Other income (expense), net	0.3	4.8	2.6	—	—	—	—

Income (loss) from continuing operations before minority interests, income tax (provision) benefit and extraordinary items	(11.8)	25.2	48.8	61.1	80.6	11.7	26.7
Minority interests	(0.1)	(0.3)	(0.7)	(0.5)	(0.8)	—	(0.4)
Income tax (provision) benefit	4.0	(11.6)	(21.4)	(26.6)	(35.1)	(5.1)	(10.6)

Income (loss) from continuing operations	(7.9)	13.4	26.7	34.0	44.7	6.6	15.7
Income (loss) from discontinued operations, net of income taxes	(2.2)	(12.9)	—	—	—	—	—

Income (loss) before extraordinary items	(10.1)	0.4	26.8	34.0	44.7	6.6	15.7
Extraordinary items, net of income taxes	—	(1.2)	0.7	(4.0)	—	—	—

Net income (loss)	$(10.1)	$(0.8)	$27.5	$30.0	$44.7	$6.6	$15.7

Basic income (loss) from continuing operations per common share	$(0.44)	$0.66	$1.10	$1.46	$1.57	$0.23	$0.52

Basic net income (loss) per common share	$(0.56)	$(0.04)	$1.14	$1.26	$1.57	$0.23	$0.52

										Three Months Ended
	Year Ended December 31,									March 31,

	1997(1)	1998(2)		1999		2000		2001		2001		2002

	(in millions, except per share data)									(unaudited)
Income (loss) from continuing operations per diluted common share	$(0.44)	$0.64		$1.01		$1.16		$1.31		$0.21		$0.40

Net income (loss) per diluted common share	$(0.56)	$(0.04)		$1.04		$1.02		$1.31		$0.21		$0.40

Shares used in computing basic share data	18.2	20.4		22.0		20.2		23.1		22.4		27.5

Shares used in computing diluted share data	18.6	20.9		26.5		29.4		34.2		31.8		39.2

Other Financial Data:
EBITDA(4)	$11.4	$73.1		$97.3		$118.0		$149.1		$29.0		$39.1
Net cash provided by (used in) operating activities	(3.2)	(43.7)		50.4		51.8		72.4		(28.9)		5.6
Net cash used in investing activities	(151.6)	(150.2)		(50.4)		(234.5)		(221.8)		(94.5)		(135.9)
Net cash provided by (used in) financing activities	182.3	50.6		(18.7)		170.3		147.3		116.4		127.5
Depreciation and amortization	9.1	16.5		19.1		24.2		33.6		$7.6		$4.6
Capital expenditures	11.9	12.1		22.2		37.4		83.4		$22.3		$36.4
Ratio (shortfall) of earnings to fixed charges(5)	(11.8)	1.6	x	2.3	x	2.0	x	2.0	x	1.5	x	2.3	x

	As of December 31,					As of
						March 31,
	1997	1998	1999	2000	2001	2002

	(in millions)
Balance Sheet Data:
Working capital	$117.2	$85.2	$97.0	$93.1	$135.2	$145.0
Inventories	324.3	410.3	508.3	737.9	641.4	832.5
Total assets	971.1	1,184.2	1,279.3	1,762.7	1,946.6	2,333.9
Floor plan notes payable	334.3	397.2	478.5	689.7	620.0	758.2
Total debt (excluding floor plan notes payable)	248.5	313.0	228.9	419.2	556.0	585.2
Total stockholders’ equity	300.6	341.7	430.9	461.7	515.7	659.2

(1)	Includes a $31.7 million pre-tax charge recorded during 1997 to realign various elements of our business.

(2)	Includes a $12.6 million pre-tax charge for estimated future repair costs under the terms of approximately 51,000 warranty and extended service contracts sold from January 1, 1997 to October 31, 1998.

(3)	During 1998, we discontinued the auto finance business of our wholly-owned subsidiary, UAF. As a result, UAF no longer engages in the purchase or sale of automotive loans. Consequently, UAF has been reported as a discontinued operation for all periods presented.

(4)	EBITDA is defined as income (loss) from continuing operations before minority interests, income tax (provision) benefit, other interest expense (excluding floor plan interest expense), depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with U.S. GAAP, it is included in this prospectus to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. This measure may not be comparable to similarly-titled measures reported by other companies.

(5)	For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before minority interests, income tax (provision) benefit, extraordinary items, discontinued operations and fixed charges. Fixed charges consist of interest expense (excluding interest expense relating to floor plan notes payable), capitalized interest an estimate of the interest included in rent expense, preferred stock dividends, and amortization of deferred financing costs.

MANUFACTURER DISCLAIMER

      No domestic or foreign manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No automobile manufacturer or distributor has made or been authorized to make any statements or representations in connection with this offering, no manufacturer or distributor has provided any information or materials that were used in connection with the offering, and no automobile manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or for this offering.

RATIOS OF EARNINGS TO FIXED CHARGES

      The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

						Three
						Months
						Ended
	Year Ended December 31,					March 31,

	1997	1998	1999	2000	2001	2001	2002

Ratio (shortfall) of earnings to fixed charges(1)	(11.8)	1.6x	2.3x	2.0x	2.0x	1.5x	2.3x

(1)	For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before minority interests, income tax (provision) benefit, extraordinary items, discontinued operations and fixed charges. Fixed charges consist of interest expense (excluding interest expense relating to floor plan notes payable), capitalized interest, an estimate of the interest included in rent expense, preferred stock dividends and amortization of deferred financing costs.

FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus include, and public statements by our directors, officers and other employees may include, “forward-looking statements”. Forward-looking statements generally can be identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “predict,” “potential,” “forecast,” “continue” or variations of such terms, or the use of these terms in the negative. Forward-looking statements include statements regarding our current plans, forecasts, estimates, beliefs or expectations, including, without limitation, statements with respect to

•	our future financial performance;

•	future acquisitions;

•	future capital expenditures;

•	our ability to obtain cost savings and synergies;

•	our ability to respond to economic cycles;

•	trends in the automotive retail industry and in the general economy;

•	trends in the European automotive market;

•	our ability to access the remaining availability under our credit agreement;

•	our liquidity;

•	trends affecting our future financial condition or results of operations; and

•	our business strategy.

      Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Actual results may differ materially from anticipated results due to a variety of factors. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Except to the extent required by the federal securities laws and SEC rules and regulations, we have no intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

      See “WHERE YOU CAN FIND MORE INFORMATION.”

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.

      We used the net proceeds of the offering of the Original Notes to repay our term loans and a portion of our revolving loans under our existing credit agreement.

THE EXCHANGE OFFER

Purpose and Effect

      We sold the original 9 5/8% Senior Subordinated Notes on March 18, 2002 in a transaction exempt from the registration requirements of the Securities Act. Therefore, those Original Notes are subject to significant restrictions on resale. In connection with this issuance, we entered into a registration rights agreement with the initial purchasers under which we agreed to file an exchange offer registration statement under the Securities Act and, upon effectiveness of the registration statement, offer to you the opportunity to exchange your original 9 5/8% Senior Subordinated Notes for a like principal amount of registered 9 5/8% Senior Subordinated Notes.

      Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of New Notes, as set forth below). However, any purchaser of Original Notes who is one of our “affiliates,” who intends to participate in the exchange offer for the purpose of distributing the New Notes or who is a broker-dealer who purchased Original Notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the staff of the SEC, (2) will not be able to tender its Original Notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

      If you wish to exchange your Original Notes for New Notes in the exchange offer, you will be required to make certain representations. These representations include that:

•	any New Notes to be received by you will be acquired in the ordinary course of your business;

•	you have no arrangements or understanding with any person to participate in the distribution of the Original Notes or New Notes;

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the New Notes;

•	if you are a broker-dealer, you will receive New Notes for your own account in exchange for Original Notes that you acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such New Notes; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Terms of the Exchange Offer

      We are offering to exchange $300 million in aggregate principal amount of our 9 5/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 9 5/8% Senior Subordinated Notes due 2012.

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes we accept in the exchange offer. You may tender some or all of your Original Notes under the exchange offer. The exchange offer is not conditioned upon any minimum amount of Original Notes being tendered.

      The form and terms of the New Notes will be the same as the form and terms of the Original Notes, except that:

•	the New Notes will be registered under the Securities Act and, thus, will not be subject to the restrictions on transfer or bear legends restricting their transfer;

•	all of the New Notes will be represented by global notes in book-entry form unless exchanged for notes in definitive certificated form under the limited circumstances described under “DESCRIPTION OF THE NEW NOTES — Global Notes and Book-Entry System”; and

•	the New Notes will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

      The New Notes will evidence the same debt as the Original Notes and will be issued under, and be entitled to the benefits of, the indenture, as supplemented, governing the Original Notes. The New Notes will accrue interest from the most recent date to which interest has been paid or, if no interest has been paid, from date of issuance of the Original Notes. Accordingly, registered holders of New Notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Original Notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the Original Notes on that record date.

      In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under the Delaware Corporation Law or the indenture, as supplemented. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC.

      We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If we do not accept any tendered notes because of an invalid tender or for any other reason, we will return certificates for any unaccepted Original Notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

      The exchange offer will expire at 12:00 a.m., New York City time, on              , 2002, unless we, in our sole discretion, extend the exchange offer. If we determine to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, to delay accepting any Original Notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “Conditions” have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination.

Procedures for Tendering Original Notes

      Any tender of Original Notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. A holder who wishes to tender Original Notes in the exchange offer must do either of the following:

•	properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “Exchange Agent” on or before the expiration date; or

•	if the Original Notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent on or before the expiration date an agent’s message.

      In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your Original Notes, along with the letter of transmittal, on or before the expiration date; or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the Original Notes into the exchange agent’s account at DTC under the procedure for book-entry transfers described below, along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

      The term “agent’s message” means a message, transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. The method of delivery of Original Notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or Original Notes to us.

      Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the Original Notes are tendered:

•	by a registered holder of the Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a member of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding Original Notes, the Original Notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the Original Notes and an eligible institution must guarantee the signature on the power of attorney.

      If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act. If you wish to tender Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

      If you wish to tender on your behalf, you must, before completing the procedures for tendering Original Notes, either register ownership of the Original Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Original Notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of Original Notes not properly tendered or Original Notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your Original Notes.

      By tendering, you will represent to us that, among other things:

•	the New Notes acquired in the exchange offer are being acquired in the ordinary course of business of the person receiving the New Notes;

•	neither you nor any other person receiving your New Notes has any arrangement or understanding with any person to participate in the distribution of the New Notes; and

•	neither you nor any other person receiving your New Notes is our “affiliate,” as defined under Rule 405 of the Securities Act.

      If you or the person receiving your New Notes is our “affiliate,” as defined under Rule 405 of the Securities Act, or is participating in the exchange offer for the purpose of distributing the New Notes, you or that other person (1) cannot rely on the applicable interpretations of the staff of the SEC and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in any resale transaction.

      If you are a broker-dealer and you will receive New Notes for your own account in exchange for Original Notes, where such Original Notes were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes.

Acceptance of Original Notes for Exchange; Delivery of New Notes

      Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all Original Notes properly tendered and issue the New Notes.

      For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice of that acceptance to the exchange agent. For each Original Note accepted for exchange, you will receive a New Note having a principal amount equal to that of the surrendered Original Note.

      In all cases, we will issue New Notes for Original Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives (1) certificates for your Original Notes or a timely confirmation of book-entry transfer of your Original Notes into the exchange agent’s account at DTC and (2) a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message. If we do not accept any tendered Original Notes for any reason set forth in the terms of the exchange offer or if you submit Original Notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged Original Notes without expense to you. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged Original Notes to your account maintained with DTC.

Book-Entry Transfer

      We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the Original Notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Original Notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message instead of a letter of transmittal, and all other required documents at its address listed below under “Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

      If you wish to tender your Original Notes and your Original Notes are not immediately available, or you cannot deliver your Original Notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

(1) the tender is made through an eligible institution;

(2) before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the principal amount of Original Notes tendered, (b) a statement that the tender is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the Original Notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent;

      and

(3) the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered Original Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

      You may withdraw your tender of Original Notes at any time before the expiration date of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the principal amount, or, in the case of Original Notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for Original Notes have been transmitted, specify the name in which those Original Notes are registered if different from that of the withdrawing holder.

      If you have delivered or otherwise identified to the exchange agent the certificates for Original Notes, then, before the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

      We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any

Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any Original Notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC, the Original Notes will be credited to an account maintained with DTC for the Original Notes. You may retender properly withdrawn Original Notes by following one of the procedures described under “Procedures for Tendering Original Notes” at any time on or before the expiration date.

Conditions

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange New Notes for, any Original Notes if, prior to the expiration of the exchange offer:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

(2) the exchange offer, or the making of any exchange by a holder of Original Notes, would violate any applicable law or applicable interpretation by the staff of the SEC.

      The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. We may waive these conditions in our discretion in whole or in part at any time and from time to time prior to the expiration of the exchange offer. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time prior to the expiration of the exchange offer. All conditions will be satisfied or waived prior to the expiration of the exchange offer.

Exchange Agent

      Bank One Trust Company, N.A., is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Hand, Mail,

Courier or Telegram:
Bank One Trust Company, N.A.

Renee A. Johnson, Account Executive

Bank One Global Corporate Trust Services
1 Bank One Plaza, Mail Code IL1-0823
Chicago, IL 60670-0823
Phone: (312) 336-9803
Fax: (312) 336-8841
Email: renee a johnson@bankone.com

With a copy to:

Henry Kleschen

Corporate Trust Senior Counsel
1 Bank One Plaza, Mail Code IL1-0801
Chicago, IL 60670-0801
Phone: (312) 732-1793
Fax: (312) 732-5144
Email: f henry kleschen@bankone.com

      Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

      We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your Original Notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

      You will not be obligated to pay any transfer taxes, unless you instruct us to register New Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

Consequences of Failure to Exchange Original Notes

      If you are eligible to participate in the exchange offer but do not tender your Original Notes, you will not have any further registration rights. Your Original Notes will continue to be subject to restrictions on transfer. Accordingly, you may resell the Original Notes that are not exchanged only:

•	to us;

•	so long as the Original Notes are eligible for resale under Rule 144A under the Securities Act, to a person whom you reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in accordance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act;

•	to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is acquiring the Original Notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

•	under any effective registration statement under the Securities Act;

      in each case in accordance with all other applicable securities laws. We do not intend to register the Original Notes under the Securities Act.

CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2002. You should read the following table along with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and the consolidated financial statements and related footnotes included elsewhere in this prospectus.

As of
March 31, 2002

Actual

(unaudited)
(in millions,
except share
and per
share data)
Short-term debt, excluding floorplan notes payable(1)	$—
Current portion of long-term debt	12.5

Total short-term debt	$12.5

Long-term debt (excluding current portion):
Credit agreement(2)	$242.5
11.0% senior subordinated notes due 2007(3)	3.7
9.625% senior subordinated notes due 2012	300.0
Other	26.5

Total long-term debt (excluding current portion)	572.7

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 10,000 shares authorized, 6,881 shares issued and outstanding	—
Series B Preferred Stock, $0.0001 par value; 10,000 shares authorized, 649 shares issued and outstanding	—
Common Stock, $0.0001 par value; 80,000,000 shares authorized, 33,644,821 shares issued and outstanding(4)	—
Non-voting Common Stock, $0.0001 par value; 7,125,000 shares authorized, no shares issued and outstanding	—
Class C Common Stock, $0.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding	—
Additional paid-in capital	572.3
Retained earnings	91.7
Accumulated other comprehensive loss	(4.8)

Total stockholders’ equity	659.2

Total capitalization	$1,231.9

(1)	As of March 31, 2002, an aggregate of $758.2 million was outstanding under our floor plan facilities.

(2)	As of August 1, 2002, $305.7 million was outstanding under our credit agreement.

(3)	The notes become redeemable at our option, with the payment of a premium, on July 15, 2002.

(4)	The number of shares of common stock and non-voting common stock outstanding excludes (a) 2,223,331 shares of common stock issuable upon the exercise of stock options outstanding as of August 1, 2002, at a weighted average exercise price of $12.99 per share (1,592,713 were exercisable as of August 1, 2002, and the balance become exercisable in the future based upon continued employment) and (b) 648 shares of Series B convertible preferred stock, which are convertible into 648,588 shares of non-voting common stock at any time.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

General

      We are the third largest publicly-held automotive retailer in the United States as measured by total revenues. As of March 31, 2002, we owned and operated 123 franchises in the United States and 66 franchises internationally, primarily in the United Kingdom. As an integral part of our dealership operations, we retail new and used automobiles and light trucks, operate service and parts departments, operate collision repair centers and sell various aftermarket products, including finance, warranty, extended service and other insurance contracts.

      New vehicle revenues include sales to retail customers and to leasing companies providing consumer automobile leasing. Used vehicle revenues include amounts received for used vehicles sold to retail customers, leasing companies providing consumer leasing and other dealers. We generate finance and insurance revenues from sales of warranty policies, extended service contracts, other insurance policies, and accessories, as well as from fees for placing finance and lease contracts. Service and parts revenues include fees paid for repair and maintenance service, the sale of replacement parts and body shop repairs.

      Our gross profit tends to vary with the mix of revenues we derive from the sale of new vehicles, used vehicles, finance and insurance products, and service and parts services. Our gross profit generally varies across product lines, with new vehicle sales usually resulting in lower gross profit margins and our other products resulting in higher gross profit margins. Factors such as seasonality, weather, cyclicality and manufacturers’ advertising and incentives may impact the mix of our revenues, and therefore influence our gross profit margin.

      Our selling expenses consist of advertising and compensation for sales department personnel, including commissions and related bonuses. General and administrative expenses include compensation for administration, finance, legal and general management personnel, depreciation, amortization, rent, insurance, utilities and other outside services. A significant portion of our selling expenses are variable (such as sales commissions), and a significant portion of our general and administrative expenses are subject to our control (such as advertising), allowing us to adjust them over time to reflect economic trends.

      Floor plan interest expense relates to floor plan financing. Other interest expense consists of interest charges on all of our interest-bearing debt, other than interest relating to floor plan financing.

      We have made a number of dealership acquisitions in each year since 1999. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, our financial statements include the results of operations of the acquired dealerships from the date of acquisition.

Critical Accounting Policies

      The preparation of financial statements in accordance with accounting standards generally accepted in the United States of America requires the application of accounting policies that often involve a significant amount of judgment. Such judgments influence the reported amounts of the assets, liabilities, revenues and expenses in the Company’s consolidated financial statements. Management, on an ongoing basis, reviews estimates and assumptions. If management determines, as a result of its consideration of facts and circumstances, that modifications in assumptions and estimates are appropriate, results of operations and financial position as reported in the consolidated financial statements may change significantly.

      Following is a summary of the accounting policies applied in the preparation of our consolidated financial statements that management believes are most dependent upon the use of estimates and assumptions.

Finance and Insurance Revenue Recognition

      The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance products to customers, including credit, life, and health insurance policies and extended service contracts. The Company receives fee income from the placement of these contracts at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay, or fail to pay, thereby terminating the contract. Customers may also terminate extended warranty contracts with the underlying warranty provider, which are fully paid at purchase, and become eligible for refunds of unused premiums. If the customer terminates a retail finance contract or cancels an extended warranty or other insurance product prior to scheduled maturity, a portion of these fees may be charged back to us based on the relevant terms of the contracts. The revenue we record relating to these fees is net of an estimate of the ultimate amount of chargebacks we will be required to pay. Such estimate of ultimate chargeback exposure is based on our historical chargeback expense, including the impact of refinance and default rates on retail finance contracts and cancellation rates on extended warranty contracts and other insurance products, arising from similar contracts.

Results of Operations

Three Months Ended March 31, 2002 Compared to Three Months Ended March 31, 2001

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $252.8 million, or 20.3%, from $1.2 billion to $1.5 billion. The overall increase in retail revenues is due primarily to: (1) a $73.7 million, or 6.4%, increase in retail revenues at dealerships owned prior to January 1, 2001, and (2) dealership acquisitions made subsequent to January 1, 2001, partially offset by a decrease in revenues resulting from the divestiture of certain dealerships. The overall increase in retail revenues at dealerships owned prior to January 1, 2001 reflects 7.3%, 2.3%, 12.4% and 7.7% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $134.8 million from fleet and wholesale transactions represent a 6.9% increase versus the prior year. The increase in fleet and wholesale revenues is due to acquisitions subsequent to January 1, 2001, offset by a $5.1 million, or 4.6% decrease at stores owned prior to January 1, 2001.

      Retail sales of new vehicles increased by $171.9 million, or 21.3%, from $805.9 million to $977.8 million. The increase is due primarily to: (1) a $54.6 million, or 7.3%, increase at dealerships owned prior to January 1, 2001 and (2) acquisitions made subsequent to January 1, 2001, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2001, is due primarily to a 4.7% increase in new retail unit sales which increased revenue by $34.8 million and a 2.5% increase in comparative average selling prices per vehicle which increased revenue by $19.8 million. The Company believes that this increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates which have been steadily increasing market share in the United States. Approximately 90% of the increase in new retail unit sales at dealerships owned prior to January 1, 2001 results from sales of these foreign nameplates. Aggregate retail unit sales of new vehicles increased by 16.0%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2001 and (2) acquisitions made subsequent to January 1, 2001, partially offset by the decrease due to divested dealerships. We retailed 36,007 new vehicles (66.5% of total retail vehicle sales) during the three months ended March 31, 2002, compared with 31,035 new vehicles (65.3% of total retail vehicle sales) during the three months ended March 31, 2001.

      Retail sales of used vehicles increased by $46.1 million, or 17.3%, from $266.0 million to $312.0 million. The increase is due primarily to: (1) a $5.6 million, or 2.3%, increase at dealerships owned prior to January 1, 2001 and (2) acquisitions made subsequent to January 1, 2001, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2001, is due primarily to a 2.7% increase in used retail unit sales which increased revenue by $6.6 million, offset by a decrease in comparative average selling prices per vehicle which reduced revenue by

$1.0 million. Aggregate retail unit sales of used vehicles increased by 10.2%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2001, and (2) acquisitions made subsequent to January 1, 2001, partially offset by the decrease due to divested dealerships. We retailed 18,169 used vehicles (33.5% of total retail vehicle sales) during the three months ended March 31, 2002, compared with 16,486 used vehicles (34.7% of total retail vehicle sales) during the three months ended March 31, 2001.

      Finance and insurance revenues increased by $6.1 million, or 18.3%, from $33.0 million to $39.1 million. The increase is due primarily to: (1) a $3.4 million, or 12.4%, increase at dealerships owned prior to January 1, 2001 and (2) acquisitions made subsequent to January 1, 2001, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2001 is primarily due to a revenue increase of $50 per retail vehicle sold, which increased revenue by $2.3 million, and a 4% increase in retail vehicles sold, which increased revenue by $1.1 million.

      Service and parts revenues increased by $28.8 million, or 20.5%, from $140.6 million to $169.4 million. The increase is due primarily to: (1) a $10.1 million, or 7.7%, increase at dealerships owned prior to January 1, 2001 and (2) acquisitions made subsequent to January 1, 2001, partially offset by a decrease resulting from the divestiture of certain dealerships. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturers’ warranty programs for both new and certified used vehicles and increases in retail unit sales at our dealerships.

      Fleet revenues decreased $3.2 million, or 8.5%, versus the comparable prior year period. The decrease in fleet revenues is due primarily to: (1) a $3.7 million, or 11.9%, decrease in fleet sales revenues at dealerships owned prior to January 1, 2001 and (2) a decrease resulting from the divestiture of certain dealerships, partially offset by an increase due to acquisitions made subsequent to January 1, 2001.

      Wholesale revenues increased $11.9 million, or 13.4%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to acquisitions made subsequent to January 1, 2001, partially offset by (1) a $1.5 million, or 1.8%, decrease at dealerships owned prior to January 1, 2001 and (2) a decrease resulting from the divestiture of certain dealerships.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $44.5 million, or 23.3%, from $191.5 million to $236.0 million. The increase in gross profit is due to: (1) a $16.9 million, or 9.8%, increase in retail gross profit at stores owned prior to January 1, 2001, and (2) acquisitions made subsequent to January 1, 2001, partially offset by a decrease resulting from the divestiture of certain dealerships. Gross profit as a percentage of revenues on retail transactions increased from 14.0% to 14.5%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.6%, 11.1%, 100.0%, and 46.0%, respectively, compared with 8.4%, 10.5%, 100.0% and 44.8% in the comparable prior year period. The increase in gross profit as a percentage of revenues on retail transactions is primarily attributable to: (1) increased gross profit margins on new vehicle revenues, (2) increased gross profit margins on used vehicle revenues and (3) increased gross profit margins on service and parts revenues, partially offset by an increase in the relative proportion of lower margin new vehicle sales revenues to total retail vehicle revenues. Aggregate gross profit on fleet and wholesale transactions increased by $0.7 million to $1.0 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $35.9 million, or 22.8%, from $157.9 million to $193.8 million. Such expenses increased as a percentage of total revenue from 11.5% to 11.9%, and decreased as a percentage of gross profit from 82.3% to 81.8%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $16.1 million, or 11.8%, increase at dealerships owned prior to January 1, 2001, and (2) acquisitions made subsequent to January 1, 2001, partially offset by (1) a $4.6 million decrease in goodwill amortization due to the adoption of SFAS No. 142, and (2) a decrease resulting from the divestiture of certain dealerships. The increase in selling, general and administrative expenses at stores owned prior to January 1, 2001 is due in large part to increased selling expenses, including increases in variable compensation as a result of the 9.8% increase in retail gross profit over the prior year, depreciation, healthcare costs, and other insurance costs versus the prior year.

      Floor Plan Interest Expense. Floor plan interest expense decreased by $4.0 million, or 31.5%, from $12.6 million to $8.6 million. The decrease in floor plan interest expense is due to (1) a $6.7 million, or

62.6%, decrease at stores owned prior to January 1, 2001 and (2) a decrease relating to the divestiture of certain dealerships, partially offset by acquisitions made subsequent to January 1, 2001. The decrease at stores owned prior to January 1, 2001 is due primarily to a decrease in inventory at dealerships owned prior to January 1, 2001, coupled with a decrease in our weighted average borrowing rate on floor plan indebtedness during 2002.

      Other Interest Expense. Other interest expense decreased by $1.8 million, or 18.6%, from $9.7 million to $7.9 million. The decrease is due primarily to increased acquisition related indebtedness, offset in part by (1) a decrease in our weighted average borrowing rate during 2002 and (2) the pay-down of indebtedness with proceeds from equity offerings subsequent to December 31, 2001.

      Income Taxes. Income taxes increased by $5.5 million from $5.1 million to $10.6 million. The increase is due to an increase in pre-tax income compared with 2001, partially offset by a decrease in our estimated effective annual tax rate.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $1.3 billion, or 28.5%, from $4.4 billion to $5.7 billion. The overall increase in retail revenues is due primarily to: (1) a $328.9 million, or 9.1%, increase in retail revenues at dealerships owned prior to January 1, 2000, and (2) dealership acquisitions made subsequent to January 1, 2000, partially offset by a decrease in revenues resulting from the divestiture of certain dealerships. The overall increase in retail revenues at dealerships owned prior to January 1, 2000 reflects 10.3%, 6.2%, 19.4% and 4.2% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $520.1 million from fleet and wholesale transactions represent a 16.6% increase versus the prior year. The increase in fleet and wholesale revenues is due to acquisitions subsequent to January 1, 2000.

      Retail sales of new vehicles, which exclude fleet transactions, increased by $865.9 million, or 30.5%, from $2.8 billion to $3.7 billion. The increase is due primarily to: (1) a $237.9 million, or 10.3%, increase at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000, is due primarily to a 7.6% increase in new retail unit sales which increased revenue by $176.8 million and a 2.5% increase in comparative average selling prices per vehicle which increased revenue by $61.1 million. The Company believes that the increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates, which have been steadily increasing market share in the United States. Approximately 114% of the increase in new retail vehicle sales at dealerships owned prior to January 1, 2000 results from sales of these foreign nameplates. Aggregate retail unit sales of new vehicles increased by 25.2%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by the decrease due to divested dealerships. We retailed 141,056 new vehicles (67.1% of total retail vehicle sales) during the year ended December 31, 2001, compared with 112,676 new vehicles (65.9% of total retail vehicle sales) during the year ended December 31, 2000. Fleet revenues increased $29.4 million, or 22.5%, versus the comparable prior year period. The increase in fleet revenues is due primarily to: (1) a $10.9 million, or 8.7%, increase in fleet sales revenues at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships.

      Retail sales of used vehicles, which exclude wholesale transactions, increased by $216.0 million, or 23.7%, from $912.0 million to $1.1 billion. The increase is due primarily to: (1) a $47.4 million, or 6.2%, increase at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000, is due primarily to a 5.2% increase in used retail unit sales which increased revenue by $40.2 million and a 0.9% increase in comparative average selling prices per vehicle which increased revenue by $7.2 million. Aggregate retail unit sales of used vehicles increased by 19.0%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2000, and (2) acquisitions made subsequent to January 1, 2000, partially offset by the decrease due to divested dealerships. We retailed 69,302 used vehicles (32.9% of total retail vehicle sales) during the year ended December 31, 2001, compared with

58,252 used vehicles (34.1% of total retail vehicle sales) during the year ended December 31, 2000. Wholesale revenues increased $44.5 million, or 14.1%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to: acquisitions made subsequent to January 1, 2000; partially offset by (1) a $13.1 million, or 5.1%, decrease at dealerships owned prior to January 1, 2000 and (2) a decrease resulting from the divestiture of certain dealerships.

      Finance and insurance revenues increased by $60.6 million, or 31.4%, from $193.1 million to $253.7 million. The increase is due primarily to: (1) a $26.8 million, or 19.4%, increase at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000 is primarily due to a revenue increase of $114 per retail vehicle sold, which increased revenue by $17.4 million, and a 6.8% increase in retail vehicles sold which increased revenue by $9.4 million.

      Service and parts revenues increased by $120.4 million, or 24.5%, from $491.8 million to $612.2 million. The increase is due primarily to: (1) a $16.8 million, or 4.2%, increase at dealerships owned prior to January 1, 2000 and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturer warranty programs for both new and certified used vehicles and increases in retail vehicle sales at our dealerships.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $176.0 million, or 26.0%, from $675.5 million to $851.5 million. The increase in gross profit is due to: (1) a $45.9 million, or 8.5%, increase in retail gross profit at stores owned prior to January 1, 2000, and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. Gross profit as a percentage of revenues on retail transactions decreased from 15.2% to 14.9%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.6%, 58.5%, and 44.9%, respectively, compared with 8.8%, 10.7%, 58.7% and 43.8% in the comparable prior year period. The decrease in gross profit as a percentage of revenues on retail transactions is primarily attributable to: (1) an increase in the relative proportion of lower margin new vehicle sales revenues to total retail vehicle revenues, (2) a decrease in the percentage of higher margin finance and insurance and service and parts revenues to total retail revenues, (3) decreased gross profit margins on new retail vehicle revenues, and (4) decreased gross profit margins on used retail vehicle revenues, partially offset by increased gross profit margins on service and parts revenues. Aggregate gross profit on fleet and wholesale transactions decreased by $2.8 million to a loss of $0.3 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $153.6 million, or 28.5%, from $539.7 million to $693.3 million. Such expenses as a percentage of total revenue were 11.1%, which is consistent with the prior year, and increased as a percentage of gross profit from 79.6% to 81.5%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $45.6 million, or 11.0%, increase at dealerships owned prior to January 1, 2000, and (2) acquisitions made subsequent to January 1, 2000, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase in selling, general and administrative expenses at stores owned prior to January 1, 2000 is due in large part to increased selling expenses, including increased variable compensation, as a result of the 8.5% increase in retail gross profit over the prior year.

      Floor Plan Interest Expense. Floor plan interest expense decreased by $2.0 million, or 4.4%, from $44.4 million to $42.4 million. The decrease in floor plan interest expense is due to (1) a $10.1 million, or 29.4%, decrease at stores owned prior to January 1, 2000 and (2) a decrease relating to the divestiture of certain dealerships, partially offset by acquisitions made subsequent to January 1, 2000. The decrease at stores owned prior to January 1, 2000 is due primarily to a decrease in inventory at dealerships owned prior to January 1, 2000, coupled with a decrease in our weighted average borrowing rate on floor plan indebtedness during 2001.

      Other Interest Expense. Other interest expense increased by $2.0 million, or 6.1%, from $32.8 million to $34.8 million. The increase is due primarily to increased acquisition related indebtedness, offset in part by

(1) a decrease in our weighted average borrowing rate during 2001, (2) the effect of refinancing our 11.0% senior subordinated notes due 2007 and certain other indebtedness with lower interest borrowings under our amended and restated credit agreement, dated as of December 22, 2000 and (3) the paydown of indebtedness with proceeds from equity offerings subsequent to December 31, 2000.

      Income Taxes. Income taxes increased by $8.5 million from $26.6 million to $35.1 million. The increase is due to an increase in pre-tax income compared with 2000.

      Extraordinary Item. The 2000 extraordinary loss of $4.0 million, net of $3.1 million of tax, represents a loss resulting from the redemption premium paid for the subordinated notes and the write-off of unamortized deferred financing costs relating thereto.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $855.7 million, or 23.9%, from $3.6 billion to $4.4 billion. The overall increase in retail revenues is due primarily to: (1) a $196.1 million, or 6.2%, increase in retail revenues at dealerships owned prior to January 1, 1999 and (2) dealership acquisitions made subsequent to January 1, 1999, partially offset by a decrease in revenues resulting from the divestiture of some dealerships. The overall increase in retail revenues at dealerships owned prior to January 1, 1999, reflects 6.3%, 5.1%, 7.3% and 7.9% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $446.2 million from fleet and wholesale transactions were consistent with the prior year.

      Retail sales of new vehicles, which exclude fleet sale transactions, increased by $593.0 million, or 26.4%, from $2.2 billion to $2.8 billion. The increase is due primarily to: (1) a $125.0 million, or 6.3%, increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of some dealerships. The increase at dealerships owned prior to January 1, 1999, is due primarily to a 4.0% increase in new retail unit sales which increased revenue by $80.3 million and a 2.2% increase in comparative average selling prices per vehicle which increased revenue by $44.7 million. Aggregate retail unit sales of new vehicles increased by 20.8%, due principally to: (1) the net increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by the decrease due to divested dealerships. We retailed 112,676 new vehicles (65.9% of total retail vehicle sales) during the year ended December 31, 2000, compared with 93,259 new vehicles (64.2% of total retail vehicle sales) during the year ended December 31, 1999. Fleet sales decreased $39.5 million, or 23.2%, compared to the comparable prior year period due primarily to a 31.9% decrease in fleet unit sales.

      Retail sales of used vehicles, which exclude wholesale transactions, increased by $142.3 million, or 18.5%, from $769.6 million to $912.0 million. The increase is due primarily to: (1) a $35.2 million, or 5.1%, increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 1999, is due primarily to a 1.5% increase in used retail unit sales which increased revenue by $10.1 million and a 3.6% increase in comparative average selling prices per vehicle which increased revenue by $25.1 million. The Company believes that the increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates, which have been steadily increasing market share in the United States. Approximately 196% of the increase in new retail vehicle sales at dealerships owned prior to January 1, 1999 results from the sales of foreign nameplates. Aggregate retail unit sales of used vehicles increased by 12.0%, due principally to: (1) the net increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by the decrease due to divested dealerships. We retailed 58,252 used vehicles (34.1% of total retail vehicle sales) during the year ended December 31, 2000, compared with 52,027 used vehicles (35.8% of total retail vehicle sales) during the year ended December 31, 1999. Wholesale revenues increased $45.2 million, or 16.7%, compared to the comparable prior year period. The increase in wholesale revenues is due primarily to: acquisitions made subsequent to January 1, 1999, offset in part by (1) an $8.2 million, or 3.5%, decrease at dealerships owned prior to January 1, 1999, and (2) a decrease resulting from the divestiture of some dealerships.

      Finance and insurance revenues increased by $27.4 million, or 16.5%, from $165.8 million to $193.1 million. The increase is due primarily to: (1) an $8.8 million, or 7.3%, increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 1999 is primarily due to a revenue increase of $39 per retail vehicle sold, which increased revenue by $5.2 million, and a 3.0% increase in retail vehicles sold which increased revenue by $3.6 million.

      Service and parts revenues increased by $93.0 million, or 23.3%, from $398.8 million to $491.8 million. The increase is due primarily to: (1) a $27.1 million, or 7.9%, increase at dealerships owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of some dealerships. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturer warranty programs for both new and used vehicles and increases in vehicle sales at our dealerships.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $125.9 million, or 22.9%, from $549.6 million to $675.5 million. The increase in gross profit is due to: (1) a $30.6 million, or 6.5%, increase in retail gross profit at stores owned prior to January 1, 1999, and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of some dealerships. Gross profit as a percentage of revenues on retail transactions decreased from 15.3% to 15.2%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.8%, 10.7%, 58.7%, and 43.8%, respectively, compared with 8.6%, 11.1%, 58.8% and 43.4% in the comparable prior year period. The decrease in gross profit as a percentage of revenues on retail transactions is primarily attributable to: (1) an increase in the relative proportion of lower margin new vehicle sales revenues to total retail revenues during 2000 and (2) decreases in gross profit margins on used retail vehicle revenues; partially offset by increases in gross profit margins on new retail vehicle and service and parts revenues and an increase in service and parts revenues as a percentage of total revenues. Aggregate gross profit on fleet and wholesale transactions increased $2.6 million to $2.4 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $94.6 million, or 21.2%, from $445.1 million to $539.7 million. These expenses as a percentage of total revenues were 11.1%, which is consistent with the prior year, and decreased as a percentage of gross profit from 81.0% to 79.6%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $26.6 million, or 7.3%, increase at stores owned prior to January 1, 1999 and (2) acquisitions made subsequent to January 1, 1999, partially offset by a decrease resulting from the divestiture of some dealerships. The increase in selling, general and administrative expense at stores owned prior to January 1, 1999 is due in large part to increased selling expenses, including increased variable compensation, as a result of the 6.5% increase in retail gross profit over the prior year.

      Floor Plan Interest Expense. Floor plan interest expense increased by $15.7 million, or 54.9%, from $28.7 million to $44.4 million. The increase in floor plan interest expense is due to: (1) a $6.0 million, or 24.3%, increase at stores owned prior to January 1, 1999 and (2) acquisitions made subsequent to January 1, 1999, offset in part by decreases relating to (1) the effect of our interest rate swaps hedging floor plan interest rates and (2) the divestiture of certain dealerships. The increase at stores owned prior to January 1, 1999 is due to an increase in inventory levels compared to 1999 and an increase in our weighted average borrowing rate during 2000.

      Other Interest Expense. Other interest expense increased by $3.4 million, or 11.7%, from $29.3 million to $32.8 million. The increase is due primarily to increased acquisition related indebtedness, offset in part by (1) the effect of refinancing the subordinated notes and certain other indebtedness with lower interest borrowings under our credit agreement and (2) the paydown of indebtedness with proceeds from equity offerings during 1999.

      Income Taxes. Income taxes increased by $5.1 million from $21.4 million to $26.6 million. The increase is due to an increase in pre-tax income compared with 1999, offset in part by a decrease in our estimated annual effective income tax rate. The decrease in the comparative effective rate is due primarily to a decrease in our estimated effective state tax rate resulting from certain tax planning initiatives and a change in the geographic mix of our earnings.

      Extraordinary Item. The $4.0 million extraordinary item in 2000 represents a loss resulting from the redemption premium paid for the subordinated notes and the write-off of unamortized deferred financing costs relating to the subordinated notes. The $0.7 million extraordinary item in 1999 represents the after tax gain arising from the retirement of $49.0 million of subordinated notes, offset in part by the write-off of a portion of the deferred financing costs relating to the subordinated notes.

Quarterly Financial Data

      The following table shows selected income statement data for the last nine quarters:

Three Months Ended
March 31

2002
Total revenues	$1,633.1
Gross profit	237.0
Net income	15.7
Net income per diluted common share	$0.40

	Three Months Ended

	March 31	June 30	September 30	December 31

	(in millions, except per share data)
2001
Total revenues	$1,395.0	$1,615.2	$1,595.8	$1,614.7
Gross profit	191.8	219.0	221.1	219.3
Net income	6.6	13.4	13.5	11.3
Net income per diluted common share	$0.21	$0.40	$0.38	$0.32

	Three Months Ended

	March 31	June 30(1)	September 30	December 31

	(in millions, except per share data)
2000(2)
Total revenues	$1,110.8	$1,204.1	$1,331.2	$1,237.9
Gross profit	152.1	166.8	182.6	176.5
Net income	5.6	7.1	11.2	6.1
Net income per diluted common share	$0.19	$0.24	$0.40	$0.21

(1)	We recorded a $4.0 million extraordinary loss in the second quarter of 2000 resulting from the redemption premium paid for the subordinated notes and the write-off of unamortized financing costs relating to the subordinated notes.

(2)	The per share amounts are calculated independently for each of the quarters presented. As a result, the sum of the quarters is not equal to the full year per share amounts.

Liquidity and Capital Resources

      Our cash requirements are primarily for working capital, the acquisition of new dealerships, the improvement and expansion of existing facilities and the construction of new facilities. Historically, these cash requirements have been met through borrowings under our credit agreement, the issuance of debt securities, including floor plan notes payable, sale-leaseback transactions, the issuance of equity securities and cash flow from operations. At March 31, 2002, we had working capital of $145.0 million.

      We finance the majority of our new and a portion of our used vehicle inventory under revolving floor plan financing arrangements into which our subsidiaries have entered with various lenders. We make monthly interest payments on the amount financed, but are generally not required to make loan principal repayments prior to the sale of the new and used vehicles we have financed. The floor plan agreements grant a security interest in substantially all of the assets of our domestic automotive dealership subsidiaries. Interest rates on the floor plan arrangements are variable and increase or decrease based on movements in the prime rate or LIBOR. As of March 31, 2002, our outstanding borrowings under floor plan arrangements amounted to $758.2 million.

      Our credit agreement with DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation provides for revolving loans to be used for acquisitions, working capital, the repurchase of common stock and general corporate purposes. Our borrowing capacity under the revolving portion of the credit agreement is $700.0 million and, in addition, we have use of a standby letter of credit facility in the amount of $50.0 million. Our credit agreement also provided for a term loan of $161.0 million, all of which was used during 1999 and 2000 to repurchase our senior subordinated notes. Loans under the credit agreement bear interest between LIBOR plus 2.00% and LIBOR plus 3.00%. The credit agreement is fully and unconditionally guaranteed on a joint and several basis by our domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by us in the future) and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, we are required to comply with specified ratios and tests, including debt to equity, debt to EBITDA (as defined) and minimum working capital covenants. Under the terms of our credit agreement, we are required to comply with minimum manufacturer working capital standards at each of our dealerships. We are also required to maintain a total debt (including floor plan borrowings) to stockholders’ equity ratio of less than 2.75:1, a non floor plan debt to stockholders’ equity ratio of less than 1.30:1, and a senior debt (non floor plan debt less subordinated debt) to EBITDA ratio of less than 3.75:1. EBITDA is based upon the preceding twelve months and, as defined, is pro forma to include twelve months EBITDA for acquired entities. Our credit agreement also contains typical events of default including change of control and non-payment of obligations. Substantially all of our assets are subject to security interests granted to lenders under the credit agreement. The availability under the revolving portion of the credit agreement is subject to a collateral-based borrowing limitation which is determined based on certain of our allowable tangible assets (which does not include foreign assets). Revolving loans mature on August 3, 2005. As of March 31, 2002, our outstanding borrowings under the credit agreement amounted to $242.5 million. The $161.0 million of term loans were repaid in March. As of May 10, 2002, our outstanding borrowings under the credit agreement amounted to $261.5 million.

      In October 2001, we entered into swap agreements of approximately four years duration pursuant to which a notional $400.0 million of our floating rate debt was exchanged for fixed rate debt. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 4.23%. During 2000, we entered into a swap agreement of five years duration pursuant to which a notional $200.0 million of our floating rate debt was exchanged for fixed rate debt for five years. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 7.1%. In order to rebalance the ratio of our fixed to floating rate indebtedness after the equity and debt financings in March 2002 discussed below, we terminated the $400.0 million swap agreements originally entered into in October 2001.

      In 1997, we issued $200.0 million of 11.0% senior subordinated notes due 2007. In 1999, we redeemed $49.0 million of the notes. In 2000 we completed a tender offer in which we repurchased $147.3 million of the notes at a redemption price of 101% of the principal amount of the subordinated notes. The indentures governing the subordinated notes require us to comply with specified debt service coverage ratio levels in order to incur incremental indebtedness. Such indentures also limit our ability to pay dividends based on a formula that takes into account, among other things, our consolidated net income, and contain other covenants which restrict our ability to purchase capital stock, incur liens, sell assets and enter into other transactions.

The subordinated notes are fully and unconditionally guaranteed on a joint and several basis by certain of our domestic automotive dealership subsidiaries. The $3.7 million of these notes outstanding as of March 31, 2002 become redeemable at our option, with payment of a premium, in July 2002.

      In March 2002, we issued $300.0 million of 9.625% senior subordinated notes due 2012 pursuant to Rule 144A and Regulation S under the Securities Act, as amended. Proceeds from the offering of $292.2 million were used to repay borrowings under the Company’s credit agreement. The notes are unsecured senior subordinated notes and rank behind all of our existing and future senior debt, including debt under our credit agreement. The notes are guaranteed by substantially all of our domestic subsidiaries on a senior subordinated basis. We can redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes will be able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. We are obligated to use our best efforts to commence a registered exchange offer for the notes or to register resales of the notes under the Securities Act, but we cannot assure you that such a registration will be completed or that any trading market will develop after completion of such a registration.

      In March 2002, we completed an offering of 6,000,000 shares of our common stock for $22.00 per share pursuant to an underwritten registered offering, of which 3,000,000 shares were sold by the Company and 3,000,000 were sold by selling stockholders. Proceeds to the Company from the offering of $61.5 million were used to repay borrowings under the Company’s credit agreement.

      On April 12, 1999, we entered into a securities purchase agreement with International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., Delaware limited liability companies controlled by Penske Capital Partners, L.L.C. (together, the “PCP Entities”), pursuant to which the PCP Entities agreed to purchase (1) an aggregate of 7,903.124 shares of our Series A convertible preferred stock, par value $0.0001 per share, (2) an aggregate of 396.876 shares of our Series B convertible preferred stock, par value $0.0001 per share, and (3) warrants to purchase (a) 3,898,665 shares of common stock and (b) 1,101,335 shares of our non-voting common stock, par value $0.0001 per share, for $83.0 million.

      The shares of Series A preferred stock and Series B preferred stock entitle the PCP Entities to dividends at a rate of 6.5% per year. The dividends were payable in kind for the first two years after issuance and are, to the extent still outstanding, currently payable in cash. The Series B preferred stock is convertible into an aggregate of 648,588 shares of non-voting common stock (after giving effect to payable in kind dividends). The Series A preferred stock was converted into 7,033,031 shares of our voting common stock on May 2, 2002. We are entitled, at our sole discretion, under certain circumstances to redeem the Series B preferred stock after August 8, 2002 for an amount per share equal to the liquidation preference. The liquidation preference is currently $10,000 per share plus accrued and unpaid dividends. It is currently the Company’s intention to redeem the Series B preferred stock in August 2002, unless earlier converted by the holders of the Series B preferred stock, with cash flow from operations supplemented by borrowings under our credit agreement.

      The warrants, as originally issued to the PCP Entities, were exercisable at a price of $12.50 per share until February 3, 2002, and $15.50 per share thereafter until May 2, 2004. Pursuant to the anti-dilution provisions of the warrants and as a result of the sale of equity to Mitsui & Co. in 2001, (a) the number of warrants to purchase common stock was increased from 3,898,665 shares to 3,915,580 shares, (b) the number of warrants to purchase non-voting common stock was increased from 1,101,335 shares to 1,106,113 shares, and (c) the warrant exercise price was lowered from $12.50 to $12.45. On February 1, 2002, the PCP Entities exercised the warrants in full and paid us the full exercise price of $62.5 million. The proceeds of the warrant exercise were used to repay borrowings under the Company’s credit agreement.

      In September 2001, we announced that our board of directors authorized the repurchase of up to three million shares of our outstanding common stock. Pursuant to that authorization, we repurchased 387,092 shares through open market purchases and negotiated transactions at an aggregate cost of $5.8 million during 2001. The share repurchase program remains open and the Company continually evaluates market conditions and internal financing considerations when contemplating purchasing shares. The Company has not repurchased any shares in 2002.

      In March 2002, we acquired Sytner Group plc, a publicly traded automotive retailer operating 60 franchises in the United Kingdom, pursuant to an all cash tender offer for all of Sytner’s outstanding share capital for approximately £95.3 million in cash. In addition, we assumed approximately £15.8 million of Sytner’s debt. As an alternative to receiving all or any part of the £95.3 million of the cash consideration receivable under the offer, Sytner shareholders could elect to receive £1 of loan notes in lieu of every £1 of consideration otherwise receivable under the offer. A total of £26.4 million of such loan notes were issued pursuant to this election. The loan notes bear interest at approximately 3.9% and mature in July 2003. The funds which will be used to repay these notes are being held in escrow by the Royal Bank of Scotland for the benefit of the noteholders.

      During 2002, net cash provided by operations amounted to $5.6 million. Net cash used in investing activities during 2002 totaled $135.9 million, including $36.4 million related to capital expenditures and $149.5 million for acquisitions which includes approximately $140.0 million relating to the Sytner acquisition, offset by $50.0 million in proceeds from sale-leaseback transactions. Net cash provided by financing activities during 2002 totaled $127.5 million, relating to: (1) borrowings of $178.0 million for capital expenditures and acquisitions which includes approximately $140.0 million relating to the Sytner acquisition, (2) borrowings of $300.0 million in connection with the issuance of the senior subordinated notes due 2012 in March and (3) $126.8 million relating to the issuance of voting common stock, offset by $477.4 million used to repay borrowings under the Company’s credit agreement.

      We have a number of capital projects planned or underway relating to the expansion and renovation of our retail automotive operations. Gross cash expenditures during 2002 relating to such projects are estimated to aggregate to $130.0 million, a portion of which has already been spent. Historically, we have financed such capital expenditures with borrowings under our credit agreement and cash flow from operations. In the past, we have also entered into sale-leaseback transactions with Automotive Group Realty, LLC (“AGR”), a wholly owned subsidiary of Penske Corporation. We sold certain properties to AGR in 2002 for consideration of $50.0 million and made lease payments to AGR totaling $2.1 million during the three months ended March 31, 2002, which payments relate to properties we lease from AGR. We believe we will continue to finance certain capital expenditures in this fashion during 2002. As a result, we anticipate that the net cash we will fund for capital expenditures will amount to approximately $70.0 million. Funding for such capital expenditures is expected to come from cash flow from operations, supplemented by borrowings under our credit agreement.

      The Company agreed to make a contingent payment in cash to the extent the 841,476 shares of common stock issued in connection with an acquisition completed in October 2000 are sold subsequent to the fifth anniversary of the transaction and have a market value at the time of sale of less than $12.00 per share. The Company will be forever released from this guarantee in the event the average daily closing price of the Company’s common stock for any 90 day period subsequent to the fifth anniversary of the transaction exceeds $12.00 per share. The Company has further granted the seller a put option pursuant to which the Company may be required to repurchase no more than 108,333 shares for $12.00 per share on each of the first five anniversary dates of the transaction.

      In connection with an acquisition of dealerships in October 1997, we agreed that if the acquired companies achieved aggregate specified base earnings levels in any of the five years beginning with the year ending December 31, 1999, we would pay to the sellers for each year in which the acquired companies exceeded base earnings an amount equal to $700 thousand plus defined percentages of the amounts earned in excess of such base earnings for any such year. The total amount of payments to be made pursuant to this agreement is limited to $7.0 million. To date we have paid $2.0 million relating to this agreement. The amount of additional payments, if any, will be determined based upon the financial performance of the acquired business in 2002 and 2003. We also have obligations with respect to past transactions totaling $32.0 million over the next four years.

      As of March 31, 2002, we had approximately $2.6 million of cash available to fund operations and future acquisitions. In addition, $394.3 million was available for borrowing under our credit agreement as of August 1, 2002, which availability is subject to a maximum actual borrowing limit of approximately $330.0 million due to the credit agreement’s borrowing base collateral limitation (in general, the borrowing base equals certain of our allowable tangible assets plus $300.0 million). Borrowings used to finance the cost of acquisitions and capital construction projects will typically increase tangible assets, allowing the Company to access borrowing capacity which is currently not available due to the base collateral limitation.

      We are a holding company whose assets consist primarily of the direct or indirect ownership of the capital stock of our operating subsidiaries. Consequently, our ability to pay dividends is dependent upon the earnings of our subsidiaries and their ability to distribute earnings and other advances and payments to us. The minimum working capital requirement under our franchise agreements could in some cases restrict the ability of our subsidiaries to make distributions, although to date we have not faced any such restrictions.

      Our principal source of growth has come from acquisitions of automotive dealerships. We believe that our existing capital resources, including the liquidity provided by our credit agreement and floor plan financing, will be sufficient to fund our current operations and commitments for the next twelve months. To the extent we pursue additional significant acquisitions, we may need to raise additional capital either through the public or private issuance of equity or debt securities or through additional bank borrowings. We may not have sufficient availability under our credit agreement to finance significant additional acquisitions. In certain circumstances, a public equity offering could require the prior approval of several automobile manufacturers. There is no assurance that we would be able to access the capital markets or increase our borrowing capabilities on terms acceptable to us, if at all.

Joint Ventures

      From time to time we enter into joint venture arrangements in the ordinary course of business, pursuant to which we acquire dealerships together with a minority investor.

      In January 1998, we entered into a joint venture agreement with a third party to manage and acquire dealerships in Illinois, Ohio, North Carolina and South Carolina. With respect to any joint venture established pursuant to this agreement, we are required to buy out the other party at the end of the five-year period following the date of the acquisition. Pursuant to this arrangement, in 1998 we entered into a joint venture with respect to the Citrus Chrysler dealership. We are required to buy out our partner in this dealership in May 2003. We expect this payment to be approximately $3.0 million.

      In November 1999 we formed a joint venture to own and operate certain dealerships in Brazil. Our joint venture partners in Brazil are Roger S. Penske, Jr. and Andre Ribeiro Holdings, Ltda. We contributed approximately $3.6 million for a 90.6% interest in United Auto do Brasil, Ltda. and Mr. Penske, Jr. and Mr. Ribeiro each contributed approximately $0.4 million for a 4.7% interest.

      In October 2000, we purchased the operating assets of certain dealerships in Fairfield, Connecticut for approximately $26.8 million. We are contractually committed to sell 20% of this venture to Lucio A. Noto and other investors upon receipt of approval for the transfer of ownership by the manufacturers represented at the Fairfield location. The selling price is approximately $5.4 million, representing 20% of the consideration we paid inclusive of assets acquired. Mr. Noto will pay for this interest with $1.2 million at closing, with the remaining $4.2 million to be paid in quarterly payments over twenty years. The payments will be offset from permitted periodic cash distributions to Mr. Noto by the venture, which are expected to fully fund the investors installment payments. The sale of the minority interest to Mr. Noto is subject to approval by the manufacturers.

      In December 2000 we formed a joint venture with Roger Penske, Jr. to own and operate certain Mercedes-Benz, Audi and Porsche dealerships. We contributed $65.1 million for a 90% interest in HBL, LLC and Mr. Penske, Jr. contributed $7.2 million for the remaining 10% interest.

      In July 2001 we invested in the Tulsa Auto Collection, a group of dealerships in Tulsa, Oklahoma. The Tulsa Auto Collection consists of seven dealerships representing the Ford, Lincoln-Mercury, Jaguar and

Mazda brands. In addition, through the Tulsa Auto Collection, we operate two automotive care service centers and two used vehicle facilities in the Tulsa market. According to the terms of our joint venture arrangement, we have the option to buy out our partner over a period of time.

Cyclicality

      Unit sales of motor vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, fuel prices, interest rates and credit availability.

Seasonality

      Our business is modestly seasonal overall. Our operations generally experience higher volumes of vehicle sales in the second and third quarters of each year due in part to consumer buying trends and the introduction of new vehicle models. Also, demand for cars and light trucks is generally lower during the winter months than in other seasons, particularly in regions of the United States where dealerships may be subject to harsh winters. Accordingly, we expect our revenues and profitability to be generally lower in our first and fourth quarters as compared to our second and third quarters. The greatest seasonalities exist with the dealerships in the northeast United States, for which the second and third quarters are the strongest with respect to vehicle-related sales. The service and parts business at all dealerships experiences relatively modest seasonal fluctuations.

New Accounting Pronouncements

      Statement of Financial Accounting Standards No. 141 Business Combinations (“SFAS No. 141”) was issued in final form in June 2001. The provisions of SFAS No. 141, which require use of the purchase method of accounting and eliminate the use of the pooling-of-interests method of accounting for business combinations, apply to all business combinations completed after June 30, 2001. In addition, SFAS No. 141 includes transition provisions that apply to business combinations accounted for using the purchase method that were completed before July 1, 2001. The Company adopted SFAS No. 141, which was not material to the Company’s reported net income, balance sheet and cash flows.

      Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets (“SFAS No. 142”) was also issued in final form in June 2001. The provisions of SFAS No. 142, which address the financial accounting and related reporting for acquired goodwill and other intangible assets, are effective for fiscal years beginning after December 15, 2001. Pursuant to SFAS 142, the Company is required to perform an assessment for impairment of all intangible assets, including goodwill, upon adoption of the standard and at least annually in the future. The impairment assessment required upon adoption of SFAS No. 142 must be initiated before March 31, 2002, and this first step of the goodwill transition impairment test must be completed by June 30, 2002. Impairment charges, if any, that result from the adoption of SFAS No. 142 would be recorded as the cumulative effect of a change in accounting principle in the first quarter of the year ending December 31, 2002. The Company completed the intangible impairment assessment required by SFAS No. 142 and determined that no adjustment to the carrying value of goodwill is required.

      In addition, SFAS No. 142 eliminated amortization relating to intangibles with indefinite lives arising from transactions that closed after June 30, 2001, and calls for the cessation of amortization relating to intangibles with indefinite lives arising from transactions that closed before June 30, 2001 effective January 1, 2002. As a result, the Company experienced a $4.6 million decrease in amortization during the three months ended March 31, 2002 versus the comparable period in 2001. On a comparable accounting basis for goodwill, net income and earnings per share for the three months ended March 31, 2001 would have been $9.2 and $.29 per share, respectively.

      Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”) was issued in August 2001 and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144, which supercedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of, and Accounting Principles Board Opinion No. 30, Reporting the Results of Operations — Reporting the Effect of the Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, establishes accounting standards for the impairment and disposal of long-lived assets and criteria for determining when a long-lived asset is held for sale. The statement removes the requirement to allocate goodwill to long-lived assets to be tested for impairment, requires that the depreciable life of a long-lived asset to be abandoned be revised in accordance with Accounting Principles Board Opinion No. 20, Accounting Changes, provides that one accounting model be used for long-lived assets to be disposed of by sale, and broadens the presentation of discontinued operations to include more disposal transactions. SFAS 144 was immaterial to earnings during the three months ended March 31, 2002.

Effects of Inflation

      We believe that the relatively moderate rates of inflation over the last few years have not had a significant impact on revenues or profitability. We do not expect inflation to have any near-term material effects on the sale of our products and services. However, there can be no assurance that there will be no such effect in the future.

      We finance substantially all of our inventory through various revolving floor plan arrangements with interest rates that vary based on the prime rate or LIBOR. Such rates have historically increased during periods of increasing inflation. We do not believe that we would be placed at a competitive disadvantage should interest rates increase due to increased inflation since most other automotive dealerships have similar floating rate borrowing arrangements.

Quantitative and Qualitative Disclosures About Market Risk

      Interest Rates. We are exposed to market risk from changes in the interest rates on a significant portion of our outstanding indebtedness. Outstanding balances under our credit agreement bear interest at a variable rate based on a margin over LIBOR. Based on the amount outstanding as of December 31, 2001, a 100 basis point change in interest rates would result in an approximate $5.4 million change to our annual interest expense. Similarly, amounts outstanding under floor plan financing arrangements bear interest at a variable rate based on a margin over LIBOR or Prime. Based on the average aggregate outstanding amounts under floor plan financing arrangements during the year ended December 31, 2001, a 100 basis point change in interest rates would result in an approximate $6.6 million change to our annual floor plan interest expense.

      In October 2001, we entered into swap agreements of approximately four years duration pursuant to which a notional $400.0 million of our floating rate debt was exchanged for fixed rate debt. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 4.23%. During 2000, we entered into a swap agreement of five years duration pursuant to which a notional $200.0 million of our floating rate debt was exchanged for fixed rate debt for five years. The fixed rate interest paid by us is based on LIBOR and amounts to approximately 7.15%. For fixed rate debt including the notes, certain seller financed promissory notes and obligations under certain capital leases, interest rate changes effect the fair market value of such debt, but do not impact our earnings or cash flows.

      Foreign Currency Exchange Rates. Substantially all of our business is conducted in the United States where our revenues and expenses are transacted in U.S. dollars. As a result, the majority of our results of operations are not subject to foreign exchange rate fluctuations. We do not hedge against foreign exchange rate fluctuations due to the limited financial exposure we face with respect to such risk. In common with other automotive retailers, we purchase certain of our new vehicle inventories from foreign manufacturers. Our business in this regard is subject to certain risks, including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions and foreign exchange rate volatility. Our future results could be materially and adversely impacted by changes in these or other factors.

BUSINESS

      We are the third largest publicly-held automotive retailer in the United States as measured by total revenues. As of March 31, 2002, we owned and operated 123 franchises in the United States and 66 franchises internationally, primarily in the United Kingdom. We offer a full range of 29 vehicle brands, with 68% of our new vehicle revenues in 2001 generated from the combined sale of foreign brands and luxury brands such as Honda, Toyota, BMW, Lexus and Mercedes. In addition to selling new and used vehicles, we generate revenue at each of our dealerships through the sale of higher-margin products, such as finance, insurance and vehicle service contracts, maintenance and repair services, replacement parts and aftermarket automotive products.

      Much of our growth and success over the last three years has resulted from the experienced leadership of Roger S. Penske and his management team. Since May 1999, Mr. Penske, through Penske Corporation, has invested approximately $175 million in our common stock and other equity securities. As a result of our recent equity offering, Mr. Penske, directly and through Penske Corporation, is the beneficial owner of approximately 44% of our common stock. Since assuming leadership, Mr. Penske’s management team has: improved same store retail revenues by an average rate of 9.4% per year over the past three years; acquired 52 franchises which generated approximately $2.0 billion in total revenues in 2001; grown total revenues from $3.3 billion in 1998 to $6.2 billion in 2001; and increased our income from continuing operations per diluted common share from $0.64 in 1998 to $1.31 in 2001. Following is the percentage of revenue and gross profit contributed by the Company’s product areas during each of the last three fiscal years:

	Revenue			Gross Profit

	2001	2000	1999	2001	2000	1999

New vehicles	62.2%	60.8%	60.2%	36.8%	37.3%	35.9%
Used vehicles	23.9%	25.1%	25.8%	13.5%	14.2%	14.9%
Finance and insurance	4.1%	4.0%	4.1%	17.4%	16.7%	17.7%
Service and parts	9.8%	10.1%	9.9%	32.3%	31.8%	31.5%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Business Strengths

      We believe the following key strengths are critical to our success as a leading automotive retailer:

      Favorable Brand Mix. In recent years, foreign and luxury vehicle brands have gained significant market share from domestic vehicle brands. We have successfully pursued an acquisition strategy that provides us with the highest concentration of revenues from foreign brands among the publicly-traded automotive retailers. In 2001, approximately 68% of our new vehicle sales were comprised of foreign brands (including luxury brands, which generate higher margins for our dealerships), while, industry-wide, about 37% of U.S. new vehicle sales consisted of foreign brands. We believe our mix favoring foreign and luxury brands provides us with an opportunity to improve same store retail sales revenues and gross profits, as these brands generally earn higher margins, and have higher parts, service and repair penetration rates.

      The following charts compare our new vehicle revenue by brand in 2001 with our new vehicle revenue by brand in 1999, in each case, as a percentage of our total new vehicle sales.

	1999	2001

Toyota	23%	23%
Honda/ Acura	6	13
Lexus	7	7
Nissan/ Infiniti	9	7
Mercedes	—	6
BMW	5	5
Other Foreign Brands	6	7

Total Foreign Brands	56	68

General Motors	16	14
Chrysler	21	11
Ford	7	7

Total Domestic Brands	44	32

Total	100%	100%

      Consistent Record of Internal Growth and Proven Acquisition Strategy. We grow our business through both internal expansion and acquisitions with the goal of enhancing brand and geographic diversity, reducing redundant costs and increasing return on investment. We continually focus on improving the revenue potential of our existing dealerships. We place a strong emphasis on customer service and have made substantial improvements in our facilities, including premier showrooms and displays. Over the past three years, we have demonstrated strong internal growth, which has resulted in increases in average same store retail revenue of 9.9% for new vehicles, 8.0% for used vehicles, 17.2% for finance and insurance and 7.2% for service and parts.

      In addition to improving our existing dealerships, we are committed to identifying, consummating and integrating attractive acquisitions. We follow a disciplined and systematic approach when evaluating acquisition opportunities and consistently analyze numerous factors including the following:

•	overall fit with operating strategy;

•	optimization of brand and product mix; and

•	strategic geographic location and future growth potential.

      Our larger acquisitions are generally well-established, multi-franchise dealership groups that demonstrate leadership in attractive markets where we do not currently have a strong presence. Our smaller or single dealership acquisitions are usually complementary dealerships in our existing markets that enable us to expand our brand and product offerings and gain operating efficiencies and cost savings. As a result of our acquisition strategy, we have increased our revenue mix of foreign vehicle brands from 56% of new vehicle sales in 1999 to 68% in 2001, thereby increasing our sales in the growing foreign vehicle segment.

      Diversified Revenue Stream and Variable Cost Structure. We believe that our diversified revenue mix helps to mitigate the cyclicality of new vehicle sales and that our variable cost structure affords us flexibility in responding to economic cycles, enhancing our overall profitability. Sales of used vehicles, service and parts and finance and insurance products represented approximately 38% of our total revenues and generated approximately 63% of our gross profit in 2001. We believe that demand for these products and services, which tend to produce higher margins than our new vehicle sales, is less affected by economic cycles than demand for new vehicles. Our dealership operations are also diversified both in terms of the brands of vehicles they offer and geographic location. Our dealerships are primarily located within five domestic geographic regions, with no single region accounting for more than 30% of our total revenues during 2001. In addition, approximately 68% of our operating expenses are variable expenses, such as compensation, floor plan interest expense and advertising, which we can adjust to reflect economic trends. Currently, gross profit generated from our service and parts business absorbs a substantial portion of our total operating expenses, excluding salespersons’ compensation.

      Experienced, Growth-Oriented Management Team. In May 1999, Roger S. Penske, a 37-year automotive industry veteran, became our Chairman and Chief Executive Officer and strengthened our management team with individuals having extensive experience in the automotive retail industry. Mr. Penske has substantial experience as a leading operator in the automotive industry and a proven record of successful integration of acquired businesses. Under Mr. Penske’s leadership:

•	We appointed five regional presidents, with an average of 23 years of automotive industry experience, who have full responsibility for the oversight of dealership operations, human resources and training in each of our five regions. Each of these regional presidents has had direct dealership management experience, with three of them being previous owners of dealerships we acquired.

•	We assigned six brand managers who are responsible for developing and maintaining strong relationships with automobile manufacturers.

•	We purchased and successfully integrated 52 franchises.

      Outstanding Customer Service. We maintain superior levels of customer satisfaction by providing high-quality products and services to meet our customers’ needs. Our experienced management team and the corporate culture created and driven by Roger S. Penske enable us to provide outstanding customer service and to forge lasting relationships with our customers, which we believe increase our repeat and referral business. Approximately 75% of our franchises met or exceeded the customer sales satisfaction scores compiled by each of the manufacturers in 2001. Furthermore, we believe that our high customer satisfaction results have directly contributed to our significant increases in same store sales.

Business Strategy

      Our objective is to be the most profitable, growth-oriented automotive retailer in each of the markets in which we operate. To achieve this objective, we intend to expand our existing business platform and continue to grow our higher-margin businesses, expand through targeted acquisitions, implement “best practices”, and emphasize customer service.

      Expand Existing Business Platform and Grow Higher-Margin Businesses. In addition to continuing to focus on the growth of same store sales at each of our dealerships, we are focused on developing the areas of our business that will produce higher margins than new vehicle sales, such as used vehicles sales, finance and insurance and other aftermarket products and services, service and parts sales and collision repair services. In 2001, our retail gross margins for these products were 10.6% for used vehicles, 58.5% for finance and insurance and 44.9% for service and parts and collision repair services, compared to 8.3% for new vehicles.

•	Used Vehicles. Sales of used vehicles by our dealerships, with average prices approximating 60% of new vehicle prices, typically generate higher gross margins than sales of new vehicles because of limited comparability among them and the somewhat subjective nature of their valuation. Consumer acceptance of used vehicle purchasing has grown in recent years, due principally to (1) an increase in the availability of late-model, low-mileage, under-warranty vehicles from expiration or termination of short-term leases, (2) improvements in the quality of used vehicles and (3) increases in the prices of new vehicles. We are striving to improve our used vehicle business by implementing comprehensive used vehicle marketing activities in each of our markets and dedicating personnel to our used vehicle sales business. We have already begun to see improvements as a result of our recent developments in this area, with same store used vehicle sales increasing at an average annual rate of 8.0% over the last three years.

•	Finance and Insurance and Other Aftermarket Products. Each sale of a new or used vehicle provides us the opportunity to finance the sale, sell the customer an extended service contract or an insurance product and sell other aftermarket products, such as cellular phones, alarms and fabric protectors. In order to improve our finance and insurance business, we are focusing on enhancing our salesperson training program and increasing our product offerings. Since 1999, our finance and insurance and other aftermarket products’ sales per vehicle have increased from $1,141 per vehicle in 1999 to $1,206 per vehicle in 2001.

•	Service and Parts and Collision Repair Centers. Each of our new vehicle dealerships offers a fully integrated service and parts department. The service and parts business provides important incremental revenue to our dealerships, which we believe helps to mitigate the effects of downturns in the automobile sales cycle. Unlike independent service shops or used vehicle dealerships with service operations, our dealerships are qualified to perform work covered by manufacturer warranties. Since warranty service work is paid for by the manufacturer, consumers are motivated to service their vehicles at a dealership for the warranty period. To increase the service and parts businesses, our dealerships have implemented programs to track maintenance records of customers and contact them regarding dealership promotions and maintenance schedules. During 2001, we invested a total of $83.4 million in our business. A substantial portion of this investment was allocated to expansion and/or construction of new service and parts and collision repair centers in an effort to expand our higher-margin businesses.

Additionally, we currently own 21 collision repair centers, each of which is operated as an integral part of our dealership operations. In light of the recurring referral work from our dealerships and the higher margins associated with repair center revenues, we have embarked on an effort to increase such revenues. As such, we are currently constructing several new regional repair centers to act as central collision repair centers in geographic hubs. When completed, we believe that these centers will increase the incremental stream of non-vehicle sales, which may help to mitigate the effects on our dealerships of downturns in the automobile sales cycles. We are also constructing new collision repair centers at some of our existing dealerships, as well as expanding facilities at our already existing collision repair centers. Our same store service and parts and collision repair revenues have increased at an average annual rate of 7.2% over the past three years.

      Continue to Grow through Targeted Acquisitions. We intend to capitalize on the ongoing consolidation of the highly-fragmented automotive retail industry and seek to acquire dealerships with significant earnings growth potential. The 10 largest automotive retail dealer groups accounted for only 5% of the total domestic industry revenue in 2000. We believe that attractive acquisition opportunities continue to exist both in the U.S. and abroad for well-capitalized dealership groups with experience in identifying, acquiring, integrating and professionally managing dealerships.

      We principally target dealerships or dealership groups with established records of profitability and experienced management willing to remain in place. By joining our team, owners and management teams of our acquired dealerships gain additional management tools and marketing expertise, reduce redundant costs, and receive an opportunity to hold an equity interest in the business primarily through the receipt of stock options. We primarily focus on opportunities in geographic markets with above-average projected population and job growth and strive to create regional groups of dealerships that will be able to share administrative and other functions to reduce costs.

      Implement “Best Practices”. Our senior management and dealership management meet regularly to review the operating performance of our dealerships and corporate initiatives, examine important industry trends and, where appropriate, agree on specific operating improvements. Key financial information is discussed and compared to other dealerships, both in the region, and across all markets. This frequent interaction facilitates implementation of successful strategies throughout the organization so that each of our dealerships can benefit from the successes of our other dealerships and the knowledge and experience of our senior management. We share information and ideas throughout the organization to implement the best operating practices at each of our dealerships. In addition, our six brand managers, who are responsible for facilitating and maintaining our relationship with each manufacturer on a company-wide basis, assist in this process by fostering communication and cooperation between like-brand dealerships throughout our organization.

      Dealership management also attends various industry sponsored leadership and management seminars and receives continuing education in products, marketing strategies and management information systems. We share training techniques across our dealership base and focus on increasing revenues from our sales of used vehicles, aftermarket products, service and parts and collision repair.

      Emphasize Customer Service. One of the keys of our overall philosophy is customer-oriented service designed to meet the needs of an increasingly sophisticated and demanding automotive consumer through “one-stop” shopping convenience, competitive pricing and a sales staff that is knowledgeable about product offerings and responsive to a customer’s particular needs. Our goal is to establish lasting relationships with our customers, which enhance our reputation in the community and create the opportunity for significant repeat and referral business.

      The quality of customer service provided by our dealerships’ sales and service departments is measured by customer satisfaction index, or CSI, scores, which are derived from data accumulated by manufacturers through individual customer surveys. We rely on this data to track the performance of dealership operations and use it as a factor in determining the compensation of general managers and sales and service personnel in our dealerships. All of our Chrysler, Dodge, Ford, Jaguar and Lexus dealerships met or exceeded the national averages of CSI scores recorded by those manufacturers in 2001. Additionally, many of our dealerships have received dealer quality, sales volume and customer satisfaction awards from various manufacturers. All of our Ford dealerships are “Blue Oval” certified by Ford, all of our Chrysler dealerships have been certified by Chrysler as being “Five Star” dealerships, all of our Lexus dealerships have earned the “Lexus Elite” level, and over 75% of our eligible Toyota dealerships have earned the coveted “Presidents Award.”

      Expand Internet Presence. In order to provide an additional layer of customer service, each of our dealerships maintains its own website, and our corporate website, www.unitedauto.com, provides a link to each of our dealership websites allowing consumers to source information and communicate directly with our dealerships located in their particular markets. In addition, many automotive manufacturers’ websites also include our dealerships’ websites among their links.

      According to industry analysts, the majority of new car buyers nationwide will consult the Internet for new car information. The Internet is generating better-informed consumers and improving the efficiency of the sales process. Using our corporate website, www.unitedauto.com, we provide these consumer leads with links to our dealership websites so consumers may communicate directly with our dealerships in their particular markets. Consumers can electronically search our inventory for vehicles that meet their model, feature requirements and price range. Most of our websites provide full service for the entire purchase process, including detailed information about vehicles available at the dealership, such as pictures of each vehicle, prices, features, specifications, vehicle reviews, payment calculators, links to financing applications and an option to estimate trade-in values through a link with Kelley Blue Book. We believe these features make it easier for consumers to meet all of their automotive research needs. Both used-vehicle and new-vehicle customers can contact dedicated Internet sales consultants on line via unitedauto.com, by telephone or by fax. We plan to enhance the technology, capability and available features to continue meeting the needs of online consumers on all of our websites. In 2000, we entered into an arrangement with CarsDirect.com, the leading multi-brand online car buying service which provides consumers with a full panoply of research features for their automotive purchasing needs, including detailed safety ratings and reviews, financing, extended warranties, free credit checks, insurance quotes, anti-theft products, trade-in information and testimonials. We delivered over 2,300 vehicles as a direct result of our arrangement in 2001.

Industry Overview

      With approximately $1 trillion in new vehicle, used vehicle and service and parts sales in 2000, the automotive retail industry is the largest retail trade sector in the United States, accounting for close to one-third of the total $3.3 trillion in retail sales. The industry is highly fragmented and largely privately held. There are more than 22,000 franchised dealerships nationwide, with the ten largest automotive retail groups accounting for only 5% of the total industry revenue.

      Of the close to $1 trillion in sales in 2000, new vehicle sales contributed approximately $380 billion, or 39% of total revenues, used vehicle sales contributed approximately $367 billion, or 38% of total industry revenues, followed by service and parts, which contributed approximately $227 billion, or 23% of total revenues. In 2000, franchised dealers sold approximately 17.4 million new vehicles and 20.5 million used vehicles. In addition to new and used vehicles, dealerships offer a wide range of other higher-margin products and services, including repair and warranty work, replacement parts, extended warranty coverage, financing and credit insurance. In 2000, franchised dealers contributed $73 billion, or 32%, of the approximately $227 billion service and parts sector. The average dealership generates the majority of its profits from the sale of used vehicles and other products and services, including finance and insurance, mechanical and collision repair and service and parts. New vehicle sales were the smallest proportionate contributors to dealers’ gross profits, earning an average gross margin of 8.4% in 2000 compared to 10.7% for used vehicles.

      Consolidation in the automotive retail industry has been driven by the increased penetration by foreign manufacturers and the resulting loss of market share by domestic vehicle makers, which has forced many dealerships to close or be sold to better-capitalized dealership groups. According to industry data, the number of franchised dealerships has declined from approximately 24,000 dealerships in 1990 to approximately 22,000 dealerships in 2000. As the consolidation of dealerships over the last 10 years has concentrated on smaller-volume franchises, this has lead to an increase in unit sales per dealership from 567 new vehicles sold per franchise in 1990, to 783 new vehicles in 2000. Although significant consolidation has already taken place, the industry today remains highly fragmented, with approximately 95% of the industry’s market share remaining in the hands of smaller regional and independent players. We believe that further consolidation in the industry is likely due to increased capital requirements of dealerships, the limited number of viable alternative exit strategies for dealership owners and the desire of certain manufacturers to strengthen their brand identity by consolidating their franchised dealerships.

      New vehicle unit sales are cyclical and, historically, fluctuations are influenced by factors such as interest rates, fuel prices, unemployment, inflation, the level of personal discretionary spending, credit availability and consumer confidence. However, from a profitability perspective, automotive retailers are less vulnerable than automobile manufacturers to declines in new vehicle sales. Historically, automotive retailers’ pre-tax profit margins have remained relatively stable, even in recessionary periods, while the average pre-tax profit margins of the three largest U.S. automobile manufacturers have fluctuated during the comparable periods. This has largely been due to a more flexible expense structure (a significant portion of the automotive retail industry’s costs are variable, relating to personnel, advertising and inventory finance cost) and a more diversified revenue stream, with the majority of the sector’s profits derived from the sale of used vehicles, service and parts and finance and insurance. In addition, automobile manufacturers typically increase dealer incentives when sales are slow to meet production quotas set by contracts with labor unions, which further increases the volatility in profitability for automobile manufacturers and decreases the volatility for automotive retailers.

Dealership Operations

      Franchises. As of December 31, 2001, our franchises were located in major metropolitan areas in the following locations:

Location	Franchises

Arizona	13
Arkansas	14
Brazil	4
California	8
Connecticut	4
Florida	9
Georgia	4
Indiana	6
Louisiana	1
Michigan	5
Mississippi	2
Nevada	1
New Jersey	13
New York	3
North Carolina	4
Ohio	7
Puerto Rico	10
South Carolina	2
Tennessee	6
Texas	7
Virginia	4

      Management. We require our local dealership management to have experience in the automotive industry and familiarity with the local market in which the dealership is located. Each dealership or group of dealerships has independent operational and financial management responsible for day-to-day operations. We believe experienced local managers are better qualified to make day-to-day decisions concerning successful operation of the dealership and can be more responsive to the needs of our customers. In addition to the local management, we have established a regional management structure for overseeing operations at the individual dealerships.

      New Vehicle Sales. As of December 31, 2001, we sold 29 different brands of domestic and import family, sports and luxury cars, light trucks and sport utility vehicles through 127 franchises primarily in major metropolitan areas in 19 states, Puerto Rico and Brazil. Our customers finance their purchases of new vehicles through both traditional purchase transactions as well as through leasing companies providing consumer automobile leasing. Lease transactions are typically short-term leases, providing us a market of low mileage, late model vehicles still covered by manufacturer’s warranty for our used vehicle sales business. Short-term leases also give us the opportunity to obtain repeat business from customers on a more regular basis than purchase transactions.

      Our new vehicles are acquired by our dealerships directly from the manufacturer. Because of our long-term presence in the automotive retail market, our dedication to building and maintaining positive relationships with our manufacturers, and our consistent high sales volume from our dealerships, we believe that we can obtain for our dealerships high-quality, in demand models for our customers. During 2001, our dealerships maintained on average a 55-day supply of new vehicles. Our dealerships finance the purchase of new vehicles from the manufacturers through floor plan financing provided by the manufacturers’ captive finance companies.

      Used Vehicle Sales. We generally acquire used vehicles from auctions open only to authorized new vehicle dealers, public auctions, trade-ins in connection with new purchases and lease expirations or terminations. We clean, repair and recondition, as necessary, generally at our own service facilities, all used vehicles we acquire for resale. The used vehicle sales business accounts for a significant and growing portion of the revenues at each of our dealerships. The growth of used vehicle sales is due to decreased customer concerns regarding used vehicles as more well-respected dealerships are engaging in the sale of high-quality, low-mileage, late model used vehicles coupled with the proliferation of manufacturer certification processes for these vehicles. To improve customer confidence in our used vehicle inventory, each of our dealerships participates in any available manufacturer certification processes for used vehicles. If certification is obtained, the used vehicle owner is typically provided the benefits and warranties similar to those offered to new vehicle owners by the applicable manufacturer. In addition, we offer for sale third-party extended service contracts on all of our used vehicles. During 2001, our dealerships maintained on average a 41-day supply of used vehicles.

      Finance and Insurance Sales and Other Aftermarket Products. Our dealerships are capable of arranging financing for our customers’ vehicle purchases, selling vehicle extended care service contracts and arranging insurance in connection with vehicle financing. We provide financing and insurance services to our customers through third parties, including manufacturers’ captive finance companies. We also offer for sale other aftermarket products, such as cellular phones, alarms and fabric protectors.

      Service and Parts Sales. We generate service and parts sales at each of our dealerships, primarily for the vehicle models sold at that dealership. We perform both warranty and non-warranty work. Our service and parts revenues have increased each year, in large part due to increasingly complex technology in vehicles, which makes it difficult for independent repair facilities to maintain, diagnose problems in and repair today’s automobiles. As part of our agreements with our manufacturers, we obtain all equipment required by the manufacturer and needed to service and maintain each make of vehicle sold at any particular dealership. A goal of each of our dealerships is to make each vehicle purchaser a customer of our service and parts department. Our dealerships keep detailed records of our customers’ maintenance and service history and we send reminders to customers when vehicles are due for periodic maintenance or service.

      Vehicle Brands. As of December 31, 2001, we sold the following brands of vehicles at our franchises:

Brand	Franchises

Acura	3
Aston Martin	1
Audi	3
BMW	5
Buick	2
Cadillac	2
Chevrolet	9
Chrysler	8
Dodge	7
Ferrari	1
Ford	6
GMC Truck	4
Honda	13
Hyundai	3
Infiniti	2
Isuzu	1
Jaguar	1
Jeep	5
Land Rover	2
Lexus	5
Mazda	3
Mercedes	6
Nissan	9
Pontiac	4
Porsche	3
Rolls Royce/Bentley	1
Suzuki	1
Toyota	16
Volvo	1

Management Information System

      We consolidate financial, accounting and operational data received from our dealers nationwide through an exclusive private communications network. The data from the dealers is gathered and processed through their individual dealer management systems. All of our dealerships use hardware and software from ADP, Inc., the Reynolds and Reynolds Company or UCS, Inc. for their management system. We allow our dealership management teams to choose the management system that best fits their daily operational needs. Each dealership is allowed to tailor the operational capabilities of that system locally, but we require that they follow our standardized accounting procedures. Our private communication network allows us to extract and aggregate information from the three disparate systems in a consistent format to create consistent consolidating financial and operational data. The system also allows us to access detailed information on a real time basis for each dealership, by region and on a consolidated basis. Information we can access includes inventory, cash, unit sales, the mix of new and used vehicles sales and sales of aftermarket products and services. Our ability to access this real time data allows us to continually analyze our dealerships’ operating results and financial position so as to identify areas for improvement. Our technology also enables us to quickly integrate dealerships or dealership groups we acquire.

Marketing

      We believe that our marketing programs have contributed to our sales growth. Our advertising and marketing efforts tend to be focused at the local market level, with the aim of our efforts being building both our new and repeat business. We utilize many different media for our marketing activities, including newspapers, magazines, television and radio and the Internet. In addition, automobile manufacturers supplement our local and regional advertising efforts by producing large advertising campaigns to support their brands, promote attractive financing packages and draw traffic to local area dealerships. We believe that our ability to obtain volume discounts and other valuable concessions from advertisers should enable us to realize continued cost savings in advertising.

Acquisitions

      We completed a number of dealership acquisitions in 2000 and 2001. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, our financial statements include the results of operations of the acquired dealerships from the date of acquisition.

      The following table sets forth information with respect to dealerships we acquired or opened during 2000 and 2001:

Date Opened
Dealership	or Acquired	Location	Franchises

Long Ford	1/00	Jacksonville, AR	Ford
Mercedes Benz of San Diego	2/00	San Diego, CA	Mercedes Benz
Lake Norman Ford	2/00	Huntersville, NC	Ford
Cavallino Ferrari	3/00	Phoenix, AZ	Ferrari
Jones Toyota	4/00	Little Rock, AR	Toyota
Motorcars Group	5/00	Bedford, OH	Mercedes Benz(2) Infiniti(2)
Dellen Group	5/00	Indianapolis, IN	Oldsmobile/Lincoln- Mercury
Bill Estes Dodge	6/00	Indianapolis, IN	Dodge/Chrysler/Jeep
Triangle Chrysler/ Mazda	6/00	Ponce, PR	Chrysler/Mazda
Goodson	7/00	Houston, TX	Honda(2)/GMC
Cerritos GMC	7/00	Cerritos, CA	Buick/Pontiac/GMC
Lexus de San Juan	7/00	San Juan, PR	Lexus
Rinke Auto Group	10/00	Detroit, MI	Cadillac/Pontiac/ GMC/Toyota
Gene Norris Honda	10/00	Mentor, OH	Honda
Continental Auto Group	10/00	Fairfield, CT	Mercedes Benz/ Porsche/Audi/ Volkswagen
Mel Farr Toyota	11/00	Bloomfield Hills, MI	Toyota
Volvo on Camelback	12/00	Phoenix, AZ	Volvo
Clark Toyota	12/00	Springdale, AR	Toyota
Brett Morgan Chevrolet	1/01	Benton, AR	Chevrolet
Motorcars Toyota	2/01	Bedford, OH	Toyota
H.B.L.	3/01	Vienna, VA	Mercedes Benz/ Porsche/Audi/ Land Rover
Honda of Nanuet	5/01	Nanuet, NY	Honda
Mercedes of Nanuet	5/01	Nanuet, NY	Mercedes Benz
North Olmsted Nissan	8/01	North Olmsted, OH	Nissan

Date Opened
Dealership	or Acquired	Location	Franchises

Landers Nissan	8/01	Southaven, MS	Nissan
BMW of San Diego	10/01	San Diego, CA	BMW
Nelms Auto Group	10/01	Fayetteville, AR	Chevrolet/Honda/Acura

      In addition, in July 2001, we invested in the Tulsa Auto Collection, a group of dealerships owned indirectly by Ford Motor Company, in Tulsa, Oklahoma. The Tulsa Auto Collection consists of seven dealerships representing the Ford, Lincoln-Mercury, Jaguar and Mazda brands. In addition, through the Tulsa Auto Collection, we operate two Quality Car Care service centers and two used vehicle facilities in the Tulsa market.

      In connection with a restructuring of its distribution system in the United Kingdom, Mercedes has recently elected to consolidate all of its vehicle outlets into 35 market areas, with one operator for each market area. Mercedes’ previous distribution system had approximately 156 independent dealers. Mercedes sold us a significant market area, providing us with exclusive dealer and satellite locations for new and used vehicles in the cities of Milton Keynes and Kettering. Milton Keynes is the location of Mercedes Benz’s headquarters in the United Kingdom. We expect the Milton Keynes and Kettering locations to be operational in March 2002.

      We expect to continue to pursue acquisitions and related transactions in the future, although there can be no assurance that we will succeed in this strategy.

Agreements with Vehicle Manufacturers

      Each of our dealerships operates under separate franchise agreements with the manufacturers of each brand of vehicle sold at the dealership. These agreements contain provisions and standards governing almost every aspect of the operations of the dealership, including ownership, management, personnel, training, maintenance of minimum working capital and in some cases net worth, maintenance of minimum lines of credit, advertising and marketing, facilities, signs, products and services, acquisitions of other dealerships (including restrictions on how many dealerships can be acquired or operated in any given market), inventory, warranties offered to customers, maintenance of minimum amounts of insurance, achievement of minimum customer service standards, information systems and monthly financial reporting. Typically the general manager and/or the owner of a dealership may not be changed without the manufacturer’s consent. In exchange for complying with these provisions and standards, we are granted the non-exclusive right to sell the manufacturer’s brand of vehicles and related parts and services at our dealerships. The agreements also grant us a non-exclusive license to use each manufacturer’s trademarks, service marks and designs in connection with our sales and service of its brands at our dealerships. Franchise agreements typically expire after a specified period of time, ranging from one to five years. The agreements also permit the manufacturer to terminate or not renew the agreement for a variety of causes, including failure to adequately operate the dealership, insolvency or bankruptcy, impairment of the dealer’s reputation or financial standing, changing the dealership’s management or location without consent, sales of the dealership’s assets without consent, failure to maintain adequate working capital or floor plan financing, changes in the dealership’s financial or other condition, failure to submit information to the manufacturer on a timely basis, changes in the dealership’s owners without consent, pledging the dealership’s stock, failure to have any permit or license necessary to operate the dealership, and material breaches of other provisions of the agreement, subject to applicable state franchise laws that limit a manufacturer’s right to terminate a franchise. Many agreements grant the manufacturer a security interest in the vehicles and/or parts sold by the manufacturer to the dealership.

      Our agreements with manufacturers usually give the manufacturers the right, under some circumstances (including upon a merger or, sale of the company and change of control or in some cases a material change in our business or capital structure), to acquire from us, at fair market value, the dealerships that sell the manufacturers’ brands. In particular, our agreement with General Motors Corporation provides that, upon a proposed sale of 20% or more of our voting stock to any other person or entity (other than for passive investment) or another manufacturer, an extraordinary corporate transaction (such as a merger, reorganization or sale of a material amount of assets) or a change of control of our board of directors, General Motors has the right to acquire at fair market value, all assets, properties and business of any General Motors dealership owned by us. In addition, General Motors has a right of first refusal if we propose to sell any General Motors dealer to a third party. Our agreements with other major manufacturers contain provisions similar to the General Motors provisions. Some of the agreements also prohibit us from pledging, or impose significant limitations on our ability to pledge, the capital stock of some of our subsidiaries to lenders.

Competition

      For new vehicle sales, we compete primarily with other franchised dealers in each of our marketing areas. We do not have any cost advantage in purchasing new vehicles from the manufacturer, and typically we rely on advertising and merchandising, sales expertise, service reputation and location of our dealerships to sell new vehicles. Each of our markets includes a number of well-capitalized competitors that have extensive automobile dealership managerial experience and strong retail locations and facilities. We compete with dealers that sell the same brands of new vehicles that we sell and with dealers that sell other brands of new vehicles that we do not represent in a particular market. Our new vehicle dealership competitors have franchise agreements with the various vehicle manufacturers and, as such, generally have access to new vehicles on the same terms as us. In recent years, automotive dealers have also faced increased competition in the sale of new vehicles from independent leasing companies and on-line purchasing services and warehouse clubs. Due to lower overhead and sales costs, these companies may be capable of operating on smaller gross margins and offering lower sales prices than franchised dealers.

      For used vehicle sales, we compete with other franchised dealers, independent used vehicle dealers, automobile rental agencies, private parties and used vehicle “superstores” for supply and resale of used vehicles.

      We believe that the principal competitive factors in vehicle sales are the marketing campaigns conducted by manufacturers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. Other competitive factors include customer preference for particular brands of automobiles, pricing (including manufacturer rebates and other special offers) and warranties. We believe that our dealerships are competitive in all of these areas.

      We compete with other franchised dealers to perform warranty repairs and with other automotive dealers, franchised and unfranchised service center chains, and independent garages for non-warranty repair and routine maintenance business. We compete with other automotive dealers, service stores and auto parts retailers in our parts operations. We believe that the principal competitive factors in parts and service sales are price, the use of factory-approved replacement parts, the familiarity with a manufacturer’s brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than our prices.

      According to various industry sources, the automotive retail industry is served by approximately 22,000 franchised automotive dealerships, approximately 56,000 independent used vehicle dealerships and individual consumers who sell used vehicles in casual private transactions primarily through classified ads and by word of mouth. Several other public companies have established national or regional automotive retail chains. Additionally, certain vehicle manufacturers are engaged in the retail sale and service of vehicles, either independently or in conjunction with their franchised dealerships, and may do so on an expanded basis in the future, subject to various state laws that restrict or prohibit manufacturer ownership of dealerships.

      We believe that a growing number of consumers are utilizing the Internet, to differing degrees, in connection with the purchase of vehicles. Accordingly, we may face increased pressures from on-line automotive websites, including those developed by automobile manufacturers as well as by other dealership groups. Consumers use the Internet to compare prices for vehicles and related services, which may cause reduced margins for new vehicles, used vehicles and related services.

Employees and Labor Relations

      As of March 31, 2002, we employed approximately 8,500 people, approximately 250 of whom are covered by collective bargaining agreements with labor unions. We consider our relations with our employees to be satisfactory. Our policy is to motivate our key managers through, among other things, variable compensation programs tied principally to dealership profitability and grants of stock options. Due to our reliance on vehicle manufacturers, we may be adversely affected by labor strikes or work stoppages at the manufacturers’ facilities.

Environmental Matters

      We are subject to a wide range of foreign, federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the operation and removal of aboveground and underground storage tanks, the use, handling, storage and disposal of hazardous substances and other materials and the investigation and remediation of contamination. As with automotive dealerships generally, and service, parts and body shop operations in particular, our business involves the generation, use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerant, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Similar to many of our competitors, we have incurred and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations.

      Our operations involving the management of hazardous and other environmentally sensitive materials are subject to requirements of the federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes. Our business also involves the operation of storage tanks containing such materials. Storage tanks are subject to periodic testing, containment, upgrading and removal under RCRA and comparable state statutes. Furthermore, investigation or remediation may be necessary in the event of leaks or other discharges from current or former underground or aboveground storage tanks. In addition, water quality protection programs under the federal Water Pollution Control Act (commonly known as the Clean Water Act), the Safe Drinking Water Act and comparable state and local programs govern certain discharges from some of our operations. Similarly, certain air emissions from our operations, such as auto body painting, may be subject to the federal Clean Air Act and related state and local laws. Various health and safety standards promulgated by the Occupational Safety and Health Administration of the United States Department of Labor and related state agencies also apply to our operations.

      We may also have liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Comprehensive Environmental Response, Compensation and Liability Act, and comparable state statutes. These statutes impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct which contributed to the contamination. Responsible parties under these statutes may include the owner or operator of the site where the contamination occurred and companies that disposed or arranged for the disposal of the hazardous substances released at these sites.

      We believe that we do not have any material environmental liabilities and that compliance with environmental laws and regulations will not, individually or in the aggregate, have a material adverse effect on our results of operations or financial condition. However, soil and groundwater contamination is known to exist at certain of our current or former properties. Further, environmental laws and regulations are complex and subject to change. In addition, in connection with our acquisitions, it is possible that we will assume or become subject to new or unforeseen environmental costs or liabilities, some of which may be material. Compliance with current, amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions could require additional expenditures by us, and such expenditures could be material.

Properties

      We seek to structure our operations so as to minimize the ownership of real property. As a result, we lease or sublease substantially all of our facilities, including dealerships and office space used for corporate activities. Our dealerships include facilities for new and used vehicle sales, vehicle service operations, body shop operations, storage, and general office use. These leases are generally for a period of between five and 20 years and are typically structured to include renewal options for an additional five to ten years in our favor. We also lease office space in Detroit, Michigan and Secaucus, New Jersey for our administrative headquarters and other corporate related activities. We believe that our facilities are sufficient for our needs and are in good repair.

      We are currently constructing a complex of dealerships on a 40-acre parcel in North Scottsdale, Arizona (currently referred to as the Chauncy Ranch complex). The automotive center will contain dealerships offering 10 or more automotive brands, including the nation’s first Ford Premier Auto Group dealership (a combination of Jaguar-Aston Martin, Land Rover, Lincoln Mercury and Volvo), a 158,000-square-foot BMW dealership and free-standing dealerships dedicated to Porsche, Audi, Acura, Volkswagen and MINI. The complex is owned by AGR and leased by us.

Insurance

      Due to the nature of the automotive retail industry and the large inventory maintained by dealerships, automotive retail dealerships generally require significant levels of insurance covering a broad variety of risks. The business is subject to substantial risk of property loss due to the significant concentration of property values at dealership locations. Other potential liabilities arising out of our operations involve claims of employees, customers or third parties for personal injury or property damage and potential fines and penalties in connection with alleged violations of regulatory requirements.

      Accordingly, we have purchased liability and property insurance subject to specified deductibles and loss retentions. We also purchase umbrella liability insurance to provide insurance in excess of our primary insurance policies. The level of risk we retain may change in the future as insurance market conditions or other factors affecting the economics of our insurance purchasing change. Although we have, subject to limitations and exclusions, substantial insurance, we may be exposed to uninsured or underinsured losses that could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Legal Proceedings

      From time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this prospectus, we are not a party to any legal proceedings that, individually or in the aggregate, are reasonably expected to have a material adverse effect on our business, results of operations, financial condition or cash flows.

MANAGEMENT

      The following table sets forth information regarding our executive officers and directors as of May 16, 2002.

Name	Age	Position

Roger S. Penske	65	Chairman of the Board and Chief Executive Officer
Samuel X. DiFeo	51	President and Chief Operating Officer and Director
James R. Davidson	56	Executive Vice President — Finance
Robert H. Kurnick, Jr.	40	Executive Vice President, General Counsel and Secretary
Paul H. Walters	58	Executive Vice President — Human Resources
Michael R. Eisenson	46	Director
James A. Hislop	44	Director
Eustace W. Mita	47	Director
Lucio A. Noto	63	Director
Richard J. Peters	54	Director
Ronald G. Steinhart	61	Director
Motokazu Yoshida	54	Director
H. Brian Thompson	63	Director
Laurence Vaughan	38	Director

      Roger S. Penske, 65, has served as our Chairman and Chief Executive Officer since May 3, 1999. Mr. Penske has also been Chairman of the Board and Chief Executive Officer of Penske Corporation since 1969. Penske Corporation is a privately-owned diversified transportation services company that, among other things, holds, through its subsidiaries, interests in a number of businesses. Mr. Penske has also been Chairman of the Board of Penske Truck Leasing Corporation since 1982. Mr. Penske serves as Vice Chairman of the Board of International Speedway Corporation and is also a member of the Boards of Directors of General Electric Company, Delphi Automotive Systems Corporation, Home Depot, Inc. and CarsDirect.com, Inc. Mr. Penske is a trustee of the Henry Ford Museum and Greenfield Village, a director of Detroit Renaissance, and a member of the Business Council.

      Samuel X. DiFeo, 51, has served as President, Chief Operating Officer and a director since February 1998. Mr. DiFeo also served as Executive Vice President of some of our subsidiaries whose assets were formerly owned by Mr. DiFeo and members of his family from October 1992 to January 1998.

      James R. Davidson, 56, has served as our Executive Vice President — Finance since May 3, 1999, served as our Executive Vice President — Accounting and Treasurer from August 1997 to May 1999 and served as our Senior Vice President — Finance from February 1997 to August 1997. Prior to joining us, Mr. Davidson was an audit partner for Ernst & Young LLP, an accounting, financial advisory services and management consulting firm, which he joined in 1973.

      Robert H. Kurnick, Jr., 40, has served as our Executive Vice President, General Counsel, and Secretary since February 2000. Since August 1999, Mr. Kurnick has also served as Executive Vice President of Penske Corporation and General Counsel of Penske Capital. From November 1995 until January 2001, Mr. Kurnick served as Senior Vice President and General Counsel of Penske Auto Centers, Inc., which owns and operates approximately 650 automotive service centers located at Kmart stores nationwide and, from March 1996 to July 1999, Mr. Kurnick served as Senior Vice President and General Counsel of Penske Motorsports, Inc., the owner and operator of speedways throughout the United States. Mr. Kurnick also served as Assistant General Counsel of Penske Corporation from January 1995 to August 1999. Prior to joining Penske Corporation, Mr. Kurnick was a partner at the Detroit law firm of Honigman Miller Schwartz and Cohn LLP, which he joined in 1986.

      Paul H. Walters, 58, has served as our Executive Vice President — Human Resources since August 3, 1999. Since July 1997, Mr. Walters has also served as Executive Vice President — Administration of Penske

Corporation. Mr. Walters served as Senior Vice President of Detroit Diesel Corporation from August 1997 to December 2000 and Senior Vice President — Administration of Detroit Diesel Corporation from January 1988 to July 1997. Detroit Diesel Corporation was one of our affiliates through common ownership by Penske Corporation.

      Michael R. Eisenson, 46, has served as a director since December 1993. He is a Managing Director and Chief Executive Officer of Charlesbank Capital Partners LLC, a private investment firm and the successor to Harvard Private Capital Group, which he joined in 1986. Charlesbank is the investment advisor of Aeneas Venture Corporation. Mr. Eisenson is also a director of CCC Information Services Group, Inc., ImmunoGen, Inc., and Playtex Products, Inc.

      James A. Hislop, 44, has served as a director since May 3, 1999. Mr. Hislop has been President and Chief Executive Officer of Penske Capital Partners LLC since its inception in June 1997. Penske Capital is an organization formed to undertake acquisitions and strategic investments in the transportation and transportation services industry. Mr. Hislop has also served as a Managing Director in the Investment Banking Group of Merrill Lynch & Co. from 1991 to 1997 and prior to that as a Vice President in the Investment Banking Group of Merrill Lynch & Co. from 1985 to 1991. Mr. Hislop is a Director of Penske Corporation.

      Eustace W. Mita, 47, has served as a director since August 3, 1999. Mr. Mita is Executive Vice President of The Reynolds and Reynolds Company and had been General Manager of Reynolds Transformation Services since May 2000. Prior thereto, Mr. Mita served as President and Chief Executive Officer of HAC Group, LLC, an automobile training and consulting company and President of Half-A-Car II, Inc. since 1990. Mr. Mita is also a director of The Reynolds and Reynolds Company.

      Lucio A. Noto, 63, has served as a director since March 2001. Mr. Noto retired as Vice Chairman of Exxon Mobil Corporation on January 31, 2001, a position he held since the merger of Exxon and Mobil companies on November 30, 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation where he had been employed since 1962. Mr. Noto is a managing partner of Midstream Partners LLC, an investment company specializing in energy and transportation projects. He is also a director of International Business Machines Corporation and of the Philip Morris Companies, Inc.

      Richard J. Peters, 54, has served as a director since May 3, 1999. Mr. Peters has been the President of Penske Corporation since January 1, 2000. During 1999, Mr. Peters served as President and Chief Executive Officer of R.J. Peters & Company, LLC, a private investment company. Mr. Peters served as the Chief Executive Officer, President and Director of Penske Motorsports, Inc., the owner and operator of speedways throughout the United States, from October 1995 to July 1, 1997. Mr. Peters has also served as an officer of various subsidiaries of Penske Motorsports since 1990. Mr. Peters served as the Treasurer and Chief Financial Officer of Penske Corporation between 1988 and July 1997 and as an Executive Vice President of Penske Corporation between October 1994 and July 1997. Mr. Peters has been a member of the Board of Directors of Penske Corporation since 1990. Mr. Peters is also a Director of Intermet Corporation.

      Ronald G. Steinhart, 61, has served as a director since March 1, 2001. Mr. Steinhart served as Chairman and Chief Executive Officer, Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One Texas, N.A. Mr. Steinhart joined Bank One in connection with the merger of Team Bank, which he founded in 1988. Mr. Steinhart also serves as a director of NCH Corporation and Carreker Corporation, as a Trustee of Prentiss Properties Trust and as a Trustee of MFS/ Sun Life Series Trust.

      Motokazu Yoshida, 54, has served as a director since March 1, 2001. Mr. Yoshida also serves as a director and has been the Chief Operating Officer of the Motor Vehicles, Marine and Aerospace Group of Mitsui & Co., Ltd (Tokyo office) since June 2001. From April 2000 to June 2001, Mr. Yoshida was the operating officer of the Motor Vehicles, Marine & Aerospace Group of Mitsui & Co., Ltd. From October 1994 to April 2000 Mr. Yoshida served as General Manager of the First Motor Vehicles Division of Mitsui.

      H. Brian Thompson, 63, has served as a Director of the Company since March 2002. Mr. Thompson currently heads his own private equity investment and advisory firm, Universal Telecommunications, Inc., in Vienna, Virginia, focused on both start-up companies and consolidations taking place in the information/ telecommunications business areas both domestically and internationally. Mr. Thompson was previously Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September of 2000. Prior to joining Global TeleSystems, Mr. Thompson served as chairman and CEO of LCI International. Subsequent to the merger of LCI with Qwest Communications International Inc. in June 1998, Mr. Thompson became Vice Chairman of the Board for Qwest until his resignation in December 1998. Mr. Thompson also served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, with responsibility for the company’s either operating divisions, including MCI International. Mr. Thompson currently serves as a member of the Board of Directors of Bell Canada International Inc., Williams Communications Group, Inc., DynCorp, ArrayComm, Inc., and Axcelis Technologies, Inc. He is also a trustee of Capitol College in Laurel, Maryland.

      Laurence Vaughn, 38, has served as a director of the Company since March 2002. Mr. Vaughan is the Chief Executive Officer of Sytner Group, plc, a company we acquired in March 2002. Mr. Vaughan after spending time in audit, corporate finance and management consulting joined Sytner in 1993 initially as Finance Director before being promoted to Managing Director in 1994.

DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of (a) 80,000,000 shares of voting common stock, par value $0.0001 per share, (b) 7,125,000 shares of non-voting common stock, par value $0.0001 per share, (c) 20,000,000 shares of Class C common stock, par value $0.0001 per share, and (d) 100,000 shares of preferred stock, par value $0.0001 per share, including 10,000 shares of Series B preferred stock, par value $0.0001 per share. As of May 10, 2002, we have 39,833,248 outstanding shares of voting common stock, 1,106,113 outstanding shares of non-voting common stock, no outstanding shares of Class C common stock, and 648.58834 outstanding shares of Series B preferred stock. As of May 2, 2002, all shares of Series A preferred stock, par value $0.0001 per share, were converted into common stock and pursuant to the terms of the Certificate of Designation governing such shares, upon conversion those shares are no longer designated preferred shares. At August 2, 2002, the holders of all the shares of Series B preferred stock will convert the Series B preferred stock into 652,452 shares of non-voting common stock pursuant to the terms of the Certificate of Designation governing such shares. Following conversion, these shares will no longer be designated preferred shares.

      The following summary of the material terms and provisions of our capital stock is not complete and is subject to the terms included in our restated certificate of incorporation, our by-laws, the certificates of designation relating to the Series B preferred stock and Delaware law. Reference is made to those documents and to Delaware law for a detailed description of the provisions summarized below.

Common Stock

      Each outstanding share of our common stock is identical in all respects and entitles its holder to the same rights and privileges, except as otherwise described below. Holders of shares of common stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any other securities of our company.

      Voting Common Stock. Each holder of voting common stock is entitled to one vote per share on all matters to be voted on by our stockholders. In addition, some stockholders that are “regulated stockholders” (as defined below) may at any time convert their shares of voting common stock into an equal number of shares of non-voting common stock in order to comply with applicable regulatory requirements.

      Non-Voting Common Stock. Holders of non-voting common stock are generally not entitled to vote that stock on any matter on which our stockholders are entitled to vote.

      Holders of non-voting common stock can vote as a separate class on any merger or consolidation of our company with or into another entity or entities, or any recapitalization or reorganization, in which shares of non-voting common stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of voting common stock or would otherwise be treated differently from shares of voting common stock in connection with such transaction, except that shares of non-voting common stock may, without such a separate class vote, receive non-voting securities which are otherwise identical to the voting securities received with respect to voting common stock so long as (1) the non-voting securities are convertible into the voting securities on the same terms as the non-voting common stock is convertible into voting common stock and (2) all other consideration is equal on a per share basis. Holders of shares of non-voting common stock can vote as a separate class on any amendment to provisions contained in this paragraph.

      Holders of non-voting common stock may at any time convert any or all of their shares into an equal number of shares of voting common stock. However, a holder of non-voting common stock may not convert their shares if, as a result of that conversion, the holder would control (1) more shares of our voting common stock or other securities than the holder is permitted to own pursuant to any regulation applicable to it or (2) with respect to holders regulated by state insurance law, 5% or more of our voting capital stock. However, the shares of non-voting common stock may be converted into voting common stock if the holder believes that such converted shares will be transferred within 15 days pursuant to a “conversion event” and the holder agrees not to vote such shares of voting common stock prior to the conversion event and undertakes to convert such shares back into non-voting common stock if such shares are not transferred pursuant to a conversion event. A “conversion event” includes a public offering by us and certain changes of control of our company.

      We may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of voting common stock or any other class of our capital stock or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any regulated stockholder, unless we give written notice of such action to each regulated stockholder. We must defer making any such conversion, redemption, purchase or acquisition for a period of 30 days after giving notice to the regulated stockholders.

      We may not be a party to any reorganization, merger or consolidation pursuant to which any regulated stockholder would be required to take (1) any voting securities that would cause such holder to violate any law, regulation or other governmental requirement or (2) any securities convertible into voting securities which if such conversion occurred would cause such holder to violate any law, regulation or governmental requirement.

      Class C Common Stock. If any Class C common stock is issued, each holder of Class C common stock would be entitled to one-tenth of one vote for each share of Class C common stock held by such holder. We currently have no outstanding shares of Class C common stock.

      The holders of shares of voting common stock and Class C common stock and, on any matter on which the holders of shares of non-voting common stock are entitled to vote, the holders of shares of non-voting common stock, all vote together as a single class; provided, however, that the holders of shares of non-voting common stock or Class C common stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affect the powers, preference or special rights of the holders of the non-voting common stock or Class C common stock, respectively.

      For purposes of this section, “regulated stockholder” includes (1) International Motor Cars Group II, LLC and (2) any other stockholder that is subject to Regulation Y and owns our common stock or preferred stock.

Preferred Stock

      Our board of directors is authorized to issue preferred stock in one or more series, to establish the number of shares to be included in each series, to fix the designations, powers, preferences and rights of the shares of each series and to impose any qualifications, limitations or restrictions of each series. The board may, among other things, determine with respect to each series of preferred stock specific voting rights, designations, dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences. Because the board of directors will have the power to establish the preferences and rights of the shares of any series of preferred stock without any further action or vote by the stockholders, the board may afford the holders of any series of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of common stock.

      One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult, discourage or prevent an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise and thereby protect the continuity of our current management. The issuance of shares of the preferred stock pursuant to the board of directors’ authority may adversely affect the rights of holders of common stock.

Series B Convertible Preferred Stock

      Our board of directors has authorized the issuance of up to 10,000 shares of Series B preferred stock. All of the Series B preferred stock is held by International Motor Cars Group II, LLC.

      Rank. Series B preferred stock ranks senior to voting common stock and non-voting common stock with respect to dividend rights and rights on liquidation.

      Dividends. The holders of shares of Series B preferred stock are entitled to receive semi-annual cumulative dividends at an annual rate of 6.5% of the liquidation preference per share. Dividends were payable in kind through August 3, 2001, and dividends in kind were payable on previously-issued dividend shares through December 31, 2001. Dividends on the Series B preferred stock are currently payable in cash. No dividend or distribution in cash, capital stock or property may be declared or paid on the common stock or any other capital stock unless all accumulated and unpaid dividends on the Series B preferred stock have been paid.

      Whenever any dividend on the Series B preferred stock has not been paid, we may not (1) declare or pay any dividends on any shares of capital stock ranking equal to or junior to such preferred stock or (2) redeem or purchase any shares of capital stock ranking equal to or junior to that preferred stock, subject to several exceptions related to employee benefits.

      Voting Rights. The holders of Series B preferred stock generally do not have any voting rights. However, the affirmative vote of the holders of a majority of the outstanding shares of Series B preferred stock will be required (1) to authorize, increase the authorized number of shares of, or issue any shares of any class or series within a class of our capital stock ranking prior or equal to the Series B preferred stock; (2) to increase the authorized number of shares of, or issue any shares of, Series B preferred stock; or (3) to authorize, adopt or approve an amendment to the certificate of incorporation or the applicable certificate of designation which would alter or change the powers, preferences or rights of the Series B preferred stock.

      Conversion Rights. Each share of Series B preferred stock is convertible into 1,000 shares of non-voting common stock subject to adjustment. Each share of Series B preferred stock may be converted at the option of the holder into one share of Series A preferred stock at any time unless as a result of the conversion, the holder would own or have the right to vote a greater number of shares than the holder is permitted to own, control or have the right to vote under any law, regulation, rule or other requirement.

      Redemption. On August 8, 2002, we will have the right to redeem any or all shares of the Series B preferred stock if the current market price per share of common stock for at least 20 out of 30 consecutive trading days immediately preceding the date of notice of redemption was given is equal to or greater than 150% of the conversion price (currently $10 a share) as of the first day of such 30-day period. The redemption price for the Series B preferred stock is equal to the liquidation preference as of the redemption date.

      Liquidation. Each share of Series B preferred stock has a liquidation preference of $10,000 per share plus all accrued and unpaid dividends. In any liquidation of our company, no distribution can be made to holders of common stock unless the holders of Series B preferred stock have received the liquidation preference.

Limitation on Liability and Indemnification Matters

      Our certificate of incorporation limits the liability of our directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors are not personally liable for money damages for breach of fiduciary duty as a director, except for liability

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any breach of the director’s duty of loyalty to us or our stockholders; and

•	for any transaction from which the director derived an improper personal benefit.

      Our certificate of incorporation and bylaws also contain provisions indemnifying our directors, officers, employees and agents to the fullest extent permitted by Delaware law. The indemnification permitted under Delaware law is not exclusive of any other rights to which such persons may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise.

      In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Provisions of Delaware Law

      A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.

      Staggered board. Our certificate of incorporation and by-laws provide that the number of our directors shall be fixed from time to time by a resolution of a majority of our board of directors. Our certificate of incorporation and by-laws also provide that the board of directors shall be divided into three classes. The members of each class of directors serve for staggered three-year terms. In accordance with the Delaware General Corporation Law, directors serving on classified boards of directors may only be removed from office for cause. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board. A supermajority vote of the stockholders is required to amend the staggered board provision.

      Our certificate of incorporation provides that the staggered board provision only applies to directors elected by holders of voting common stock. If holders of any class of our capital stock obtain the right to elect directors voting as a separate class, the maximum number of directors will be increased by the number of directors whom those holders may elect and upon termination of such right the number will be reduced to the extent it was previously increased.

      No Stockholder Action Without a Meeting. Our certificate of incorporation and by-laws provide that stockholders may only take action at an annual or special meeting.

      Special Meetings of Stockholders. Our bylaws provides that special meetings of our stockholders may be called only by the board of directors, the chairman of the board or the chief executive officer and must be called by the chief executive officer only upon the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors, the chairman of the board or the chief executive officer. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

      Issuance of Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may among other things, discourage, delay, defer or prevent a change in control of us.

      Authorized But Unissued Shares of Common Stock. The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

      Section 203 of the Delaware General Corporation Law. We must comply with the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

      A “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

•	our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

•	the business combination is approved by a majority of our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Amended and Restated Stockholders Agreement

      On February 22, 2002, we entered into a second amended and restated stockholders agreement (superseding the February 28, 2001 stockholders agreement) with Aeneas Venture Corporation (“Harvard”), International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (the “PCP Entities”), Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. (together “Mitsui”), Penske Corporation, Penske Automotive Holdings Corp., Penske Capital Partners, L.L.C. (together “Penske”), J.P. Morgan Partners (BHCA), L.P. (“JPMP”) (as to certain sections only) and Combined Specialty Insurance Company (formerly Virginia Surety Company, Inc.) (“AON”) (as to certain sections only). Each of Harvard, the PCP Entities, Mitsui and Penske are referred to in this section as the “Significant Stockholders.”

      Pursuant to the stockholders agreement, the Significant Stockholders have agreed to vote their shares of common stock to elect Roger S. Penske, four additional persons nominated by the PCP Entities, one person nominated by Mitsui and three independent persons as our directors. The PCP Entities’ nominees to the board of directors are Richard J. Peters, James A. Hislop and Eustace W. Mita. Motokazu Yoshida is the nominee to the board of directors by Mitsui. The Significant Stockholders have also agreed to use their reasonable best efforts to have the Compensation Committee of the board of directors consist of Roger S. Penske, one additional designee of the PCP Entities and two independent directors.

      If the beneficial ownership in us of the PCP Entities and Penske is reduced below 20%, the number of designees of the PCP Entities will be reduced by one for each 2.5% decrease in beneficial ownership. In addition, the right of the PCP Entities to designate directors will be suspended when the beneficial ownership in us of the PCP Entities and Penske is reduced below 10%. The right of Mitsui to designate a director will be suspended when Mitsui’s beneficial ownership is reduced to below 2.5%. If the right of the PCP Entities or Mitsui to nominate directors is reduced, the Significant Stockholders must use their reasonable best efforts to have the successors to those directors both be selected by a majority of the remaining directors, excluding the director whose position is no longer entitled to be designated by Mitsui or the PCP Entities, and not be affiliates of the PCP Entities. These provisions regarding board membership terminate in February 2005.

      The Significant Stockholders also agreed, until December 14, 2003, among other things, not to acquire or seek to acquire any of our capital stock or assets, enter into or propose a business combination involving us or our affiliates, participate in a proxy contest with respect to us or initiate or propose any stockholder proposals with respect to us or our affiliates. Notwithstanding the prior sentence, the stockholders agreement permits (1) any transaction by a Significant Stockholder approved by either a majority of non-affiliated members of the board of directors or a majority of the non-affiliated stockholders, (2) in the case of Mitsui or Harvard, the acquisition of securities if, after giving effect to such acquisition, the beneficial ownership of such party in us is less than or equal to 49% and, in the case of the PCP Entities, is less than or equal to 65%, (3) the granting by the board of directors of options to affiliates of the PCP Entities or the Significant Stockholders, (4) the exercise of stock options, or (5) any transaction contemplated by, or in furtherance of, the registration rights agreement dated February 22, 2002 or the stockholders agreement.

      The PCP Entities and Penske agreed that if prior to February 1, 2005, they transfer any shares, other than to certain permitted transferees or affiliates, or at the direction of JPMP or AON or to Penske Capital Partners, L.L.C., JPMP, AON, Mitsui and Harvard would be entitled to tag along in any such transfer.

      Until January 31, 2003, JPMP agrees to hold, either directly or through the PCP Entities, shares of Series A preferred stock, Series B preferred stock or common stock representing at least 3,122,449 shares of common stock and AON agrees to hold, either directly or through the PCP Entities, shares of Series A preferred stock or common stock representing at least 1,377,551 shares of common stock (the “Standstill Shares”). If Penske requests, JPMP must use reasonable efforts to convert its Standstill Shares which represent non-voting capital stock into voting capital stock, if this conversion would not cause a violation of any rules or regulations. Until after May 1, 2002, neither JPMP nor AON may transfer shares of common stock, except to permitted transferees and affiliates and as contemplated by the February 22, 2002 registration rights agreement or in a private sale. If at any time before January 31, 2003, Penske or its affiliates have transferred in excess of 500,000 shares of common stock on an as-converted basis, the restrictions on JPMP and AON’s ability to transfer shares described above would terminate. Penske and its affiliates (other than the Company) agreed that prior to August 1, 2003 they would not transfer their restricted securities in connection with the Company’s first primary public offering of securities which includes a secondary sale component (which included the Equity Offering). Penske and its affiliates also agreed not to transfer such securities prior to August 1, 2003 or under Rule 144 of the Act through May 1, 2002. In addition, after February 1, 2003 but before February 1, 2005, if JPMP or AON wants to transfer its Standstill Shares (other than to certain permitted transferees or affiliates), Penske Corporation has a right of first offer to purchase the Standstill Shares.

      The PCP Entities agreed to cause Roger S. Penske to serve as the chairman of the board of directors and chief executive officer until August 3, 2002. However, this obligation will cease if directors designated by the PCP Entities no longer constitute a majority of the board of directors as a result of a decrease in share ownership by the PCP Entities.

Registration Rights Agreements

      In October 1993 we entered into a registration rights agreement with Harvard and others. Stockholders under this agreement received certain demand and piggyback registration rights in connection with the registration of our capital stock.

      On May 3, 1999, we and the PCP Entities entered into a registration rights agreement and on December 22, 2000, we and Penske Automotive Holdings Corp., a subsidiary of Penske Corporation, entered into a registration rights agreement. Pursuant to these agreements, the PCP Entities and Penske Corporation each may require us on three occasions to register all or part of their common stock. Other of our stockholders who are entitled to include securities in any registration demanded by the PCP Entities or Penske Corporation may do so but the securities of the other stockholders will be excluded in the event that market factors require a limitation on the number of shares to be included. The PCP Entities and Penske Corporation are also entitled to request inclusion of all or any part of their common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act.

      On February 22, 2002, we and Mitsui entered into an amended and restated registration rights agreement, which superseded a registration rights agreement dated February 28, 2001. Pursuant to the agreement, if we propose to register any of the Penske Corporation or PCP Entities registrable securities as a result of a demand pursuant to the Penske registration rights agreements (other than a demand to sell securities held by the PCP Entities on behalf of JPMP or AON), Mitsui is entitled to request inclusion of all or any part of its common stock in any registration of securities by us on Forms S-1, S-2 and S-3 under the Securities Act.

      In addition, on February 22, 2002, we entered into a registration rights agreement with International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., JPMP, and AON. Pursuant to the agreement, we are required to have declared effective a shelf registration statement covering approximately 3,714,731 shares for the benefit of the selling stockholders (including 1,448,323 shares beneficially owned by Harvard) on or prior to the 90th day following the effective date of the registration statement relating to our concurrent public offering of equity securities. In addition, we are also required to file an additional shelf registration statement registering an additional 4,500,000 shares of common stock for the benefit of the selling stockholders and to have this registration statement declared effective by February 1, 2003. We also granted certain piggyback registration rights to the stockholders. As part of this agreement, JPMP and AON agreed not to sell 4,500,000 shares of common stock through January 31, 2003. JPMP and AON have agreed to lockup agreements with the underwriters in the equity offering which will restrict the sale of all shares of common stock owned by them for 90 days from the effective date of the registration relating to the equity offering.

      From time to time we have entered into other registration rights agreements pursuant to which we have granted piggyback rights and, on occasion, demand rights. We do not believe the number of shares, if any, covered by these additional agreements is significant.

      We have agreed to pay all expenses (subject to some limitations) incident to the registration and disposition of the securities registered pursuant to the registration rights agreements (other than underwriting discounts and commissions in respect thereof).

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Equiserve Trust Company, N.A.

Listing

      Our common stock is listed on the New York Stock Exchange under the symbol “UAG.”

DESCRIPTION OF INDEBTEDNESS

Bank Credit Agreement

      General. We have entered into an amended and restated credit agreement with an aggregate borrowing capacity of $750.0 million. The lenders under this agreement are DaimlerChrysler Services North America LLC, as agent and as lender, and Toyota Motor Credit Corporation.

      Amount. The credit agreement provides for:

•	$125.0 million in revolving loans and letters of credit to be used for general working capital purposes;

•	$700.0 million in revolving loans to be used for acquisitions, less any amount outstanding under the general revolving facility of up to $125.0 million, subject to a collateral-based borrowing limitation;

•	a standby letter of credit facility of up to $50.0 million.

      Interest. Loans under the credit agreement bear interest at between LIBOR plus 2.00% and LIBOR plus 3.00%.

      Maturity. The revolving loans, including the revolving loans for acquisitions, mature on the earlier of August 3, 2005, or on such other date as the loans may terminate pursuant to provisions of the credit agreement.

      Collateral. Under the credit agreement, we have granted security interests in substantially all of our assets and the assets of our domestic automotive dealership subsidiaries. The security interests of our floor plan lenders consist of substantially all of the assets of our domestic automotive dealership subsidiaries and, in some cases, our guarantee. We have also pledged the outstanding capital stock of some of our subsidiaries to the lenders under the credit agreement.

      Guarantees. The credit agreement is fully and unconditionally guaranteed on a joint and several basis by our domestic automotive dealership subsidiaries and will be guaranteed by any additional domestic automotive dealership subsidiaries which we acquire or establish in the future.

      Optional and Mandatory Prepayments. We can prepay our loans under the credit agreement in whole or in part at any time without premium or penalty. If we or our subsidiaries receive net cash proceeds from the issuance of any subordinated debt or equity securities (subject to various exceptions), we must use such proceeds to prepay any outstanding revolving loans. If borrowings exceed a borrowing base (generally equal to our net tangible assets plus $300.0 million) the loans must be repaid in the amount of such excess.

      Covenants. Under the credit agreement, we are subject to certain financial and operating covenants requiring us to maintain a maximum funded debt to stockholders’ equity ratio, a maximum non-floor plan-debt to stockholders’ equity ratio, and a maximum funded debt to EBITDA ratio. The credit agreement also requires us to maintain sufficient working capital in order to remain in compliance with our franchise agreements.

      In addition, we are restricted by various covenants which, subject to various exceptions, govern our ability and the ability of our subsidiaries to:

•	incur debt;

•	incur liens;

•	make restricted payments, purchase our equity securities or redeem subordinated debt (other than the repurchase, redemption, defeasance or repayment of the 11% senior subordinated notes using the proceeds of up to $5.0 million of revolving loans);

•	merge, consolidate or sell our business;

•	make acquisitions, unless after any proposed acquisition we are in pro forma compliance with all financial ratios in the credit agreement, all automobile manufacturers doing business with the target have consented to the acquisition, and at least 20% of the total consideration for all acquisitions since June 28, 2000, is paid other than with debt;

•	modify our organizational documents, including our and our subsidiaries’ articles of incorporation and by-laws, in a manner that might reasonably be expected to materially and adversely affect the interests of the lenders;

•	enter into transactions with affiliates;

•	engage in any line of business other than the current business;

•	make certain investments; and

•	amend our floor plan documents if such modification would have a material adverse effect.

      A breach of any of these covenants or other covenants included in the credit agreement would be cause for acceleration of repayment and termination of the credit agreement by the lenders.

      Events of Default. Events of default under the credit agreement include, among others and subject to exceptions:

•	non-payment of principal or, after five business days, interest, fees, or reimbursement obligations with respect to any letter of credit or other amounts due under the credit agreement;

•	any default relating to any of our other debt or debts of our subsidiaries in an amount exceeding $20.0 million and that default (a) consists of the failure to pay the debt when due or (b) accelerates the maturity of the debt or allows the holder to accelerate its maturity;

•	defaults occurring under any floor plan financing;

•	defaults under other material obligations with respect to a material purchase or lease of goods and services or under an agreement with a manufacturer;

•	bankruptcy and insolvency events with respect to us or our subsidiaries;

•	failure to comply with any covenants in the credit agreement (subject to any applicable cure periods);

•	final judgments against us or our subsidiaries in an amount exceeding $10.0 million which is not paid or discharged, vacated or had execution stayed pending appeal within 60 days after the judgment was entered; or

•	such time as a majority of our directors cease to be either (1) nominees or designees of Penske Capital Partners or Penske Corporation, (2) officers and directors of an entity controlled by or under common control with Penske Capital Partners or Penske Corporation, or (3) any person approved by the directors in (1) and (2).

11% Senior Subordinated Notes due 2007

      In 1997, we issued $200.0 million aggregate principal amount of 11% senior subordinated notes due 2007. The subordinated notes are unsecured but are fully and unconditionally guaranteed on a joint and several basis by each of our automotive dealership subsidiaries. The indentures governing the subordinated notes require us to comply with specified debt service coverage ratio levels in order to incur incremental indebtedness. Those indentures also limit our ability to pay dividends based on a formula which takes into account, among other things, our consolidated net income, and contain other covenants that restrict our ability to purchase capital stock, incur liens, sell assets and enter into other transactions.

      In 1999, we redeemed $49.0 million of these subordinated notes. In 2000, the beneficial ownership of Penske Capital Partners and various affiliated entities went above 40% requiring us to make an offer to purchase all of the outstanding subordinated notes at a purchase price in cash equal to 101% of their principal amount. In May 2000 we completed the offer and repurchased $147.3 million of the outstanding subordinated notes. As of December 31, 2001, $3.7 million of the subordinated notes remained outstanding. The subordinated notes become redeemable at our option, with the payment of a premium, on July 15, 2002.

Floor Plan Financing

      Our subsidiaries currently have in place a number of floor plan credit facilities with the captive finance companies of various manufacturers, including Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services North America LLC, Toyota Motor Credit Corporation, World Omni Financial Corp. and BMW Financial Services NA, LLC. The dealership subsidiaries have their own agreements with the relevant lender or financing source for their inventory financing needs. As of March 31, 2002, we had an aggregate of $758.2 million outstanding under our floor plan facilities.

      We make monthly interest payments on the principal amount then outstanding under our floor plan facilities but we are not generally required to make any payments towards the principal loan amount prior to the sale of the related vehicles. The underlying notes are demand notes and the payments under these notes are generally due when the related vehicles are sold. The underlying notes are secured by substantially all of the assets of the applicable dealership and, in some cases, a guarantee from us.

      The terms of our floor plan financing vary from lender to lender. Many of the agreements include limitations on the dealership subsidiary’s ability to make distributions of its property or assets other than in the ordinary course of business, make loans or other advances of money, enter into change of control transactions or materially change its capital structure and business. Most of the agreements prohibit the granting of liens on the collateral held by the floor plan lender. The financing under our floor plan arrangements can typically be terminated by the lender or financing source upon the occurrence of events of default or at the discretion of the applicable lender or financing source. Events of default vary from lender to lender and may include, among others, a material adverse change in the dealer’s business, a failure to hold a related dealer agreement, a change in our control, a change in control of the dealership, a default under our indebtedness, a default under the dealership subsidiary’s other indebtedness and the bankruptcy of the dealership.

Sytner Indebtedness

      Sytner has indebtedness outstanding under working capital facilities as well as floorplan financing, known in the U.K. as stocking loan agreements. These facilities are secured by substantially all of Sytner’s assets. The facilities include negative covenants and events of default which are standard for such facilities.

Loan Notes

      In connection with the acquisition of Sytner, as an alternative to receiving any or all of the £93.5 million of cash consideration which would otherwise be receivable under the offer, Sytner shareholders (other than certain non-U.K. shareholders) who validly accepted the offer could have elected to receive loan notes issued by UAG UK Holdings Limited. For every £1 of cash consideration otherwise receivable under the offer, Sytner shareholders could have elected to receive £1 of loan notes.

      The loan notes are unsecured but are guaranteed as to principal by a bank or financial institution with an investment grade rating. The loan notes pay interest semi-annually at 0.5% below LIBOR. Loan notes are redeemable, at the option of the holder, on June 30, 2003 and at six-month intervals thereafter. Any loan note that has not been redeemed by June 30, 2007 will be redeemed on that date.

DESCRIPTION OF NEW NOTES

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to United Auto Group, Inc. and not to any of its subsidiaries.

      The Company will issue the New Notes under the Indenture (the “Indenture”) among itself, the Guarantors and Bank One Trust Company, N.A., as trustee (the “Trustee”) executed on March 18, 2002 in connection with the issuance of the Original Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

      The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture.

Brief Description of the New Notes and Guarantees

The New Notes

      The New Notes:

•	will be issued in the aggregate principal amount of $300.0 million;

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

•	are pari passu in right of payment with any future senior subordinated Indebtedness of the Company; and

•	are guaranteed by the Guarantors.

The Guarantees

      The Notes are guaranteed by substantially all of the direct and indirect domestic subsidiaries of the Company as of the Issue Date. Certain domestic subsidiaries with immaterial assets will not guarantee the Notes. In addition, it is expected that the Company’s Foreign Subsidiaries will not guarantee the Notes.

      Each Guarantee of the Notes:

•	is a general unsecured obligation of the Guarantor;

•	is subordinated in right of payment to all existing and future Senior Guarantor Indebtedness of the Guarantor; and

•	is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

      Under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

      The Notes will mature on March 15, 2012, will be issued in $300.0 million aggregate principal amount, subject to the Company’s ability to issue additional notes which may be of the same series as the Notes as described below, and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate set forth on the cover page of this prospectus from the date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on March 15 and September 15 in each year, commencing September 15, 2002, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 1 or September 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309)

      We may from time to time, without notice to or the consent of the holders of Notes, create and issue further notes ranking equally with the Notes in all respects, subject to the limitations described under the caption “Certain Covenants — Limitations on Indebtedness.” The total amount of Notes issued pursuant to this prospectus, together with any additional notes which may be issued under the Indenture, cannot exceed $500.0 million. Any further notes may be consolidated and form a single series with the Notes, vote together with the Notes and have the same terms as to status, redemption or otherwise as the Notes. References to Notes in this “Description of the New Notes” includes these additional notes if they are in the same series, unless the context requires otherwise.

Issuance and Methods of Receiving Payments on the Notes

      Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled to it as shown on the security register. (Sections 301, 305 and 1002) The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection with the transfer, exchange or redemption. (Section 305)

Paying Agent and Registrar for the New Notes

      The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer

      Each Note may be transferred in accordance with the Indenture. The Registrar and the Trustee may require a holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer any Note selected for redemption. Also, the Company is not required to transfer any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

      Payment of the Notes is guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of substantially all of the direct and indirect domestic subsidiaries of the Company. All of the Restricted Subsidiaries of the Company which have issued senior guarantees under the Credit Agreement are issuing senior subordinated guarantees of the Notes, other than one joint venture with immaterial assets. It is expected that the Company’s Foreign Subsidiaries, including any entities acquired in connection with the Sytner acquisition, will not guarantee the Notes. Substantially all of the Company’s operations are conducted through its subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries incurred in the United States, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the Notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors will be fully and unconditionally, jointly and severally obligated to duly and punctually pay it.

      The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

      Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (c) under the caption “— Certain Covenants — Limitation on Issuances on Guarantees of and Pledges for Indebtedness.” The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.

Optional Redemption

      The Notes will be subject to redemption at any time on or after March 15, 2007, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning March 15 of the years indicated below:

Redemption
Year	Price

2007	104.813%
2008	103.208%
2009	101.604%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

      In addition, at any time prior to March 15, 2005, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 109.625% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must complete such redemption within 60 days of the closing of the Public Equity Offering.

      If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions of them to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the New Notes are listed. If the Notes are not so listed, the Trustee shall select them on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Notes redeemed in part shall be redeemed only in integral multiples of $1,000 (subject to the procedures of The Depository Trust Company or any other Depositary). (Sections 203, 1101, 1104, 1105 and 1107)

Mandatory Redemption

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Purchase of New Notes Upon a Change of Control

General

      If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder’s Notes in whole or in part in integral multiples of $1,000, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below (the “Change of Control Offer”) and in accordance with the other procedures set forth in the Indenture.

Procedure

      Within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced the Company shall notify the Trustee and give written notice of the Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice will state, among other things,

(1) that a Change of Control has occurred or will occur and the date of the event;

(2) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3) the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

Stipulations

      If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all or any of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. See “— Ranking.” The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under the caption “— Events of Default.”

      In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a “change of control”, the Credit Agreement also contains an event of default upon a “change of control” as defined in the Credit Agreement which obligates the Company to repay amounts outstanding under such agreement upon an acceleration of the Indebtedness incurred under the Credit Agreement. The Credit Agreement also prohibits the Company from repurchasing the Notes upon a Change of Control or otherwise. In addition, some of the Restricted Subsidiaries’ Floor Plan Facilities contain an event of default upon a “change of control” (as defined in those facilities) of the Company or the relevant Restricted

Subsidiary which obligates such Restricted Subsidiaries to repay amounts outstanding under such agreements upon such a change of control. In addition, a Change of Control could result in a termination or nonrenewal of one or more of the Company’s franchise agreements or its other agreements with Manufacturers.

      The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

      The existence of a holder’s right to require the Company to repurchase the holder’s Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

      The provisions of the Indenture do not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

      The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Ranking

General

      The payment of the Indenture Obligations will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Indebtedness) of all Senior Indebtedness. The Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

      It is not expected that any of our Foreign Subsidiaries will guarantee the Notes, including those acquired in connection with the acquisition of Sytner Group plc, unless those Subsidiaries also guarantee the Credit Agreement.

      At March 31, 2002, there was an aggregate of $261.5 million of Senior Indebtedness of the Company and the Guarantors outstanding and no Indebtedness of non-Guarantor Restricted Subsidiaries outstanding.

Payment Stoppages

      Upon the occurrence of any default in the payment of any Designated Senior Indebtedness (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “— Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain Permitted Junior Payments) may be made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Indenture Obligations unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Indebtedness after which the Company shall resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.

      Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a “Non-payment Default”) and after the receipt by the Trustee (i) if Indebtedness is outstanding under the Credit Agreement, from the agent thereunder and (ii) if no Indebtedness is outstanding under the Credit Agreement, from a representative of holders of any Designated Senior Indebtedness, in each case, referred to as a “Senior Representative,” of written notice of such Non-Payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “— Defeasance or Covenant Defeasance of Indenture”) or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (the “Payment Blockage Period”).

      The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of:

(i) the 179th day after such commencement;

(ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Indebtedness; or

(iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period.

      After the occurrence of any of the dates set forth in clauses (i), (ii) or (iii), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

      If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See “— Events of Default.”

Liquidation/ Insolvency

      The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Indebtedness must first be paid in full in cash (or as otherwise agreed to by the holders of Senior Indebtedness) before any payment or distribution, excluding distributions of certain permitted equity interests or subordinated securities, is made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Indenture Obligations (other than payments previously made pursuant to the provisions described under the caption “— Defeasance or Covenant Defeasance of Indenture”).

      By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes. Funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash (or as otherwise agreed to by the holders of Senior Indebtedness) and the Company may be unable to meet its obligations fully with respect to the Notes.

Guarantees

      Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

Related Definitions

      “Senior Indebtedness” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of the Company and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the initial Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, “Senior Indebtedness” shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of the Company to the extent the Company is a party thereto and (y) not include

(i) Indebtedness evidenced by the Notes;

(ii) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any Indebtedness of the Company;

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company;

(iv) Indebtedness which is represented by Redeemable Capital Stock;

(v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness;

(vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company;

(viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

      “Designated Senior Indebtedness” means (i) all Senior Indebtedness under the Credit Agreement or Floor Plan Facilities and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as “Designated Senior Indebtedness” by the Company.

      “Senior Guarantor Indebtedness” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of any Guarantor and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the initial Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, “Senior Guarantor Indebtedness” shall (x) include all borrowings of each Guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such Guarantor and (y) not include

(i) Indebtedness evidenced by the Guarantees;

(ii) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any Indebtedness of such Guarantor;

(iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such Guarantor;

(iv) Indebtedness which is represented by Redeemable Capital Stock;

(v) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor to the extent such liability constitutes Indebtedness;

(vi) Indebtedness of such Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries;

(vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor;

(viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and

(ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

Limitation on Future Indebtedness

      The Indenture limits, but does not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness. It prohibits the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.

Certain Covenants

      The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1. (Section 1008)

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i) Indebtedness of the Company under the Company’s Credit Agreement, including any refinancing (as defined below) of such Indebtedness, in an aggregate principal amount at any one time outstanding not to exceed $920 million in any case under the Credit Agreement or in respect of letters of credit under the Credit Agreement, and guarantees by Guarantors in respect thereof; provided, however, that the foregoing amount shall be reduced by (a) the U.S. dollar equivalent of any loan notes referred to in clause (xi) not collateralized by cash in excess of $40 million and (b) the aggregate amount of Indebtedness incurred pursuant to clause (xii) in excess of $20 million;

(ii) Indebtedness of the Company or any Restricted Subsidiary under any Inventory Facility;

(iii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Notes;

(iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the initial Issue Date and not otherwise referred to in this definition of “Permitted Indebtedness;”

(v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Notes and to all Senior Indebtedness; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v);

(vi) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi);

(vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of the covenant described under the caption “— Limitation on Issuances of Guarantees of and Pledges for Indebtedness;”

(viii) obligations of the Company or any Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under such Currency Hedging Agreements or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable under such Commodity Price Protection Agreements, and guarantees by Guarantors in respect thereof;

(ix) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed $35 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(x) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(xi) loan notes issued to a holder of the shares of Capital Stock of Sytner Group plc in connection with the tender offer for all of such Capital Stock;

(xii) Indebtedness of the Sytner Group plc and any of its Subsidiaries in an aggregate principal amount not to exceed $90 million at any one time;

(xiii) obligations in respect of letters of credit or other credit support provided by the Company and its Restricted Subsidiaries in the ordinary course of business provided that the obligations under such letters of credit are supported by letters of credit or other credit support issued or provided under the Credit Agreement;

(xiv) Indebtedness of Foreign Subsidiaries in the aggregate amount outstanding at any time not to exceed 10% of the Consolidated Tangible Assets of the Company, provided that the Company can incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (a) of this covenant after giving effect to such incurrence;

(xv) guarantees by the Company or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under the covenant described under the caption “— Limitation on Indebtedness;”

(xvi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to clause (a) above or clauses (iii), (iv), (xi) and (xii) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such Indebtedness, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

(xvii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

(xviii) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under “Defeasance or Covenant Defeasance of Indenture;”

(xix) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xix); and

(xx) Indebtedness of the Company and its Restricted Subsidiaries, in addition to that described in clauses (i) through (xix) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $20 million outstanding at any one time in the aggregate.

      For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

      For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

Limitation on Restricted Payments

      (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

(iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

(a) to the Company or any of its Wholly Owned Restricted Subsidiaries; or

(b) dividends or distributions made by a Restricted Subsidiary:

(1) organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

(2) on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

      (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

      (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the covenant described under the caption “— Limitation on Indebtedness;” and

      (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the initial Issue Date and all Designation Amounts does not exceed the sum of:

(A) $10 million;

(B) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter in which the Notes are initially issued and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(C) the aggregate Net Cash Proceeds received after the initial Issue Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from (1) the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid and (2) the issuance of common stock of the Company pursuant to the Form S-3 (File No. 333-82264));

(D) the aggregate Net Cash Proceeds received after the initial Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E) the aggregate Net Cash Proceeds received after the initial Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the initial Issue Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(F) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the initial Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

(G) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

      (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (xii) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) being referred to as a “Permitted Payment”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section;

(ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness

(1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

(2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes;

(3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and

(4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(v) the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Restricted Subsidiary in an amount not to exceed $2.0 million in the aggregate in any calendar year;

(vi) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

(viii) the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by the Indenture at the time of such acquisition;

(ix) the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries, in an amount not to exceed $5 million during the term of the Indenture;

(x) the payment of dividends payable on the Company’s Preferred Stock outstanding on the date of the Indenture in accordance with the terms of such Preferred Stock in effect on the date of the Indenture, in an amount not to exceed $6.2 million in any calendar year;

(xi) the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options; and

(xii) the payment of dividends or distributions by a Restricted Subsidiary of the Company pursuant to the Joint Venture Formation Agreement, dated January 31, 1998, among the Company, UAG Young, Inc. and the other parties named therein (the “Joint Venture Partners”) based on the percentage ownership interest of such Joint Venture Partners in such Restricted Subsidiary (which cannot exceed 25%) plus one fifth of such ownership interest. (Section 1009)

Limitation on Transactions with Affiliates

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

(a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(b) with respect to any transaction or series of related transactions involving aggregate value in excess of $2 million either the Company delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director;

(c) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(d) with respect to any transaction or series of related transactions involving aggregate value in excess of $25 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i) compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

(ii) any transaction permitted as a Restricted Payment or Permitted Investment pursuant to the covenant described under the caption “— Limitation on Restricted Payments;”

(iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

(iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements;

(v) loans or advances to officers of the Company in the ordinary course of business not to exceed $1 million in any calendar year; and

(vi) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date) or otherwise disclosed in the offering memorandum relating to the offer and sale of the Original Notes and this prospectus relating to the offer and sale of the New Notes and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party. (Section 1010)

Limitation on Liens

      The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (1) create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the initial Issue Date or acquired after the initial Issue Date, or (2) assign or convey any right to receive any income or profits from such Liens, unless the Notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens:

(A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under “— Consolidation, Merger, Sale of Assets” or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of the covenant described under the caption “— Limitation on Indebtedness;” or

(B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented by such refinancing (or if such Indebtedness provides for an amount less than the principal amount of such refinancing to be due and payable upon a declaration of acceleration of the maturity of such Indebtedness, the original issue price of such Indebtedness plus any accreted value attributable to such Indebtedness since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of:

(i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced; or

(ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)

Limitation on Sale of Assets

      (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale consists of:

(A) cash or Cash Equivalents,

(B) the assumption of Senior Indebtedness or Senior Guarantor Indebtedness or other liabilities (other than Pari Passu Indebtedness or Subordinated Indebtedness) by the party acquiring the assets from the Company of any Restricted Subsidiary,

(C) Replacement Assets,

(D) Designated Noncash Consideration, or

(E) a combination of any of the foregoing; and

(ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 10 days after receipt shall be deemed to be cash for purposes of this provision.

      (b) If:

(A) all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof;

(B) the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness; or

(C) if no such Senior Indebtedness or Senior Guarantor Indebtedness which requires prepayment is then outstanding (or such prepayment is waived)

then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used to prepay Senior Indebtedness or Senior Guarantor Indebtedness or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.”

      (c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(A) the Company will make an offer to purchase (an “Offer”) from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered); and

(B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

      (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

      (e) The Indenture provides that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1012)

Limitation on Issuances of Guarantees of and Pledges for Indebtedness

      (a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor (or a Foreign Subsidiary securing Indebtedness of another Foreign Subsidiary of the Company), directly or indirectly, to grant a lien on any of its assets as security for the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) as security for the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary. The guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Guarantor Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

      (b) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor (or a Foreign Subsidiary guaranteeing Indebtedness of another Foreign Subsidiary of the Company) (or UAG Citrus Motors, LLC until such time as it becomes a Wholly Owned Restricted Subsidiary), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that

(A) such guarantee need not be secured unless required pursuant to the covenant described under the caption “— Limitation on Liens;”

(B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary’s Guarantee of the Notes to the same extent as such Senior Indebtedness is senior to the Notes; and

(C) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

      (c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1013)

Limitation on Senior Subordinated Indebtedness

      The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be, as set forth in the Indenture. (Section 1017)

Limitation on Subsidiary Preferred Stock

      The Company will not permit

      (a) any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued, sold or transferred to the Company or a Wholly Owned Restricted Subsidiary, (ii) Permitted Subsidiary Preferred Stock, and (iii) Preferred Stock issued by a Person prior to the time

(A) such Person becomes a Restricted Subsidiary,

(B) such Person merges with or into a Restricted Subsidiary; or

(C) a Restricted Subsidiary merges with or into such Person;

provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or

      (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock (other than Permitted Subsidiary Preferred Stock) of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), or upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1015)

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

      The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii) make any Investment in the Company or any other Restricted Subsidiary, or

(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary;

      except

(a) any encumbrance or restriction pursuant to an agreement in effect on the initial Issue Date (including without limitation the Credit Agreement in effect on the initial Issue Date);

(b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the initial Issue Date in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however that the restrictions are applicable only to such Restricted Subsidiary or assets;

(d) any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

(e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

(f) covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry;

(g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

(h) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Guarantor (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with the covenant described under the caption “— Limitation on Liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

(i) covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry;

(j) any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

(k) customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(l) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(n) restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in the indenture governing the Notes;

(o) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) and (p) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced;

(p) restrictions related solely to Foreign Subsidiaries and created in connection with Indebtedness of such Foreign Subsidiaries incurred pursuant to clauses (xii), (xiv) and (xx) of paragraph (b) of the covenant described under the caption “— Limitation on Indebtedness;” and

(q) encumbrances or restrictions that are pursuant to any agreements or arrangements in effect on the date that Sytner Group plc and its subsidiaries were acquired by the Company or its Restricted Subsidiaries or in connection with any transaction which Sytner Group plc has agreed to enter into as of such date, which restrictions are customary for transactions of similar type, and any amendment, modification or replacement of any agreement, arrangement or transaction described above that are not materially more restrictive than those contained in such agreements or arrangements. (Section 1016)

Limitation on Unrestricted Subsidiaries

      The Company may designate after the initial Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of the covenant described under the caption “— Limitation on Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s board of directors;

(c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under the caption “— Limitation on Indebtedness” at the time of such Designation (assuming the effectiveness of such Designation);

(d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

      In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under the caption “— Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.

      The Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

      The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under the caption “— Limitation on Indebtedness.”

      All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions. (Section 1018)

Provision of Financial Statements

      Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (only to the extent such Guarantor is required under Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company and any Guarantor (only to the extent such Guarantor is required under Section 13(a) or 15(d)) will also in any event (x) within 15 days of each Required Filing Date

(i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders; and

(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections; and

      (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost.

      If any Guarantor’s financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor’s financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders of the Notes have disposed of such Notes pursuant to an effective registration statement under the Securities Act. (Section 1019)

Additional Covenants

      The Indenture also contains covenants with respect to the following matters:

(i) payment of principal, premium and interest;

(ii) maintenance of an office or agency;

(iii) arrangements regarding the handling of money held in trust;

(iv) maintenance of corporate existence;

(v) payment of taxes and other claims;

(vi) maintenance of properties; and

(vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

The Company

      The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, as the case may be, and the Notes and the Indenture will remain in full force and effect as so supplemented;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under the caption “— Certain Covenants — Limitation on Indebtedness;”

(iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and under the Notes;

(v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under the caption “— Certain Covenants — Limitation on Liens” are complied with; and

(vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect of such transaction comply with the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with. (Section 801)

The Guarantors

      Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i) either (a) the Guarantor will be the continuing corporation, in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and the Indenture and such Guarantee and Indenture will remain in full force and effect;

(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with paragraph (c) under the provisions of the covenant described under the caption “— Certain Covenants — Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” (Section 801)

      In the event of any transaction (other than a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be.

      Nothing herein shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate incorporated in the United States solely for the purpose of changing the entity’s jurisdiction of incorporation. (Section 802)

Events of Default

      An Event of Default occurs under the Indenture if:

(1) there is a default in the payment of any interest on any Note when it becomes due and payable, and such default continues for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

(2) there is a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise), whether or not prohibited by the subordination provisions of the Indenture;

(3) (a) there is a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b) of this clause (3)) and such default or breach continues for a period of 60 days after written notice (30 days in the case of a default in the covenants described under the captions “— Certain Covenants — Limitation on Indebtedness,” “— Limitation on Restricted Payments” or “— Limitation on Sale of Assets,” or “— Purchase of New Notes Upon a Change of Control”) has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; or

(b) there is a default in the performance or breach of the provisions described under the caption “— Consolidation, Merger, Sale of Assets;”

(4) one or more defaults, individually or in the aggregate, has occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $20 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the final stated maturity of such Indebtedness;

(5) any Guarantee for any reason ceases to be, or for any reason is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $20 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), is rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and is not be discharged or fully bonded and there has been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, is not be in effect;

(7) there has been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

(i) adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent;

(ii) seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law;

(iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties;

(iv) ordering the winding up or liquidation of their respective affairs,

and any such decree or order for relief continues to be in effect, or any such other decree or order is unstayed and in effect, for a period of 60 consecutive days; or

(8) (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(b) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(c) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(d) the Company or any Significant Restricted Subsidiary

(i) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties,

(ii) makes an assignment for the benefit of creditors, or

(iii) admits in writing its inability to pay its debts generally as they become due or

(e) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this clause (8). (Section 501).

Result of Events of Default

      If an Event of Default (other than as specified in clauses (7) and (8) of the prior paragraph) occurs and is continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes). Upon any such declaration, such principal, premium, if any, and interest (i) shall become due and payable immediately or (ii) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement. If an Event of Default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

      After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Notes then outstanding,

(iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

Waiver of Default by Noteholders

      The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note, which may only be waived with the consent of each holder of Notes affected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holders of either 75% or all Notes affected by such modification or amendment. (Section 513)

Legal Rights of Noteholders

      No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless

(1) the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture;

(2) the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

(3) the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes.

      Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

Notice to and Action of Trustee

      The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1020) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

      The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

      The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for

(i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(ii) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(iii) the rights, powers, trusts, duties and immunities of the Trustee and

(iv) the defeasance provisions of the Indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

      In order to exercise either defeasance or covenant defeasance,

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination of cash and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date after March 15, 2007 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (7) or (8) under the first paragraph under the caption “— Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

(v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

(vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

(vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Notes would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(ix) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(xi) the Company will have delivered to the Trustee an officers’ certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)

Modifications and Amendments

With Noteholder Consent

      Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

(i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(ii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby;

(iv) except as otherwise permitted under the caption “— Consolidation, Merger, Sale of Assets,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or

(v) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee;

provided, further, however, that no such modification or amendment may, without the consent of at least 75% in aggregate principal amount of the outstanding Notes, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenants described under the caption “— Purchase of Notes Upon a Change of Control” or make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with the covenant described under the caption “— Certain Covenants — Limitation on Sale of Assets,” including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto. (Section 902)

Without Noteholder Consent

      Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture:

(a) to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Notes and in any Guarantee in accordance with the covenant described under the caption “— Consolidation, Merger, Sale of Assets;”

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee;

(c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes in any material respect;

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(e) to add a Guarantor under the Indenture;

(f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

(g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

      The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)

      No amendment, modification or waiver of the Indenture shall adversely affect the rights of any holder of Senior Indebtedness or Senior Guarantor Indebtedness under the subordination provisions of the Indenture without the consent of such holder.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when

(a) either (i) all such Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not previously delivered to the Trustee for cancellation;

(x) have become due and payable,

(y) will become due and payable at their Stated Maturity within one year, or

(z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, such Notes at such Maturity, Stated Maturity or redemption date;

(b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and

(c) the Company has delivered to the Trustee an officers’ certificate and an opinion of independent counsel in form and substance reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound. (Section 1201)

Governing Law

      The Indenture, the Notes and any Guarantee are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

Concerning the Trustee

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 611)

      The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs, which has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it which will relate specifically to any loss, liability or expense incurred in connection with the Trustee’s compliance with a specific request. (Sections 512, 601 and 603)

Book-Entry Delivery and Form

      Notes also may be offered and sold in offshore transactions in reliance on Regulation S. Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form.

Certain Definitions

      “Acquired Indebtedness” means Indebtedness of a Person:

(i) existing at the time such Person becomes a Restricted Subsidiary or

(ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be and is not recourse to any Person or assets other than such Person or its assets (including its Subsidiaries and their assets).

      Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

      “Affiliate” means, with respect to any specified Person:

(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(ii) any other Person that owns, directly or indirectly, 10 percent or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

(iii) any other Person, ten percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(i) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

(ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

      For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A) that is governed by the provisions described under the caption “— Consolidation, Merger, Sale of Assets,”

(B) that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of the Indenture,

(C) that is of obsolete equipment,

(D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(E) the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions,

(F) any Restricted Payment permitted under the caption “Certain Covenants — Limitation on Restricted Payments,” or

(G) any disposition that constitutes a “Change of Control.”

      “Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      “Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

      “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

      “Cash Equivalent” means:

(i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Rating Group, a division of McGraw Hill, Inc. (“S&P”) or any successor rating agency;

(iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(v) any repurchase agreement entered into with DaimlerChrysler Services North America LLC (or with a commercial banking institution of the stature referred to in clause (ii) above) which (A) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (i) through (iii) above and (B) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of DaimlerChrysler Services North America LLC (or such commercial banking institution) thereunder; and

(vi) shares of money market mutual funds within the definition of Rule 2a-7 promulgated by the Commission under the Investment Company Act of 1940.

           “Change of Control” means the occurrence of any of the following events:

(i) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes after the initial Issue Date the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company and (B) Permitted Holders, directly or indirectly, no longer have voting control of more than 50% of the total outstanding Voting Stock of the Company;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under the caption “— Certain Covenants — Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under the caption “— Certain Covenants — Limitation on Restricted Payments”); and

(B) immediately after such transaction, (I) no “person” or “group,” other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the surviving corporation and (II) Permitted Holders, directly or indirectly, no longer have voting control of more than 50% of the total outstanding Voting Stock of the Company; or

(iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under the caption “— Consolidation, Merger, Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

      “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

      “Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period,

      in each case after giving pro forma effect to:

(i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

      provided that

(i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

      “Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

      “Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

(i) amortization of debt discount,

(ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(iii) the interest portion of any deferred payment obligation,

(iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(v) accrued interest, plus

(b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries, but excluding, in the case of (a), (b) and (c), the amortization of deferred financing costs, plus (d) dividend requirements of the Company and the Restricted Subsidiaries with respect to Redeemable Capital Stock, and with respect to Preferred Stock of Restricted Subsidiaries, in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than any Preferred Stock or Redeemable Capital Stock) of the Company or any Restricted Subsidiary).

      “Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(vii) non-cash gains and losses due solely to fluctuations in currency values,

(viii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the initial Issue Date, or

(ix) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

      “Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

      “Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

      “Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

      “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of December 22, 2000, among United Auto Group, Inc., various financial institutions, and DaimlerChrysler Services North America LLC (formerly Chrysler Financial Company L.L.C.) as agent for the lenders, as amended on October 29, 2001, February 8, 2002 and March 12, 2002, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

      “Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an officer’s certificate, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed $25 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

      “Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

      “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

      “Floor Plan Facility” means an agreement from Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services North America LLC, Toyota Motor Credit Corporation, World Omni Financial Corp., BMW Financial Services NA, LLC or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facilities or other dealerships who have incurred Indebtedness from the same lender.

      “Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

      “Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(v) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

      “Guarantor” means any Subsidiary which is a guarantor of the Notes, including any Person that is required after the initial Issue Date to execute a guarantee of the Notes pursuant to the covenants described under the caption “— Certain Covenants — Limitation on Liens” or “— Limitation on Issuance of Guarantees of and Pledges for Indebtedness” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

      “Indebtedness” means, with respect to any Person, without duplication,

(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(iv) all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(v) all Capital Lease Obligations of such Person,

(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii) all Guaranteed Debt of such Person,

(viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(ix) Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor, and

(x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

      “Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture and the Notes (including Liquidated Damages) and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

      “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

      “Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Inventory Facility or other dealerships who have incurred Indebtedness from the same lender.

      “Investment” means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed.

      “Issue Date” means the original issue date of any Notes under the Indenture.

      “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

      “Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as provided in the Notes or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

      “Net Cash Proceeds” means

(a) with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including by way of sale or discounting of a note, installment receivable or other receivable (but excluding any other consideration received (x) in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or (y) in any other cash form), including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii) provisions for all taxes payable as a result of such Asset Sale,

(iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under the caption “— Certain Covenants — Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

      “Notes” means the Original Notes and the New Notes.

      “Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is pari passu in right of payment to the Notes, including, without limitation, the Company’s 11% Senior Subordinated Notes due 2007, and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee, including, without limitation, the Guarantees with respect to the 11% Senior Subordinated Notes due 2007.

      “Permitted Holders” means:

(i) Mr. Roger S. Penske and his guardians, conservators or committees;

(ii) any of Penske Capital Partners, LLC, International Motor Cars Group I, LLC, International Motor Cars Group II, LLC, Penske Corporation, Penske Automotive Holdings Corp. and their respective subsidiaries, in each case so long as Roger S. Penske is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 50% of the Voting Stock of such entities;

(iii) lineal descendants of Roger S. Penske and their respective guardians, conservators or committees; and

(iv) entities which are Affiliates of Roger S. Penske, in each case so long as Mr. Penske is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly of more than 50% of the Voting Stock of such entities.

      “Permitted Investment” means:

(i) Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (i), (ii), (v), (vi), (vii) and (viii) of the definition of “Permitted Indebtedness;”

(iii) Investments in any of the Notes;

(iv) Investments in cash and Cash Equivalents;

(v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the caption “— Certain Covenants — Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary;

(vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary;

(viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

(ix) Investments in existence on the initial Issue Date;

(x) Investments acquired as a result of the acquisition of the Capital Stock of Sytner Group plc and its subsidiaries;

(xi) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(xii) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Stock or Preferred Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of the indenture from the issuance and sale of Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(C) of the first paragraph of the covenant described under the caption “— Certain Covenants — Limitation on Restricted Payments;”

(xiii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(xiv) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business; and

(xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed $10 million in the aggregate at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

      “Permitted Junior Payment” means any payment or other distribution to the holders of the Notes of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Indebtedness, to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

      “Permitted Subsidiary Preferred Stock” means, with respect to any Restricted Subsidiary, any Preferred Stock of such Restricted Subsidiary that (a) is Redeemable Capital Stock and such Restricted Subsidiary would be entitled to create, incur or assume Indebtedness in an aggregate principal amount equal to the aggregate involuntary maximum fixed purchase price of such Preferred Stock pursuant to the covenant described under the caption “Certain Covenants — Limitation on Indebtedness” (other than Inventory Facility

Indebtedness) or (b) is not Redeemable Capital Stock and no dividends or distributions are paid to any Person (other than the Company or any Wholly Owned Subsidiary of the Company) other than (x) in accordance with the covenant described under the caption “Certain Covenants — Limitation on Restricted Payments” and shall be included in determining the aggregate amount of all Restricted Payments made pursuant to such covenant or (y) in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or options, warrants or other rights to purchase Qualified Capital Stock of the Company or such Restricted Subsidiary.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

      “Public Equity Offering” means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4, Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company). For purposes of this definition, the Company’s equity offering pursuant to Form S-3 (File No. 333-82264) shall not constitute a “Public Equity Offering.”

      “Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the initial Issue Date of the Notes; provided that

(i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Company of the assets subject to such purchase or construction, or

(B)	the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

      “Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,

(1) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes,

(2) is redeemable at the option of the holder of such Capital Stock at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), or

(3) is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder of such Capital Stock.

      “Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the initial Issue Date or in a business reasonably related thereto.

      “Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under the caption “— Certain Covenants — Limitation on Unrestricted Subsidiaries.”

      “Significant Restricted Subsidiary” means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than 5 percent of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than 5 percent of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

      “Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest on such Indebtedness, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

      “Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

      “Subsidiary” of a Person means:

(i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

      “Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under the caption “— Certain Covenants — Limitation on Unrestricted Subsidiaries.”

      “Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii) which, upon the occurrence of a default with respect to such Indebtedness, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such

Indebtedness of the Company or any Subsidiary or cause the payment of such Indebtedness to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Notes.

      “Voting Stock” means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits and losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

UNITED STATES FEDERAL TAX CONSIDERATIONS

General

      The following summary describes the material United States federal income tax consequences and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, relevant to a holder of New Notes. This summary applies to you only if you acquired the Original Notes at their initial issue price in the original offering and you hold the Original Notes and will continue to hold the New Notes as capital assets (generally, investment property) and does not deal with special tax situations such as:

•	dealers in securities or currencies;

•	traders in securities;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other integrated transaction;

•	certain United States expatriates;

•	financial institutions;

•	insurance companies;

•	entities that are tax-exempt for United States federal income tax purposes;

•	and persons that acquired the Original Notes for a price other than their issue price.

      This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended, referred to herein as the “Internal Revenue Code”, Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this exchange offer. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of owning and disposing of New Notes as set forth in this summary. We urge you to consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of the exchange of the Original Notes for the New Notes and of the ownership and disposition of the New Notes that may be applicable to you.

Exchange Offer

      The exchange of Original Notes for New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, you will not recognize taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the New Notes as you had in the Original Notes immediately before the exchange.

United States Holders

      The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

      A “United States holder” is a beneficial owner of a note or notes who or which is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or partnership (or other entity classified as a corporation or partnership for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States, including any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•	a trust, if, in general, a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions.

Payments of Interest

      Interest on your notes will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time you receive the interest; and

•	if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your notes in your gross income at the time the interest accrues.

Sale or Other Disposition of Notes

      Your tax basis in your notes generally will be their cost. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your notes equal to the difference, if any, between:

•	the amount realized on the sale or other disposition (less any amount attributable to accrued interest, which will be taxable in the manner described under “—Payments of Interest”); and

•	your tax basis in the notes.

      Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a maximum tax rate of 20%.

Backup Withholding

      In general, “backup withholding” at the rate of 30% (with scheduled reductions through 2006 and a scheduled increase to 31% in 2011) may apply:

•	to any payments made to you of principal of and interest on your note, and

•	to payment of the proceeds of a sale or other disposition of your note before maturity,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

      The backup withholding tax is not an additional tax and may be credited against your United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

Non-U.S. Holders

      The following summary applies to you if you are a beneficial owner of a note who or which is not a United States holder (as defined above), referred to in this exchange offer as a “non-U.S. holder”. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien by among other ways being present in the United States:

•	on at least 31 days in the calendar year; and

•	for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

      Resident aliens are subject to United States federal income tax as if they were United States citizens.

United States Federal Withholding Tax

      Under current United States federal income tax laws, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•	you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations under the Internal Revenue Code;

•	you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with your conduct of a United States trade or business; and

•	you provide a properly executed Internal Revenue Service Form W-8BEN (or another signed written statement, under penalties of perjury, which can reliably be related to you, certifying that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address) to:

(A) us or our paying agent; or

(B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

      Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations:

•	if you are a foreign partnership, the certification requirement will generally apply to partners in you, and you will be required to provide certain information;

•	if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a “foreign complex trust, “foreign simple trust,” or “foreign grantor trust” as defined in the Treasury regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

      If you are a foreign partnership or a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

United States Federal Income Tax

      Except for the possible application of United States withholding tax (see “— United States Federal Withholding Tax” above) and backup withholding tax (see “— Backup Withholding and Information Reporting” below), you generally will not have to pay United States federal income tax on payments of principal of and interest on your notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your notes (provided that, in the case of proceeds representing accrued interest, the conditions described in “— United States Federal Withholding Tax” are met) unless:

•	in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes, and specific other conditions are met; or

•	the interest, gain or other income is effectively connected with your conduct of a United States trade or business as described below.

      If you are engaged in a trade or business in the United States and interest, gain or any other income in respect of your notes is effectively connected with the conduct of your trade or business, you may be subject to United States federal income tax on a net basis on the interest, gain or income, provided that, if an income tax treaty applies, you may be exempt from such tax unless the interest, gain or other income is generally attributable to a “permanent establishment” that you maintain in the United States (note that any interest subject to this tax will be exempt from the withholding tax discussed in the preceding paragraphs if you provide a properly executed Internal Revenue Service Form W-8ECI on or before any payment date to claim the exemption).

      In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain or income on your notes in the earnings and profits subject to the branch tax if these amounts are effectively connected with the conduct of your United States trade or business.

United States Federal Estate Tax

      If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of your death, your notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

•	you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations under the Internal Revenue Code; or

•	your interest on the notes is effectively connected with your conduct of a United States trade or business.

Backup Withholding and Information Reporting

      Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder as described in “— United States Federal Withholding Tax” above, and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in “— United States Holders” above). We or our paying agent may, however, report payments of interest on the notes.

      The gross proceeds from the disposition of your notes may be subject to information reporting and backup withholding tax. If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that:

•	is a United States person (as defined in the Internal Revenue Code);

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

      You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is provided to the Internal Revenue Service.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of New Notes received in exchange for Original Notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the New Notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents or by writing or telephoning us. See “WHERE YOU CAN FIND MORE INFORMATION.”

      Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the New Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law;

•	the suspension is taken for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction; or

•	an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

      If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

      We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on these New Notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the New Notes. Any broker-dealer that resells New Notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the New Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, will pass upon the validity of the New Notes offered by this prospectus for us.

EXPERTS

      The consolidated financial statements of United Auto Group, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 included in this prospectus and the related financial schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of HBL, LLC, a majority owned subsidiary of HBL, Inc., as of and for the ten months ended December 31, 2001 included in this prospectus have been audited by Crowe, Chizek and Company LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

      The financial statements of HBL, Inc. as of February 28, 2001 and December 31, 2000, and for the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 included in this prospectus have been audited by Kaiser Scherer & Schlegel, PLLC, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC:

Public Reference Room

Room 1024
450 Fifth Street, N.W.
Washington, D.C. 20549

      You may obtain information on the operation of the Public Reference Rooms by calling the Securities and Exchange Commission at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We can disclose important information to you by referring to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 together with our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001;

2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

3. Our current reports on Form 8-K filed on February 6, 2002 and May 9, 2002, as amended;

4. The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996; and

5. All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the New Notes offered by this prospectus.

      We will provide, at no cost to you, a copy of all documents incorporated by reference into this prospectus to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Corporate Secretary

United Auto Group, Inc.
13400 Outer Drive West, Suite B-36
Detroit, MI 48239
(313) 592-7311

      You should rely only on the information contained in this prospectus directly or by reference. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the applicable contract or other document.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNITED AUTO GROUP, INC
As of March 31, 2002 and the three months ended March 31, 2002 and 2001 (unaudited)
Consolidated Condensed Balance Sheets	F-2
Consolidated Condensed Statements of Income	F-3
Consolidated Condensed Statements of Cash Flow	F-4
Consolidated Condensed Statement of Stockholders’ Equity and Comprehensive Income	F-5
Notes to Consolidated Condensed Financial Statements	F-6

As of December 31, 2001 and 2000 and the years ended December 31, 2001, 2000 and 1999
Independent Auditors’ Report	F-15
Consolidated Balance Sheets	F-16
Consolidated Statements of Income	F-17
Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)	F-18
Consolidated Statements of Cash Flows	F-19
Notes to Consolidated Financial Statements	F-20

HBL, LLC (formerly known as HBL, Inc.)
As of March 31, 2002 and the three months ended March 31, 2002 and 2001 (unaudited)
Balance Sheets	F-43
Statements of Operations	F-44
Statements of Cash Flows	F-46
Statement of Members’ Capital	F-48
Notes to Financial Statements	F-49

As of December 31, 2001, February 28, 2001 and December 31, 2000 and the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999

Independent Auditors’ Reports	F-51
Balance Sheet	F-53
Statement of Operations	F-55
Statement of Stockholders’ Equity/Members’ Capital	F-57
Statement of Cash Flows	F-59
Notes to Financial Statements	F-61

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2002	2001

	(Unaudited)

	(In thousands)
ASSETS
Cash and cash equivalents	$2,620	$5,416
Accounts receivable, net	289,795	258,266
Inventories	832,526	641,400
Other current assets	27,956	16,434

Total current assets	1,152,897	921,516
Property and equipment, net	215,986	185,452
Intangible assets, net	905,545	784,149
Other assets	59,509	55,459

Total Assets	$2,333,937	$1,946,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Floor plan notes payable	$758,172	$620,014
Accounts payable	115,250	76,550
Accrued expenses	121,898	85,512
Current portion of long-term debt	12,528	4,202

Total current liabilities	1,007,848	786,278
Long-term debt	572,693	551,840
Other long-term liabilities	94,208	92,775

Total liabilities	1,674,749	1,430,893
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 7 issued and outstanding at March 31, 2002; 9 issued and outstanding at December 31, 2001	—	—
Series B Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 1 issued and outstanding at March 31, 2002 and December 31, 2001	—	—
Common stock, $0.0001 par value, 80,000 shares authorized; 33,645 shares issued, including 3,821 treasury shares, at March 31, 2002; 23,540 shares issued, including 3,821 treasury shares, at December 31, 2001	3	2
Non-voting Common Stock, $0.0001 par value, 7,125 shares authorized; none issued and outstanding at March 31, 2002 and December 31, 2001	—	—
Class C Common Stock, $0.0001 par value, 20,000 shares authorized; none issued and outstanding at March 31, 2002 and December 31, 2001	—	—
Additional paid-in-capital	572,122	445,311
Retained earnings	91,742	78,750
Accumulated other comprehensive loss	(4,679)	(8,380)

Total stockholders’ equity	659,188	515,683

Total Liabilities and Stockholders’ Equity	$2,333,937	$1,946,576

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

	Three Months Ended
	March 31,

	2002	2001

	(In thousands, except per
	share amounts)
	(Unaudited)
New vehicle sales	$977,771	$805,853
Used vehicle sales	312,039	265,980
Finance and insurance	39,068	33,017
Service and parts	169,419	140,622
Fleet sales	34,325	37,526
Wholesale vehicle sales	100,486	88,617

Total revenues	1,633,108	1,371,615
Cost of sales	1,396,101	1,179,825

Gross profit	237,007	191,790
Selling, general and administrative expenses	193,820	157,894

Operating income	43,187	33,896
Floor plan interest expense	8,614	12,578
Other interest expense	7,872	9,668

Income before minority interests and income taxes	26,701	11,650
Minority interests	(416)	(14)
Income taxes	(10,574)	(5,066)

Net income	$15,711	$6,570

Shares used in computing basic per share data	27,542	22,438

Shares used in computing diluted per share data	39,196	31,843

Income available to common stockholders	$14,221	$5,119

Basic net income per common share	$0.52	$0.23

Net income per diluted common share	$0.40	$0.21

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

	Three Months Ended
	March 31,

	2002	2001

	(In thousands)
	(Unaudited)
Operating activities:
Net income	$15,711	$6,570
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,553	7,677
Minority interests	416	14
Changes in operating assets and liabilities
Accounts receivable	9,081	(22,540)
Inventories	(46,050)	28,193
Floor plan notes payable	23,489	(45,119)
Accounts payable and accrued expenses	(4,241)	(9,146)
Other	2,639	5,439

Net cash provided by (used in) operating activities	5,598	(28,912)

Investing activities:
Purchase of equipment and improvements	(36,367)	(22,283)
Proceeds from sale-leaseback transactions	50,000	—
Dealership acquisitions, net	(149,485)	(72,169)

Net cash used in investing activities	(135,852)	(94,452)

Financing activities:
Proceeds from borrowings of long-term debt	478,000	110,051
Payments of long-term debt and capital leases	(477,354)	(7,757)
Proceeds from issuance of common stock	126,812	14,142

Net cash provided by financing activities	127,458	116,436

Net decrease in cash and cash equivalents	(2,796)	(6,928)
Cash and cash equivalents, beginning of period	5,416	7,413

Cash and cash equivalents, end of period	$2,620	$485

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME

	Class A		Class B		Voting and
	Convertible		Convertible		Non-voting				Accumulated
	Preferred Stock		Preferred Stock		Common Stock				Other
							Additional		Comprehensive	Total
	Issued		Issued		Issued		Paid-in	Retained	Income	Stockholders’	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Loss)	Equity	Income

	(Dollars in thousands)
	(Unaudited)
Balances, January 1, 2002	8,794	$—	649	$—	23,540,231	$2	$445,311	$78,750	$(8,380)	$515,683	$—
Issuance of common stock	(1,913)	—	—	—	9,936,812	1	124,184	—	—	124,185	—
Exercise of options	—	—	—	—	167,778	—	2,627	—	—	2,627	—
Payment of preferred stock dividends	—	—	—	—	—	—	—	(2,719)	—	(2,719)	—
Fair value of interest rate swap agreement	—	—	—	—	—	—	—	—	3,539	3,539	3,539
Foreign currency translation	—	—	—	—	—	—	—	—	162	162	162
Net income	—	—	—	—	—	—	—	15,711	—	15,711	15,711

Balances, March 31, 2002	6,881	$—	649	$—	33,644,821	$3	$572,122	$91,742	$(4,679)	$659,188	$19,412

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

1.     Basis of Presentation

      The information presented as of March 31, 2002 and 2001 and for the three month periods then ended is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the management of United Auto Group, Inc. (the “Company”) believes to be necessary for the fair presentation of results for the periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the year. These consolidated condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2001, included elsewhere herein. In order to maintain consistency and comparability of financial information between periods presented, certain reclassifications have been made to the Company’s prior year consolidated condensed financial statements to conform to the current year presentation.

2.     Inventories

      Inventories consisted of the following:

	March 31,	December 31,
	2002	2001

New vehicles	$605,442	$490,445
Used vehicles	180,073	111,253
Parts, accessories and other	47,011	39,702

Total inventories	$832,526	$641,400

3.     Business Combinations

      During 2001 and 2000, the Company completed a number of acquisitions. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, the Company’s financial statements include the results of operations of the acquired dealerships only from the date of acquisition.

      During the three months ended March 31, 2002, the Company acquired 62 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $144,832 in cash. The consolidated condensed balance sheets include preliminary allocations of the purchase price relating to these acquisitions, which are subject to final adjustment pending the final implementation by the Company of Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangibles. Such allocations resulted in recording approximately $120,050 of intangibles. Final purchase price allocations are expected to be completed in connection with the implementation of SFAS No. 142.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

Pro Forma Results of Operations (Unaudited)

      The following unaudited consolidated pro forma results of operations of the Company for the three month periods ended March 31, 2002 and 2001 give effect to acquisitions consummated subsequent to January 1, 2001 as if they had occurred on January 1, 2001.

	Three Months Ended
	March 31,

	2002	2001

Revenues	$1,813,443	$1,694,172
Income before minority interests and income taxes	29,177	18,684
Net income	17,472	10,884
Net income per diluted common share	0.45	0.34

4.     Capital Stock

      In February 2002, affiliates of Penske Corporation exercised warrants to acquire voting and non-voting common stock of the Company. The warrants were issued in connection with such affiliates’ investment in the Company in May and August of 1999. As a result, the Company issued 3,915,580 shares of voting common stock and 1,106,113 shares of non-voting common stock in exchange for $62,520. In March 2002, the Company completed the sale of 3,000,000 shares of voting common stock to the public in an underwritten registered offering at $22.00 per share. Net proceeds of the two equity transactions totaled approximately $124,000, which was used to repay indebtedness under the Company’s credit agreement.

5.     Intangible Assets

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As a result, the Company no longer amortizes goodwill. The following is presented as if the statement were adopted at January 1, 2001:

	Three Months Ended
	March 31,

	2002	2001

Net income	$15,711	$6,570
Goodwill amortization, net of tax	—	2,616

Pro forma net income	$15,711	$9,186

Pro forma basic net income per common share	$0.52	$0.34

Pro forma net income per diluted common share	$0.40	$0.29

6.     Earnings Per Share

      Income available to common shareholders used in the computation of basic earnings per share data was computed based on net income, adjusted to reflect accrued dividends relating to outstanding preferred stock. Basic earnings per share data was computed based on the weighted average number of common shares outstanding. Diluted earnings per share data was computed based on the weighted average number of common shares outstanding, adjusted for the dilutive effect of stock options, preferred stock and warrants. For the three months ended March 31, 2002 and 2001 150,000 and 2,526,895 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. For the three months ended March 31, 2001, 5,000,000 shares attributable to warrants were excluded from the calculation of diluted earnings per share because the effect of such securities

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

was antidilutive. A reconciliation of the number of shares used in the calculation of basic and dilutive earnings per share for the three month periods ended March 31, 2002 and 2001 follows:

	Three Months Ended
	March 31,

	2002	2001

Weighted average number of common shares outstanding	27,542,000	22,438,000
Effect of stock options	1,347,000	105,000
Effect of preferred stock	9,443,000	9,300,000
Effect of warrants	864,000	—

Weighted average number of common shares outstanding, including effect of dilutive securities	39,196,000	31,843,000

7.     Supplemental Cash Flow Information

      The following table presents certain supplementary information to the consolidated condensed statements of cash flows:

	Three Months Ended
	March 31,

	2002	2001

Cash paid for interest	$19,067	$23,037
Cash paid for income taxes	220	1,470
Acquisition costs financed with assumed debt	22,448	—

8.     Senior Subordinated Notes

      In March 2002, the Company completed the sale of $300,000 aggregate principal amount of 9.625% Senior Subordinated Notes due 2012. The sale of the notes was exempt from registration pursuant to Rule 144A and Regulation S under the Securities Act, as amended. The notes are unsecured senior subordinated notes and rank behind all existing and future senior debt, including debt under our credit agreement. The notes are guaranteed on a full and unconditional and joint and several basis by substantially all of our domestic subsidiaries on a senior subordinated basis. We can redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes will be able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. Net proceeds from the offering amounted to approximately $292,200, which was used to repay indebtedness under the Company’s credit agreement. We intend to issue $300,000 of senior subordinated notes pursuant to a registered offering in exchange for the $300,000 senior subordinated notes issued in March 2002. These New Notes will have identical terms to the notes issued in March.

9.     Sale-Leaseback Transactions

      The Company finances a portion of its dealership expansion program through sale-leaseback transactions with Automotive Group Realty, LLC (“AGR”), a wholly owned subsidiary of Penske Corporation. Sales of real property are valued at a price that was either independently confirmed by a third party appraiser, or for the price paid by the Company to an independent third party. Improvements are sold for the Company’s cost. All sale-leaseback transactions with AGR have been consummated at the Company’s net book value, and the

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

resulting leases are being accounted for as operating leases. To date during 2002, the Company has entered into sale-leaseback transactions for $50,000 of properties and related improvements.

10.  Condensed Consolidating Financial Information

      The following tables include condensed consolidating financial information as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 for United Auto Group, Inc. (as the issuer), the wholly-owned subsidiary guarantors, the non-wholly owned subsidiary guarantors, and the non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of corporate balance sheet, income statement and cash flow items, which are not necessarily indicative of the financial position, results of operations and cash flows that these entities would have realized on a stand alone basis.

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Three Months Ended March 31, 2002

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$1,633,108	$—	$—	$1,400,174	$50,696	$182,238
Cost of Sales	1,396,101	—	—	1,195,182	43,049	157,870

Gross Profit	237,007	—	—	204,992	7,647	24,368
Selling, general, and administrative expenses	193,820	—	1,719	168,264	5,422	18,415

Operating income	43,187	—	(1,719)	36,728	2,225	5,953
Floor plan interest expense	8,614	—	—	7,966	126	522
Other interest expense	7,872	—	—	4,528	725	2,619
Equity in earnings of subsidiaries	—	(16,717)	16,717	—	—	—

Income before minority interests and income tax provision	26,701	(16,717)	14,998	24,234	1,374	2,812
Minority interests	(416)	—	—	—	(210)	(206)
Income tax provision	(10,574)	—	713	(10,120)	—	(1,167)

Net income (loss)	$15,711	$(16,717)	$15,711	$14,114	$1,164	$1,439

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	March 31, 2002

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Cash and cash equivalents	$2,620	$—	$—	$—	$—	$2,620
Accounts receivable, net	289,795	—	—	220,108	9,098	60,589
Inventories	832,526	—	—	633,267	20,947	178,312
Other current assets	27,956	—	3,185	16,145	392	8,234

Total current assets	1,152,897	—	3,185	869,520	30,437	249,755
Property and equipment, net	215,986		1,545	150,610	2,072	61,759
Intangible assets, net	905,545	—	—	705,495	63,030	137,020
Other assets	59,509	(434,591)	463,970	25,940	868	3,322

Total assets	$2,333,937	$(434,591)	$468,700	$1,751,565	$96,407	$451,856

Floorplan notes payable	$758,172	$—	$—	$587,141	$18,961	$152,070
Accounts payable	115,250		1,411	61,161	2,947	49,731
Accrued expenses	121,898	—	3,993	77,538	6,503	33,864
Current portion of long-term debt	12,528		—	4,256	—	8,272

Total current liabilities	1,007,848	—	5,404	730,096	28,411	243,937
Long-term debt	572,693	—	—	329,055	71,392	172,246
Other long-term liabilities	94,208	—	—	91,788	1,319	1,101

Total liabilities	1,674,749	—	5,404	1,150,939	101,122	417,284

Total stockholders’ equity	659,188	(434,591)	463,296	600,626	(4,715)	34,572

Total liabilities and stockholders’ equity	$2,333,937	$(434,591)	$468,700	$1,751,565	$96,407	$451,856

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Three Months Ended March 31, 2002

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$5,598	$—	$(159)	$5,322	$1,985	$(1,550)

Investing Activities:
Purchase of equipment and improvements	(36,367)	—	(257)	(32,930)	(1,360)	(1,820)
Proceeds from sale-leaseback transactions	50,000	—	—	50,000	—	—
Dealership acquisitions, net of cash acquired	(149,485)	—	—	(149,485)	—	—

Net cash used in investing activities	(135,852)	—	(257)	(132,415)	(1,360)	(1,820)

Financing Activities:
Proceeds from borrowings of long-term debt	478,000	—	—	478,000	—	—
Payments of long-term debt and capital leases	(477,354)	—	—	(477,354)	—	—
Proceeds from issuance of common stock	126,812	—	—	126,812	—	—
Distributions to (from) Parent	—	—	—	(3,675)	(625)	4,300

Net cash provided by (used in) financing activities	127,458	—	—	123,783	(625)	4,300

Net increase (decrease) in cash and cash equivalents	(2,796)	—	(416)	(3,310)	—	930
Cash and cash equivalents, beginning of period	5,416	—	416	3,310	—	1,690

Cash and cash equivalents, end of period	$2,620	$—	$—	$—	$—	$2,620

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Three Months Ended March 31, 2001

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$1,371,615	$—	$—	$1,274,159	$18,282	$79,174
Cost of Sales	1,179,825	—	—	1,095,460	15,474	68,891

Gross Profit	191,790	—	—	178,699	2,808	10,283
Selling, general, and administrative expenses	157,894	—	1,640	144,750	2,049	9,455

Operating income	33,896	—	(1,640)	33,949	759	828
Floor plan interest expense	12,578	—	—	11,876	79	623
Other interest expense	9,668	—	—	8,874	327	467
Equity in earnings of subsidiaries	—	(7,530)	7,530	—	—	—

Income before minority interests and income tax provision	11,650	(7,530)	5,890	13,199	353	(262)
Minority interests	(14)	—	—	—	—	(14)
Income tax provision	(5,066)	—	680	(5,668)	(192)	114

Net income (loss)	$6,570	$(7,530)	$6,570	$7,531	$161	$(162)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31, 2001

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$(28,912)	$—	$1,090	$(22,035)	$(3,500)	$(4,467)

Investing Activities:
Purchase of equipment and improvements	(22,283)	—	(77)	(16,216)	(11)	(5,979)
Dealership acquisitions, net of cash acquired	(72,169)	—	—	(72,900)	731	—

Net cash provided by (used in) investing activities	(94,452)	—	(77)	(89,116)	720	(5,979)

Financing Activities:
Proceeds from borrowings of long-term debt	110,051	—	—	110,051	—	—
Payments of long-term debt and capital leases	(7,757)	—	—	(22,109)	3,906	10,446
Proceeds from issuance of common stock	14,142	—	—	14,142	—	—

Net cash provided by financing activities	116,436	—	—	102,084	3,906	10,446

Net increase (decrease) in cash and cash equivalents	(6,928)	—	1,013	(9,067)	1,126	—

Cash and cash equivalents, beginning of period	7,413	—	124	7,289	—	—

Cash and cash equivalents, end of period	$485	$—	$1,137	$(1,778)	$1,126	$—

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of United Auto Group, Inc.

Detroit, Michigan

      We have audited the accompanying consolidated balance sheets of United Auto Group, Inc. (the “Company”) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2001. Our audits included the financial statement schedule listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 4, 2002 (May 15, 2002 as to Notes
15 and 16 and August 1,
2002 as to Note 2
and the financial
statement schedule)

UNITED AUTO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,

	2001	2000

	(In thousands, except
	per share amounts)
ASSETS
Cash and cash equivalents	$5,416	$7,413
Accounts receivable, net	258,266	190,792
Inventories	641,400	737,942
Other current assets	16,434	15,469

Total current assets	921,516	951,616
Property and equipment, net	185,452	107,085
Intangible assets, net	784,149	664,510
Other assets	55,459	39,484

Total Assets	$1,946,576	$1,762,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan notes payable	$620,014	$689,687
Accounts payable	76,550	55,344
Accrued expenses	85,512	72,075
Current portion of long-term debt	4,202	41,456

Total current liabilities	786,278	858,562
Long-term debt	551,840	377,721
Other long-term liabilities	92,775	64,742

Total Liabilities	1,430,893	1,301,025

Commitments and contingent liabilities
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 9 issued and outstanding at December 31, 2001; 8 issued and outstanding at December 31, 2000	—	—
Series B Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 1 issued and outstanding at December 31, 2001 and 2000	—	—
Common Stock, $0.0001 par value, 80,000 shares authorized; 23,540 shares issued, including 3,821 treasury shares, at December 31, 2001; 21,990 shares issued, including 3,434 treasury shares, at December 31, 2000	2	2
Non-voting Common Stock, $0.0001 par value, 7,125 shares authorized; none issued and outstanding at December 31, 2001 and 2000	—	—
Class C Common Stock, $0.0001 par value, 20,000 shares authorized; none issued and outstanding at December 31, 2001 and 2000	—	—
Additional paid-in-capital	445,311	420,166
Retained earnings	78,750	41,502
Accumulated other comprehensive (loss)	(8,380)	—

Total Stockholders’ Equity	515,683	461,670

Total Liabilities and Stockholders’ Equity	$1,946,576	$1,762,695

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,

	2001	2000	1999

	(In thousands, except per share amounts)
New vehicle sales	$3,866,699	$2,971,468	$2,417,906
Used vehicle sales	1,488,070	1,227,597	1,040,026
Finance and insurance	253,737	193,121	165,751
Service and parts	612,157	491,803	398,834

Total revenues	6,220,663	4,883,989	4,022,517
Cost of sales	5,369,505	4,206,032	3,473,080

Gross profit	851,158	677,957	549,437
Selling, general and administrative expenses	693,303	539,704	445,142

Operating income	157,855	138,253	104,295
Floor plan interest expense	(42,430)	(44,406)	(28,676)
Other interest expense	(34,790)	(32,777)	(29,344)
Other income (expense), net	—	—	2,617

Income before minority interests, income tax provision and extraordinary item	80,635	61,070	48,892
Minority interests	(815)	(512)	(722)
Income tax provision	(35,075)	(26,558)	(21,414)

Income before extraordinary item	44,745	34,000	26,756
Extraordinary item, net of income taxes	—	(3,969)	732

Net income	$44,745	$30,031	$27,488

Shares used in computing basic per share data	23,147	20,207	21,950

Shares used in computing diluted per share data	34,196	29,415	26,526

Income available to common stockholders	$36,455	$29,529	$24,145

Basic income before extraordinary item per common share	$1.57	$1.46	$1.10

Basic net income per common share	$1.57	$1.26	$1.14

Income before extraordinary item per diluted common share	$1.31	$1.16	$1.01

Net income per diluted common share	$1.31	$1.02	$1.04

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME (LOSS)

	Class A		Class B		Voting and
	Convertible		Convertible		Non-voting				Accumulated
	Preferred Stock		Preferred Stock		Common Stock				Other
							Additional	Retained	Comprehensive	Total	Comprehensive
	Issued		Issued		Issued		Paid-in	Earnings	Income	Stockholders’	Income
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Loss)	Equity	(Loss)

	(Dollars in thousands)
Balances, December 31, 1998	—		—		20,738,384	$2	$352,591	$(10,943)	$—	$341,650	$—
Issuance of stock for acquisitions	—	—	—	—	1,261,327	—	(13,960)	—	—	(13,960)	—
Repurchase of common stock	—	—	—	—	(118,000)	—	(992)	—	—	(992)	—
Issuance of preferred stock and warrants	7,904	—	397	—	—	—	76,679	—	—	76,679	—
Net income	—	—	—	—	—	—	—	27,488	—	27,488	—

Balances, December 31, 1999	7,904	—	397	—	21,881,711	2	414,318	16,545	—	430,865	—
Issuance of common stock	—	—	—	—	2,981,011	—	26,950	—	—	26,950	—
Repurchase of common stock	—	—	—	—	(2,872,856)	—	(26,176)	—	—	(26,176)	—
Payment in kind dividends	438	—	124	—	—	—	5,074	(5,074)	—	—	—
Net income	—	—	—	—	—	—	—	30,031	—	30,031	—

Balances, December 31, 2000	8,342	—	521	—	21,989,866	2	420,166	41,502	—	461,670	—
Issuance of common stock	—	—	—	—	1,593,869	—	19,041	—	—	19,041	—
Exercise of options	—	—	—	—	343,588	—	4,781	—	—	4,781	—
Repurchase of common stock	—	—	—	—	(387,092)	—	(5,790)	—	—	(5,790)	—
Payment in kind dividends	452	—	128	—	—	—	7,113	(7,113)	—	—	—
Payment of preferred stock dividends	—	—	—	—	—	—	—	(384)	—	(384)	—
Fair value of interest rate swap agreement	—	—	—	—	—	—	—	—	(7,205)	(7,205)	(7,205)
Foreign currency translation	—	—	—	—	—	—	—	—	(1,175)	(1,175)	(1,175)
Net income	—	—	—	—	—	—	—	44,745	—	44,745	44,745

Balances, December 31, 2001	8,794		649		23,540,231	$2	$445,311	$78,750	$(8,380)	$515,683	$36,365

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Operating Activities:
Net income	$44,745	$30,031	$27,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,625	24,174	19,131
Deferred income taxes	12,546	10,897	10,007
Minority interests	815	512	722
Extraordinary item	—	5,613	—
Non-cash compensation expense	—	—	2,250
Changes in operating assets and liabilities:
Accounts receivable	(56,420)	(33,144)	(11,090)
Inventories	158,164	(67,942)	(73,687)
Floor plan notes payable	(124,777)	69,186	59,371
Accounts payable and accrued expenses	18,079	24,478	2,690
Other	(14,338)	(11,969)	13,526

Net cash provided by operating activities	72,439	51,836	50,408

Investing Activities:
Purchase of equipment and improvements	(83,394)	(37,384)	(22,161)
Dealership acquisitions, net of cash acquired	(138,389)	(197,148)	(28,251)

Net cash used in investing activities	(221,783)	(234,532)	(50,412)

Financing Activities:
Proceeds from borrowings of long-term debt	289,407	339,449	65,000
Payments of long-term debt and capital leases	(155,092)	(159,863)	(159,147)
Proceeds from issuance of common stock, preferred stock and warrants	18,822	16,852	76,679
Repurchase of common stock	(5,790)	(26,176)	(992)
Deferred financing costs	—	—	(227)

Net cash provided by (used in) financing activities	147,347	170,262	(18,687)

Net decrease in cash and cash equivalents	(1,997)	(12,434)	(18,691)
Cash and cash equivalents, beginning of year	7,413	19,847	38,538

Cash and cash equivalents, end of year	$5,416	$7,413	$19,847

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, Except Per Share Amounts)

1.     Organization and Summary of Significant Accounting Policies

      United Auto Group, Inc. (“UAG” or the “Company”) is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service, parts and collision repair, finance and insurance products and other aftermarket products. The Company operates dealerships under franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

Principles of Consolidation

      The consolidated financial statements include all majority-owned subsidiaries. All intercompany accounts and transactions among the consolidated subsidiaries have been eliminated.

Cash and Cash Equivalents

      Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

      Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, debt, including floor plan notes payable, and interest rate swaps used to hedge future cash flows. The carrying amount of all significant financial instruments, except the interest rate swaps, approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates. The net fair value of the interest rate swaps, based on discounted cash flows, is approximately $12,752.

Revenue Recognition

      The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service work is performed and when parts are delivered. The Company also arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance products to customers, including credit, life and health insurance policies and extended warranty contracts. The Company receives fee income from the placement of these contracts at the time the customers enter into the agreements. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay, thereby terminating the agreement. Customers may also terminate extended warranty contracts with the underlying warranty provider, which are fully paid at purchase, and become eligible for refunds of unused premiums. In the event that the consumer terminates a retail finance contract or cancels an extended warranty or other insurance product prior to scheduled maturity, a portion of these fees may be charged back to us based on the relevant terms of the contracts. The revenue we record relating to these fees is net of an estimate of the ultimate amount of chargebacks we will be required to pay. Such estimate of ultimate chargeback exposure is based on our historical chargeback expense, including the impact of refinance and default notes on retail finance contracts and cancellation rates on extended warranty contracts and other insurance products, arising from similar contracts.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Inventory Valuation

      Inventories are stated at the lower of cost or market. Cost for new and used vehicle inventories is determined using the specific identification method. Cost for parts, accessories and other inventories is based on factory list prices.

Property and Equipment

      Property and equipment are recorded at cost and depreciated over estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation for assets, other than equipment under capital lease and leasehold improvements, are between 5 and 10 years. Leasehold improvements and equipment under capital lease are depreciated over the shorter of the term of the lease or the estimated useful life of the asset.

      Expenditures relating to recurring repair and maintenance are expensed as incurred. Expenditures that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Income Taxes

      Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets or liabilities are computed based upon the difference between financial reporting and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided when it is more likely than not that taxable income will not be sufficient to fully realize deferred tax assets.

Intangible Assets

      Intangible assets of $784,149, consisting primarily of excess of cost over the fair value of net assets acquired in purchase business combinations, are being amortized on a straight-line basis over periods not exceeding 40 years. Accumulated amortization at December 31, 2001 amounted to $68,780. Amortization expense for the years ended December 31, 2001, 2000 and 1999 was $19,705, $15,408 and $12,996, respectively.

Impairment of Long-Lived Assets

      The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, indicate that they may be impaired. The Company performs its review by comparing the carrying amounts of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment based on the discounted cash flows or the fair value of the impaired assets.

Defined Contribution Plans

      The Company sponsors a number of defined contribution plans covering a significant majority of the Company’s employees. Company contributions to such plans are discretionary and are typically based on the level of compensation and contributions by plan participants. The Company incurred expense of $1,575, $1,389 and $1,315 relating to such plans during the years ended December 31, 2001, 2000 and 1999, respectively.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts requiring the use of significant estimates include accounts receivable, inventories, income taxes, intangible assets and certain reserves.

Advertising

      Advertising costs are expensed as incurred. The Company incurred total advertising costs of $60,952, $51,248 and $43,165 during the years ended December 31, 2001, 2000 and 1999, respectively. Qualified advertising expenditures reimbursed by manufacturers were $6,654, $3,646 and $2,859 during the years ended December 31, 2001, 2002 and 1999, respectively.

Manufacturer Incentives

      The Company is the recipient of incentives from the manufacturers at each of its dealerships. These incentives are variable, the receipt of which are based, among other things, upon the number of new vehicles purchased by the dealership, the attainment of specified new vehicle retail unit sales, the attainment of certain customer satisfaction levels as measured by the manufacturer, and reimbursements for qualified advertising expenditures by the dealerships. All such incentive payments are treated as a reduction of cost of goods sold when earned, other than reimbursements of qualified advertising expenditures which are treated as a reduction of selling, general and administrative expense.

Net Income Per Common Share

      Income available to common stockholders used in the computation of basic earnings per share data was computed based on net income, as adjusted to reflect dividends accrued relating to outstanding preferred stock. Basic earnings per share data was computed based on the weighted average number of common shares outstanding. Diluted earnings per share data was computed based on the weighted average number of common shares outstanding, adjusted for the dilutive effect of stock options, preferred stock and warrants. For the years ended December 31, 2001, 2000 and 1999, 932, 2,529 and 1,068 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. For the years ended December 31, 2000 and 1999, 5,000 shares attributable to warrants were excluded from the calculation of deleted earnings per share because the effect of such securities was antidilutive. A reconciliation of the number of shares used in the calculation of basic and dilutive earnings per share for the years ended December 31, 2001, 2000 and 1999 follows:

	Year Ended December 31,

	2001	2000	1999

Weighted average number of common shares outstanding	23,147	20,207	21,950
Effect of stock options	820	54	114
Effect of preferred stock	9,334	9,154	4,462
Effect of warrants	895	—	—

Weighted average number of common shares outstanding, including effect of dilutive securities	34,196	29,415	26,526

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Preferred Stock Dividends

      The Company records dividends on outstanding preferred stock when declared. Payments of in kind dividends are based on the fair market value of the Company’s common stock on the date of the dividend. All dividends are recorded as a reduction to retained earnings. The payment of in kind dividends also result in a corresponding increase to additional paid-in-capital.

Segment Reporting

      The Company follows the provisions of Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information,” which establishes standards for reporting information about a Company’s operating segments. The Company operates in one reportable segment.

Derivative Instruments

      Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (“SFAS No. 133”) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recorded in earnings. If the derivative is designated in a cash-flow hedge, effective changes in the fair value of the derivative are recorded in other comprehensive income and recorded in the income statement when the hedged item affects earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. The Company adopted SFAS 133 on January 1, 2001 and recorded $10,187 as a cumulative transition adjustment (reducing other comprehensive income) relating to an interest rate swap (cash-flow hedge) the Company entered into prior to the adoption of SFAS 133. Pursuant to SFAS 133, the cumulative transition adjustment will be amortized and reflected as floorplan interest expense over the remaining life of the interest rate swap.

Reclassification

      In order to maintain consistency and comparability of financial information between periods presented, certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.     Intangible Assets

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As a result, the Company no longer amortizes goodwill. The following is presented as if the statement were adopted at January 1, 1999:

	December 31,

	2001	2000	1999

Income before extraordinary items	$44,745	$34,000	$26,756

Net income	$44,745	$30,031	$27,488

Goodwill amortization, net of tax	$11,133	$8,706	$7,304

Pro forma income before extraordinary items	$55,878	$42,706	$34,060

Pro forma net income	$55,878	$38,737	$34,792

Pro forma basic income before extraordinary items per common share	$2.05	$1.89	$1.43

Pro forma income before extraordinary items per diluted common share	$1.63	$1.45	$1.28

Pro forma basic net income per common share	$2.05	$1.69	$1.47

Pro forma net income per diluted common share	$1.63	$1.32	$1.31

3.     Business Combinations

      During 2001 and 2000, the Company completed a number of acquisitions. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, the Company’s financial statements include the results of operations of the acquired dealerships from the date of acquisition.

      During 2001, the Company acquired 13 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $138,900, consisting of approximately $128,350 in cash, the issuance of 289,243 shares of the Company’s $0.0001 par value voting common stock (“Common Stock”) and $5,550 of seller financed promissory notes. The consolidated balance sheets include preliminary allocations of the purchase price relating to acquisitions completed subsequent to June 30, 2001, which are subject to final adjustment pending the final implementation by the Company of Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangibles. Such allocations resulted in recording approximately $134,383 of intangibles. Final purchase price allocations are expected to be completed in connection with the implementation of SFAS No. 142. In addition, the Company made an equity investment in a dealership group for approximately $8,000 in cash. During 2000, the Company acquired 35 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $225,623, consisting of approximately $204,975 in cash, the issuance of 841,476 shares of Common Stock and $10,550 of seller financed promissory notes.

      The Company agreed to make a contingent payment in cash to the extent 841,476 shares of common stock issued in connection with an acquisition completed in October 2000 are sold subsequent to the fifth anniversary of the transaction and have a market value of less than $12.00 per share. The Company will be forever released from this guarantee in the event the average daily closing price of the Company’s common stock for any 90 day period subsequent to the fifth anniversary of the transaction exceeds $12.00 per share. The Company has further granted the seller a put option pursuant to which the Company may be required to repurchase no more than 108,333 shares for $12.00 per share on each of the first five anniversary dates of the

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

transaction. The Company also has obligations with respect to past acquisitions totaling approximately $32,000 over the next four years.

      During 2000, the Company paid $6,147 in cash in final settlement of its obligation with respect to a guarantee relating to 375,404 shares of Common Stock issued in connection with an acquisition that took place prior to 1998.

Pro Forma Results of Operations (Unaudited)

      The following unaudited consolidated pro forma results of operations of the Company for the years ended December 31, 2001 and 2000 give effect to acquisitions consummated during 2001 and 2000 as if they had occurred on January 1, 2000.

	December 31,

	2001	2000

Revenues	$6,359,384	$5,790,858
Income before minority interests and income taxes	87,618	75,922
Net income	48,691	42,187
Net income per diluted common share	1.41	1.39

4.     Inventories

      Inventories consisted of the following:

	December 31,

	2001	2000

New vehicles	$490,445	$564,159
Used vehicles	111,253	136,980
Parts, accessories and other	39,702	36,803

Total Inventories	$641,400	$737,942

5.     Property and Equipment

      Property and equipment consisted of the following:

	December 31,

	2001	2000

Furniture, fixtures and equipment	$77,006	$58,069
Equipment under capital lease	823	3,806
Buildings and leasehold improvements	142,698	69,357

Total	220,527	131,232
Less: Accumulated depreciation and amortization	35,075	24,147

Property and equipment, net	$185,452	$107,085

      Depreciation and amortization expense for the years ended December 31, 2001, 2000 and 1999 was $13,920, $8,766 and $6,135, respectively. Accumulated amortization at December 31, 2001 and 2000 on equipment under capital lease, included in accumulated depreciation and amortization above, amounted to $347 and $1,629, respectively.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.     Floor Plan Notes Payable

      The Company finances the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with various lenders. The Company makes monthly interest payments on the amount financed, but is not required to make loan principal repayments prior to the sale of new and used vehicles. Outstanding borrowings under floor plan financing arrangements amounted to $620,014 and $689,687 as of December 31, 2001 and 2000, respectively. The floor plan agreements grant a security interest in substantially all of the assets of the Company’s dealership subsidiaries, and require repayment after a vehicle’s sale. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates. Floor plan interest expense for the years ended December 31, 2001, 2000 and 1999 was $42,430, $44,406 and $28,676, respectively. The weighted average interest rate on floor plan borrowings was 5.60%, 7.92% and 7.33% for the years ended December 31, 2001, 2000 and 1999, respectively. The Company receives non-refundable credits from its vehicle manufacturers, which are treated as a reduction of cost of goods sold. Floor plan assistance was $31,913, $31,307 and $25,772 during the years ended December 31, 2001, 2000 and 1999, respectively.

7.     Long-Term Debt

      Long-term debt consisted of the following:

	December 31,

	2001	2000

Credit Agreement — Revolving Loans, weighted average interest — 6.25% and 8.39% at December 31, 2001 and 2000, respectively	$380,500	$204,595
Credit Agreement — Term Loans, weighted average interest — 7.25% and 9.20% at December 31, 2001 and 2000, respectively	161,000	186,000
Seller financed promissory notes payable through 2002, weighted average interest — 7.63% and 6.60% at December 31, 2001 and 2000, respectively	6,634	15,492
Term loans, weighted average interest — 6.12% and 6.95% at December 31, 2001 and 2000, respectively	3,435	5,433
11% Series A and B Senior Subordinated Notes due 2007	3,650	3,650
Capitalized lease obligations	823	4,007

Total long-term debt	556,042	419,177
Less: Current portion	4,202	41,456

Net long-term debt	$551,840	$377,721

      Scheduled maturities of long-term debt for each of the next five years and thereafter are as follows:

2002	$4,202
2003	26,753
2004	1,404
2005	25,995
2006	791
2007 and thereafter	496,897

Total long-term debt	$556,042

      The Company’s Credit Agreement, dated as of August 3, 1999, as amended and restated (the “Credit Agreement”), provides for up to $770,000 in revolving loans to be used for acquisitions, working capital, the

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

repurchase of common stock and general corporate purposes, as well as a $50,000 standby letter of credit facility. In addition, the Credit Agreement provided for up to $186,000 to be used to repurchase the Company’s 11% Senior Subordinated Notes due 2007 (the “New Notes”). Pursuant to the terms of the Credit Agreement, the Company repaid $25,000 in 2001, resulting in a permanent reduction in the term loans under the Credit Agreement relating to the refinancing of the New Notes. Loans under the Credit Agreement bear interest between LIBOR plus 2.00% and LIBOR plus 3.00%. Outstanding letters of credit under the Credit Agreement as of December 31, 2001 amounted to $27,824. The Credit Agreement replaced the Company’s previous bank borrowing facility, which was terminated upon the effective date of the Credit Agreement. The Company incurred an extraordinary charge during 1999 of $494 ($0.02 per diluted share), net of income taxes of $396, resulting from the write-off of unamortized deferred financing costs relating to the Company’s previous bank borrowing facility.

      The Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by the Company’s domestic automotive dealership subsidiaries and contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, the Company is required to comply with specified ratios and tests, including debt to equity and minimum working capital covenants. The Credit Agreement also contains typical events of default including change of control and non-payment of obligations. Substantially all of the Company’s assets are subject to security interests granted to lenders under the Credit Agreement.

      In October 2001, we entered into swap agreements of approximately four years duration pursuant to which a notional $400,000 of our floating rate debt was exchanged for fixed rate debt. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 4.23%. During 2000, we entered into a swap agreement of five years duration pursuant to which a notional $200,000 of our floating rate debt was exchanged for fixed rate debt for five years. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 7.15%. The swaps have been designated as cash flow hedges of future interest payments of the Company’s LIBOR based borrowings. The swaps have been designated as hedges of the Company’s floor plan borrowings and Credit Agreement.

      During 1997, the Company issued $200,000 aggregate principal amount of New Notes. The indentures governing the New Notes require the Company to comply with specified debt service coverage ratio levels in order to incur incremental indebtedness. Such indentures also limit the Company’s ability to pay dividends based on a formula which takes into account, among other things, the Company’s consolidated net income, and contain other covenants which restrict the Company’s ability to purchase capital stock, incur liens, sell assets and enter into other transactions. The indentures governing the New Notes further require the Company to offer to purchase all of the then outstanding New Notes at a purchase price in cash equal to 101% of their principal amount in the event of a change in control, as defined. During 2000, the beneficial interest of Penske Capital Partners and certain affiliated entities exceeded 40%, which, pursuant to the indentures, was deemed to be a change in control. As a result, the Company made an offer to purchase the outstanding New Notes. The tender resulted in the repurchase and retirement of $147,350 face value of New Notes. The Company recorded a $3,969 loss ($0.14 per diluted share), net of $3,118 of tax, relating to the redemption premium paid for the New Notes and the write-off of unamortized deferred financing costs. During 1999, the Company repurchased and retired $49,000 of the New Notes. As a result, the Company recorded an extraordinary gain of $1,226 ($0.04 per diluted share), net of $1,001 of tax. The New Notes are fully and unconditionally guaranteed on a joint and several basis by the Company’s auto dealership subsidiaries.

      As noted, the Credit Agreement and the New Notes are fully and unconditionally guaranteed on a joint and several basis by the Company’s domestic automotive dealership subsidiaries (the “Note Guarantors”). Separate financial information of the Note Guarantors has been omitted because the Company is a holding company with no independent operations.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.     Operating Lease Obligations

      The Company leases its dealership facilities and corporate offices under non-cancelable operating lease agreements with expiration dates through 2026, including all option periods available to the Company. The Company’s lease arrangements typically allow for a base term with options for extension in the Company’s favor and include escalation clauses tied to the Consumer Price Index.

      Minimum future rental payments required under non-cancelable operating leases in effect as of December 31, 2001 follow:

2002	$59,323
2003	58,328
2004	58,048
2005	56,570
2006	54,656
2007 and thereafter	465,574

$752,499

      Rent expense for the years ended December 31, 2001, 2000 and 1999 amounted to $47,693, $35,113 and $29,493, respectively. A number of the dealership leases are with former owners who continue to operate the dealerships as employees of the Company or with other affiliated entities. Of the total rental payments, $12,954, $5,575 and $8,466, respectively, were made to related parties during 2001, 2000, and 1999, respectively.

9.     Related Party Transactions

      As discussed in Note 7, the Company is the tenant under a number of non-cancelable lease agreements with employees of the Company and certain other affiliated entities. The terms of the leases with the former owners were negotiated prior to acquisition and the Company believes all such leases are on terms no less favorable to the Company than would be obtained through arm’s-length negotiations with unaffiliated third parties. The Company is also a tenant under a number of non-cancelable lease agreements with Automotive Group Realty, LLC (“AGR”). AGR is a wholly-owned subsidiary of Penske Corporation. The Company paid AGR $5,753 and $1,260 under such lease agreements during the years ended December 31, 2001 and 2000, respectively. In addition, the Company sold AGR real property and improvements for $20,870 and $23,365 during 2001 and 2000, respectively, which were subsequently leased by AGR to the Company. Sales of real property are valued at a price which was either independently confirmed by a third party appraiser, or at the price paid by the Company to an independent third party. Improvements are sold for the Company’s cost. All sale-leaseback transactions with AGR have been consummated at the Company’s net book-value, and the resulting leases are being accounted for as operating leases. The Company believes that the terms of these transactions are no less favorable than the terms available from unaffiliated third parties negotiated on an arm’s length basis.

      The Company is party to operating agreements with Roger S. Penske, Jr., the son of Roger S. Penske, the Company’s Chairman and Chief Executive Officer, reflecting (a) the ownership by Mr. Penske, Jr. of 10% of HBL, LLC and the ownership by the Company of the remaining 90% of HBL, LLC and (b) the ownership by Mr. Penske, Jr. of 4.7% of United Auto do Brasil, Ltda. and by the Company of 90.6% of United Auto do Brasil, Ltda. In 2000, the Company contributed approximately $3,571 for its 90.6% interest in United Auto do Brasil, Ltda. and Mr. Penske, Jr. contributed approximately $185 for his 4.7% interest in United Auto do Brasil, Ltda. In 2001, Mr. Penske, Jr. contributed approximately $7,229 for his 10% interest in HBL, LLC and the Company contributed $65,064 for its 90% interest in HBL, LLC. Prior to December 31, 2001,

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Mr. Penske, Jr. owned 20% of UAG Cerritos, LLC. On December 31, 2001, the Company purchased Mr. Penske Jr.’s 20% interest in UAG Cerritos, LLC for $1,838. From time to time, the Company provides these subsidiaries with working capital and other debt financing at costs that are comparable to the costs charged by the Company to its other subsidiaries.

      In prior years, the Company entered into management agreements at certain dealerships for which the closing of the acquisition of such dealerships awaited final manufacturer approval. Pursuant to such management agreements, the Company was paid a monthly fee for managing all aspects of the dealerships’ operations. Aggregate income relating to such management fees of $2,571 for the year ended December 31, 1999 has been included in other income (expense), net in the accompanying consolidated statement of operations.

      From time to time, the Company pays and/or receives fees from Penske Corporation and its affiliates for services rendered in the normal course of business, including rents paid to AGR. These transactions reflect the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions are on terms at least as favorable as those which could be obtained from an unrelated third party. Aggregate payments relating to such transactions amounted to $9,798, $3,721 and $311 for the years ended December 31, 2001, 2000 and 1999, respectively.

      From time to time, the Company paid and/or received fees from Trace International Holdings, Inc. and its affiliates for services rendered in the normal course of business. The Company no longer engages in such transactions. These transactions reflected the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions were on terms at least as favorable as those which would have been obtained from an unrelated third party. Aggregate payments relating to such transactions amounted to $131 for the year ended December 31, 1999.

      The Company has previously agreed to enter into an operating agreement with Lucio A. Noto, a director of the Company, which provides that an entity in which Mr. Noto has an interest will own 20% of UAG Connecticut, LLC. The Company will own the remaining 80% of UAG Connecticut, LLC. The Company purchased the operating assets (excluding real property) of UAG Connecticut, LLC in October 2000 for approximately $26,789. Mr. Noto’s entity will pay approximately $5,358 for its 20% interest in UAG Connecticut, LLC, which represents 20% of the consideration paid by the Company inclusive of assets acquired and goodwill paid. The payment will be made as follows: $1,184 upon closing and the remaining $4,174 in quarterly payments over twenty years at an interest rate equal to LIBOR plus 2.25%. The payments due will be offset from permitted periodic cash distributions to Mr. Noto’s entity by UAG Connecticut, LLC. The transaction is subject to approval by the manufacturers.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.     Stock Compensation Plans

      The Company’s Board of Directors and stockholders adopted a Stock Option Plan pursuant to which all full-time employees of the Company and its subsidiaries and affiliates are eligible to receive stock options. During 2001, the Company granted options to purchase 466,000 shares of Common Stock at the fair market value of the Common Stock on the grant date. Options granted under the Stock Option Plan have a ten year life and typically vest on a pro-rata basis over three or five years. As of December 31, 2001, the aggregate number of shares of Common Stock for which stock options may be granted under the Stock Option Plan is 3,000,838. As of December 31, 2001, 581,080 shares of Common Stock were available for the grant of options under the Stock Option Plan. Presented below is a summary of the status of stock options held by eligible employees during 2001, 2000 and 1999:

	2001		2000		1999

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
Stock Options	Shares	Price	Shares	Price	Shares	Price

Options outstanding at beginning of year	2,020,147	$13.63	1,431,794	$15.16	1,227,390	$18.06
Granted	466,000	9.78	588,353	9.89	332,790	7.23
Exercised	268,588	11.14	—	—	—	—
Forfeited	401,815	18.96	—	—	128,386	20.25

Options outstanding at end of year	1,815,744	$11.82	2,020,147	$13.63	1,431,794	$15.16

      The following table summarizes the status of stock options outstanding and exercisable at January 1, 2002:

		Weighted	Weighted		Weighted
Range of	Stock	Average	Average	Stock	Average
Exercise	Options	Remaining	Exercise	Options	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$7 to $13	1,243,055	7.97	$9.21	353,154	$9.10
13 to 30	572,689	6.50	17.49	407,587	17.54

	1,815,744			760,741

      The Company has adopted the disclosure only provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (“SFAS 123”). Had the Company elected to recognize compensation expense for stock options based on the fair value at the grant dates of awards, income before extraordinary item and income before extraordinary item per diluted common share would have been as follows (unaudited):

	Year Ended December 31,

	2001	2000	1999

Income before extraordinary item	$42,754	$32,032	$24,516
Income before extraordinary item per diluted common share	1.25	1.09	0.92

      The weighted average fair value of the Company’s stock options was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: no dividend yield; expected volatility of 38.5% in 2001, 40.3% in 2000 and 49.7% in 1999; risk-free interest rate of 5.5% in 2001, 7.75% in 2000 and 8.00% in 1999; and expected lives of five years. The weighted average fair value of options granted during the years ended December 31, 2001, 2000 and 1999 is $4.15, $4.67 and $3.85 per share, respectively.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In connection with the Securities Purchase Agreement, the Company issued 800,000 options during 1999 to purchase Common Stock with an exercise price of $10.00 per share. The Company recorded $2,250 in compensation expense during 1999 relating to the issuance of such options.

11.     Stockholders’ Equity

      In September 2001, the Company announced that its Board of Directors authorized the repurchase of up to three million shares of the Company’s outstanding stock. Pursuant to such authorization, the Company repurchased 387,092 shares during 2001 through open market purchases and negotiated transactions at an aggregate cost of $5,790. During 2000 and 1999, the Company completed the repurchase of 2,990,856 shares through open market purchases and negotiated transactions at an aggregate cost of $27,168.

      In February 2001, we issued 1,302,326 shares of voting common stock to Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. in a private placement for $10.75 per share (the “Mitsui Transaction”). Aggregate proceeds, amounting to $14.0 million, were used to reduce debt.

      In December 2000, the Company issued 2,139,535 shares of Common Stock to Penske Corporation in a private placement for $10.75 per share. Aggregate proceeds, amounting to $23,000, were used to reduce debt. In addition, the Company’s Third Restated Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares in December 2000.

      The shares of Series A preferred stock and Series B preferred stock entitle International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (collectively, the “PCP Entities”) to dividends at a rate of 6.5% per year. The dividends were payable in kind for the first two years after issuance and are currently payable in cash. The Series A preferred stock is convertible into an aggregate of 8,794,171 shares of common stock and the Series B preferred stock is convertible into an aggregate of 648,588 shares of non-voting common stock (in each case, after giving effect to payable in kind dividends). We are entitled under some circumstances to redeem the preferred stock after May 3, 2002, for an amount per share equal to the liquidation preference. The liquidation preference is currently $10,000 per share plus accrued and unpaid dividends. Actual cash dividends payable relating to dividends earned during fiscal 2001 in connection with the preferred stock totaled $3.1 million. Beginning in fiscal 2002, the aggregate annual cash dividends payable by us are expected to total $6.1 million. Funding for such dividends is expected to come from cash flow from operations and working capital borrowings under our credit agreement.

      The warrants, as originally issued to the PCP Entities, were exercisable at a price of $12.50 per share until February 3, 2002, and $15.50 per share thereafter until May 2, 2004. Pursuant to the anti-dilution provisions of the warrants and as a result of the sale of equity to Mitsui & Co. in 2001, (a) the number of warrants to purchase common stock was increased from 3,898,665 shares to 3,915,580 shares, (b) the number of warrants to purchase non-voting common stock was increased from 1,101,335 shares to 1,106,113 shares, and (c) the warrant exercise price was lowered from $12.50 to $12.45. On February 1, 2002, the PCP Entities exercised the warrants in full and paid us the full exercise price of $62.5 million. The proceeds of the warrant exercise will be used for general working capital purposes which may include acquisitions. Pending such use, the proceeds will be used to pay down indebtedness.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.     Income Taxes

      The income tax provision relating to income from continuing operations consisted of the following:

	Year Ended December 31,

	2001	2000	1999

Current:
Federal	$16,990	$11,950	$7,091
State and local	5,535	3,269	3,352
Foreign	4	442	964

Total current	22,529	15,661	11,407

Deferred:
Federal	10,214	9,397	9,085
State and local	2,080	1,255	517
Foreign	252	245	405

Total deferred	12,546	10,897	10,007

Income tax provision before extraordinary item	$35,075	$26,558	$21,414

      The income tax provision varied from the U.S. federal statutory income tax rate due to the following:

	Year Ended December 31,

	2001	2000	1999

Income tax provision at the federal statutory rate of 35%	$28,222	$21,374	$17,096
State and local income taxes, net of federal benefit	4,950	2,941	2,516
Non-deductible amortization of goodwill	2,393	1,864	1,330
Other	(490)	379	472

Income tax provision relating to continuing operations	$35,075	$26,558	$21,414

      The components of deferred tax assets and liabilities at December 31, 2001 and 2000 were as follows:

	2001	2000

Deferred Tax Assets
Accrued liabilities	$8,056	$7,567
Derivative instruments	5,547	—
Net operating loss carryforwards	1,162	2,565
Capital loss carryforwards	41	3,031
Other	1,491	3,020

Total deferred tax assets	16,297	16,183
Valuation allowance	—	(1,490)

Net deferred tax assets	16,297	14,693

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2000

Deferred Tax Liabilities
Depreciation and amortization	(29,915)	(19,021)
Partnership investments	(16,439)	(17,440)

Total deferred tax liabilities	(46,354)	(36,461)

Net deferred tax liabilities	$(30,057)	$(21,768)

      At December 31, 2001, the Company has $35,691 of state net operating loss carryforwards that expire at various dates through 2021.

13.     Supplemental Cash Flow Information

      The following table presents supplementary cash flow information:

	2001	2000	1999

Cash paid interest	$81,385	$77,560	$57,073
Cash paid income taxes	25,481	14,149	9,587
Non-cash financing and investing activities:
Dealership acquisition costs financed by issuance of stock	5,000	10,098	—
Dealership acquisition cost financed by long-term debt	5,550	10,550	1,500

14.     Summary of Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2001
Total revenues	$1,394,976	$1,615,183	$1,595,783	$1,614,721
Gross profit	191,790	218,996	221,099	219,273
Net income	6,570	13,405	13,488	11,282
Net income per diluted common share	$0.21	$0.40	$0.38	$0.32

	First	Second	Third	Fourth
	Quarter	Quarter(1)	Quarter	Quarter

2000
Total revenues	$1,110,767	$1,204,149	$1,331,173	$1,237,900
Gross profit	152,113	166,780	182,613	176,451
Net income	5,640	7,095	11,179	6,117
Net income per diluted common share	$0.19	$0.24	$0.40	$0.21

(1)	As discussed in Note 6, the Company recorded a $3,969 extraordinary loss in the second quarter of 2000.

      The per share amounts are calculated independently for each of the quarters presented. The sum of the quarters may not equal the full year per share amounts.

15.     Subsequent Event

      In February 2002, the PCP Entities exercised the Warrants for $62,520. As a result, the Company issued 3,915,580 shares of Common Stock and 1,106,113 shares of Non-Voting Common Stock. In March 2002, the Company completed the sale of 3,000,000 shares of voting common stock to the public for $22.00 per share and issued $300.0 million of Senior Subordinated Notes due 2012. The notes bear interest at 9.625% per annum. Net proceeds of $416.4 million from these transactions was used to repay indebtedness under the Company’s credit agreement.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.  Condensed Consolidating Financial Information

      The $300,000 of senior subordinated notes due 2012 were issued pursuant to Rule 144A and Regulation S. The notes are unsecured senior subordinated notes and will rank behind all of our existing and future senior debt, including debt under our credit agreement. The notes are guaranteed on a full and unconditional and joint and several basis by substantially all of our domestic subsidiaries on a senior subordinated basis. We are able to redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes is able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. We intend to issue $300,000 of senior subordinated notes pursuant to a registered offering in exchange for the $300,000 senior subordinated notes issued in March 2002. These New Notes will have identical terms to the notes issued in March.

      The following tables include condensed consolidating financial information as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 for United Auto Group, Inc. (as the issuer), the wholly-owned subsidiary guarantors, the non-wholly owned subsidiary guarantors, and the non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of corporate balance sheet, income statement and cash flow items, which are not necessarily indicative of the financial position, results of operations and cash flows that these entities would have realized on a stand alone basis.

UNITED AUTO GROUP, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	Year Ended December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total revenues	$6,220,663	$—	$—	$5,682,290	$187,211	$351,162
Cost of sales	5,369,505	—	—	4,898,824	159,989	310,692

Gross profit	851,158	—	—	783,466	27,222	40,470
Selling, general and administrative expenses	693,303	—	6,973	627,336	20,828	38,166

Operating income	157,855	—	(6,973)	156,130	6,394	2,304
Floor plan interest expense	(42,430)	—	—	(39,958)	(592)	(1,880)
Other interest expense	(34,790)	—	—	(28,309)	(3,715)	(2,766)
Equity in earnings of subsidiaries	—	(48,685)	48,685	—	—	—

Income before minority interests and income tax provision	80,635	(48,685)	41,712	87,863	2,087	(2,342)
Minority interests	(815)	—	—	—	—	(815)
Income tax provision	(35,075)	—	3,033	(37,774)	(1,353)	1,019

Net income (loss)	$44,745	$(48,685)	$44,745	$50,089	$734	$(2,138)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Cash and cash equivalents	$5,416	$—	$416	$3,310	$—	$1,690
Accounts receivable, net	258,266	—	—	216,154	10,626	31,486
Inventories	641,400	—	—	591,227	20,336	29,837
Other current assets	16,434	—	4,015	10,995	347	1,077

Total current assets	921,516	—	4,431	821,686	31,309	64,090
Property and equipment, net	185,452	—	1,493	171,218	753	11,988
Intangible assets, net	784,149	—	—	702,649	63,030	18,470
Other assets	55,459	(358,634)	376,999	32,871	868	3,355

Total assets	$1,946,576	$(358,634)	$382,923	$1,728,424	$95,960	$97,903

Floor plan notes payable	$620,014	$—	$—	$555,870	$19,022	$45,122
Accounts payable	76,550	—	1,972	66,105	3,293	5,180
Accrued expenses	85,512	—	3,337	70,982	6,413	4,780
Current portion of long-term debt	4,202	—	—	4,202	—	—

Total current liabilities	786,278	—	5,309	697,159	28,728	55,082
Long-term debt	551,840	—	—	446,266	71,318	34,256
Other long-term liabilities	92,775	—	—	91,279	1,095	401

Total liabilities	1,430,893	—	5,309	1,234,704	101,141	89,739

Total stockholders’ equity	515,683	(358,634)	377,614	493,720	(5,181)	8,164

Total liabilities and stockholders’ equity	$1,946,576	$(358,634)	$382,923	$1,728,424	$95,960	$97,903

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$72,439	$—	$(4,004)	$73,895	$1,876	$672

Investing activities:
Purchase of equipment and improvements	(83,394)	—	(189)	(79,753)	(598)	(2,854)
Dealership acquisitions, net of cash acquired	(138,389)	—	—	(137,964)	731	(1,156)

Net cash used in investing activities	(221,783)	—	(189)	(217,717)	133	(4,010)

Financing activities:
Proceeds from borrowings of long-term debt	289,407	—	—	285,501	3,906	—
Payments of long-term debt and capital leases	(155,092)	—	—	(161,725)	—	6,633
Proceeds from issuance of common stock	18,822	—	—	18,822	—	—
Distributions to (from) Parent	—	—	4,485	3,035	(5,915)	(1,605)
Repurchase of common stock	(5,790)	—		(5,790)	—	—

Net cash provided by (used in) financing activities	147,347	—	4,485	139,843	(2,009)	5,028

Net increase (decrease) in cash and cash equivalents	(1,997)	—	292	(3,979)	—	1,690
Cash and cash equivalents, beginning of year	7,413	—	124	7,289	—	—

Cash and cash equivalents, end of year	$5,416	$—	$416	$3,310	$—	$1,690

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Year Ended December 31, 2000

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$4,883,989	$—	$—	$4,594,388	$—	$289,601
Cost of Sales	4,206,032	—	—	3,954,638	—	251,394

Gross Profit	677,957	—	—	639,750	—	38,207
Selling, general, and administrative expenses	539,704	—	5,657	500,942	—	33,105

Operating income	138,253	—	(5,657)	138,808	—	5,102
Floor plan interest expense	(44,406)	—	—	(41,731)	—	(2,675)
Other interest expense	(32,777)	—	—	(30,340)	—	(2,437)
Equity in earnings of subsidiaries	—	(33,227)	33,227	—	—	—

Income before minority interests, income tax provision and extraordinary item	61,070	(33,227)	27,570	66,737	—	(10)
Minority interests	(512)	—	—	—	—	(512)
Income tax provision	(26,558)	—	2,461	(29,023)	—	4

Income before extraordinary item	34,000	(33,227)	30,031	37,714	—	(518)
Extraordinary item, net of income taxes	(3,969)	—	—	(3,969)	—	—

Net income (loss)	$30,031	$(33,227)	$30,031	$33,745	$—	$(518)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2000

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Cash and cash equivalents	$7,413	$—	$124	$7,289	$—	$—
Accounts receivable, net	190,792	—	—	167,248	—	23,544
Inventories	737,942	—	—	694,273	—	43,669
Other current assets	15,469	—	1,109	13,039	—	1,321

Total current assets	951,616	—	1,233	881,849	—	68,534
Property and equipment, net	107,085	—	2,065	97,571	—	7,449
Intangible assets, net	664,510	—	—	646,721	—	17,789
Other assets	39,484	(278,455)	296,041	21,896	—	2

Total assets	$1,762,695	$(278,455)	$299,339	$1,648,037	$—	$93,774

Floor plan notes payable	$689,687	$—	$—	$637,902	$—	$51,785
Accounts payable	55,344	—	1,989	48,443	—	4,912
Accrued expenses	72,075	—	1,238	66,098	—	4,739
Current portion of long-term debt	41,456	—	—	41,456	—	—

Total current liabilities	858,562	—	3,227	793,899	—	61,436
Long-term debt	377,721	—	—	350,098	—	27,623
Other long-term liabilities	64,742	—	—	64,531	—	211

Total liabilities	1,301,025	—	3,227	1,208,528	—	89,270

Total stockholders’ equity	461,670	(278,455)	296,112	439,509	—	4,504

Total liabilities and stockholders’ equity	$1,762,695	$(278,455)	$299,339	$1,648,037	$—	$93,774

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2000

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$51,836	$—	$(1,917)	$53,421	$—	$332

Investing Activities:
Purchase of equipment and improvements	(37,384)	—	(846)	(32,900)	—	(3,638)
Dealership acquisitions, net of cash acquired	(197,148)	—	—	(195,013)	—	(2,135)

Net cash used in investing activities	(234,532)	—	(846)	(227,913)	—	(5,773)

Financing Activities:
Proceeds from borrowings of long-term debt	339,449	—	—	339,449	—	—
Payments of long-term debt and capital leases	(159,863)	—	—	(166,909)	—	7,046
Proceeds from issuance of common stock	16,852	—	—	16,852	—	—
Distributions to (from) Parent	—	—	(8,631)	10,236	—	(1,605)
Repurchase of common stock	(26,176)	—	—	(26,176)	—	—

Net cash provided by (used in) financing activities	170,262	—	(8,631)	173,452	—	5,441

Net decrease in cash and cash equivalents	(12,434)	—	(11,394)	(1,040)	—	—
Cash and cash equivalents, beginning of year	19,847	—	11,518	8,329	—	—

Cash and cash equivalents, end of year	$7,413	$—	$124	$7,289	$—	$—

UNITED AUTO GROUP INC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Year Ended December 31, 1999

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$4,022,517	$—	$—	$3,788,660	$—	$233,857
Cost of Sales	3,473,080	—	—	3,272,666	—	200,414

Gross Profit	549,437	—	—	515,994	—	33,443
Selling, general, and administrative expenses	445,142	—	3,418	414,204	—	27,520

Operating income	104,295	—	(3,418)	101,790	—	5,923
Floor plan interest expense	(28,676)	—	—	(26,942)	—	(1,734)
Other interest expense	(29,344)	—	—	(27,040)	—	(2,304)
Other income (expense), net	2,617	—	—	2,617	—	—
Equity in earnings of subsidiaries	—	(29,419)	29,419	—	—	—

Income before minority interests, income tax provision and extraordinary item	48,892	(29,419)	26,001	50,425	—	1,885
Minority interests	(722)	—	—	—	—	(722)
Income tax provision	(21,414)	—	1,487	(22,081)	—	(820)

Income before extraordinary item	26,756	(29,419)	27,488	28,344	—	343
Extraordinary item, net of income taxes	732	—	—	732	—	—

Net income (loss)	$27,488	$(29,419)	$27,488	$29,076	$—	$343

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 1999

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$50,408	$—	$193	$51,090	$—	$(875)

Investing Activities:
Purchase of equipment and improvements	(22,161)	—	(367)	(20,372)	—	(1,422)
Dealership acquisitions, net of cash acquired	(28,251)	—	—	(28,174)	—	(77)

Net cash used in investing activities	(50,412)	—	(367)	(48,546)	—	(1,499)

Financing Activities:
Proceeds from borrowings of long-term debt	65,000	—	—	65,000	—	—
Payments of long-term debt and capital leases	(159,147)	—	—	(162,594)	—	3,447
Proceeds from issuance of common stock, preferred stock and warrants	76,679	—	—	76,679	—	—
Distributions to (from) Parent	—	—	(9,922)	11,527	—	(1,605)
Repurchase of common stock	(992)	—	—	(992)	—	—
Deferred financing costs	(227)	—	—	(227)	—	—

Net cash provided by (used in) financing activities	(18,687)	—	(9,922)	(10,607)	—	1,842

Net decrease in cash and cash equivalents	(18,691)	—	(10,096)	(8,063)	—	532
Cash and cash equivalents, beginning of year	38,538	—	21,614	16,392	—	532

Cash and cash equivalents, end of year	$19,847	$—	$11,518	$8,329	$—	$—

HBL, LLC

BALANCE SHEETS

	March 31,	December 31,
	2002	2001

	(unaudited)

	(In thousands)
ASSETS
Cash and cash equivalents	$—	$—
Accounts receivable, net	9,098	10,626
Inventories	20,947	20,336
Other current assets	392	347

Total current assets	30,437	31,309
Property and equipment, net	2,072	753
Intangible assets, net	63,030	63,030
Due from Parent	866	866
Other assets	2	2

Total Assets	$96,407	$95,960

LIABILITIES AND MEMBERS’ CAPITAL
Floor plan notes payable	$18,961	$19,022
Accounts payable	2,947	3,293
Accrued expenses	6,294	6,413

Total current liabilities	28,202	28,728
Long-term debt	71,392	71,318
Other long-term liabilities	1,319	1,095

Total Liabilities	100,913	101,141

Commitments and contingent liabilities
Members’ Capital
Members’ Capital	(4,506)	(5,181)

Total Members’ Capital	(4,506)	(5,181)

Total Liabilities and Members’ Capital	$96,407	$95,960

See Notes to Financial Statements.

HBL, LLC

STATEMENTS OF OPERATIONS

	Three Months	Month
	Ended	Ended
	March 31,	March 31,
	2002	2001

	(unaudited)
	(In thousands)
New vehicle sales	$28,385	$10,188
Used vehicle sales	15,144	5,200
Finance and insurance	967	855
Service and parts	6,200	2,039

Total revenues	50,696	18,282
Cost of sales	43,049	15,474

Gross profit	7,647	2,808
Selling, general and administrative expenses	5,422	2,049

Operating income	2,225	759
Floor plan interest expense	126	79
Other interest expense	725	327

Income before income tax provision	1,374	353
Income tax provision	—	192

Net income	$1,374	$161

See Notes to Financial Statements.

HBL, INC.

STATEMENT OF OPERATIONS

Two Months
Ended
February 28,
2001

(In thousands)
Sales	$31,756
Subrental income	—
Interest income	22
Other income	(5)

Total revenues	31,773

Cost of sales	26,921
Selling, general and administrative	3,683
Interest	168
Depreciation	72

Total costs and expenses	30,844

Income before bonuses and taxes	929
Bonuses	4,099

Loss before income taxes	(3,170)
Income tax provision (benefit)	(1,173)

Net loss	$(1,997)

See Notes to Financial Statements.

HBL, LLC

STATEMENTS OF CASH FLOWS

	Three Months	Month
	Ended	Ended
	March 31,	March 31,
	2002	2001

	(unaudited)
	(In thousands)
Operating Activities:
Net income	$1,374	$161
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	41	181
Changes in operating assets and liabilities:
Accounts receivable	1,528	1,275
Inventories	(611)	(3,297)
Floor plan notes payable	(61)	2,277
Accounts payable and accrued expenses	(255)	(3,704)
Other	(31)	(393)

Net cash provided by (used in) operating activities	1,985	(3,500)

Investing Activities:
Purchase of equipment and improvements	(1,360)	(11)
Cash received as part of the acquisition	—	731

Net cash provided by (used in) investing activities	(1,360)	720

Financing Activities:
Distributions to Members	(699)	—
Additional borrowings	74	3,906

Net cash provided by (used in) financing activities	(625)	3,906

Net increase in cash and cash equivalents	—	1,126
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$1,126

See Notes to Financial Statements

HBL, INC.

STATEMENT OF CASH FLOWS

Two Months
Ended
February 28,
2001

(In thousands)
Operating Activities:
Net loss	$(1,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	72
Deferred income taxes	(1,484)
Loss on disposal of property and equipment	9
Changes in operating assets and liabilities:
Accounts receivable, net	1,381
Inventories	(4)
Accounts payable and accrued expenses	3,643
Other	(4)

Net cash provided by operating activities	1,616

Investing Activities:
Purchases of property and equipment	(13)
Decrease in finance receivables	134
Increase in advances to/from affiliates	(99)

Net cash provided by investing activities	22

Financing Activities:
Net decrease in floor plan notes payable	(1,540)

Net cash used in financing activities	(1,540)

Net increase in cash and cash equivalents	98
Cash and cash equivalents, beginning of period	633

Cash and cash equivalents, end of period	$731

See Notes to Financial Statements

HBL, LLC

STATEMENT OF MEMBERS’ CAPITAL

Members’
Capital

(unaudited)
(In thousands)
Balances, January 1, 2002	$(5,181)
Distributions to Members	(699)
Net income	1,374

Balances, March 31, 2002	$(4,506)

See Notes to Financial Statements.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in Thousands)
(Unaudited)

1.     Organization and Summary of Significant Accounting Policies

      HBL, LLC, formerly known as HBL, Inc. (“HBL” or the “Company”), is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service and parts, finance and insurance products and other aftermarket products. The Company operates the dealership under franchise agreements with 4 automotive manufacturers, including Mercedes-Benz, Audi, Porsche and Land Rover (See Note 3). In accordance with the individual franchise agreements, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealership, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

      HBL, a Delaware limited liability company, is a majority owned subsidiary of HBL Holdings, Inc. (“Holdings”), a Delaware corporation that is a wholly owned subsidiary of Lantzsch-Andreas Enterprises, Inc. (“LAE”). LAE is a wholly owned subsidiary of United Auto Group, Inc. (“UAG”), which UAG acquired on March 1, 2001 for $67.4 million (the “Acquisition”). During the period from March 1, 2001 through December 30, 2001, the operations of the franchises currently owned and operated by HBL were owned and operated by Holdings, which had no assets and liabilities other than those relating to the automobile franchises. On December 31, 2001, Holdings formed HBL, LLC and contributed all of its assets and liabilities to HBL, LLC. Concurrent with the contribution of assets and liabilities to HBL, LLC, Holdings sold a 10% member interest in HBL, LLC to Roger Penske Jr. for $7.2 million. HBL is operated pursuant to an operating agreement dated as of December 31, 2001 (the “Operating Agreement”) between UAG and Roger Penske Jr.

Basis of Presentation

      The information presented as of March 31, 2002 and for the three month period ended March 31, 2002 and the month ended March 31, 2001 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the management of HBL believes to be necessary for the fair presentation of results for the periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the year. These condensed financial statements should be read in conjunction with HBL’s audited financial statements included elsewhere herein.

      As discussed above, UAG acquired HBL on March 1, 2001. Operating results, financial position and cash flows for the period prior to the formation of HBL reflect the operating results, financial position and cash flows of Holdings. In accordance with Securities & Exchange Commission Staff Accounting Bulletin No. 54 (“SAB No. 54”), UAG has “pushed down” HBL’s purchase price in revaluing the assets and liabilities of HBL. According to the provisions of SAB No. 54, purchase transactions that result in an entity becoming wholly-owned require a new basis of accounting for the purchased assets and liabilities. As a result of the purchase, HBL recorded the following purchase price adjustments as of March 1, 2001:

Increase/
(Decrease)

Current assets	$2,219
Property and equipment	(1,935)
Intangible assets	64,417
Accrued liabilities	237
Other long-term liabilities	(242)
Long-term debt	67,407
Stockholders’ equity	(2,701)

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Dollars in Thousands)
(Unaudited)

      The financial statements of HBL for the two-month period ended February 28, 2001 reflect the accounting basis used by HBL prior to its acquisition by UAG. The financial statements of HBL subsequent to March 1, 2001 reflect the accounting basis for the acquired assets and liabilities, including intangibles, utilized by HBL subsequent to its acquisition by UAG. The basis of accounting used by HBL after the acquisition by UAG is not comparable to the basis of accounting used by HBL prior to the purchase by UAG.

2.     Inventories

      Inventories consisted of the following:

	March 31,	December 31,
	2002	2001

New vehicles	$14,426	$14,460
Used vehicles	5,313	4,399
Parts, accessories and other	1,208	1,477

Total Inventories	$20,947	$20,336

3.     Sale of Land Rover Franchise

      On February 22, 2002, HBL sold substantially all of the assets of its Land Rover operation, including the franchise rights to the Land Rover product line, to an unaffiliated third party for $1.4 million in cash. The sale did not have a material effect on HBL’s results of operations. Aggregate cash flows generated by the Land Rover franchise are expected to be replaced through expansion of the remaining franchises and as a result, conditions for reporting discontinued operations would not be met.

4.     Supplemental Cash Flow Information

      Cash paid interest for the three months ended March 31, 2002, the month ended March 31, 2001 and the two months ended February 28, 2001 was $126, $79 and $68, respectively.

5.     Income Taxes

      For the three months ended March 31, 2002 there is no tax provision as HBL is not a tax paying entity.

6.     Intangible Assets

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As a result, the Company no longer amortizes goodwill. The following is presented as if the statement were adopted at January 1, 2001:

	Three Months	Month	Two Months
	Ended	Ended	Ended
	March 31, 2002	March 31, 2001	February 28, 2001

Net income (loss)	$1,374	$161	$(1,997)
Goodwill amortization, net of tax	—	139	—

Adjusted net income (loss)	$1,374	$300	$1,997

INDEPENDENT AUDITORS’ REPORT

To the Members

HBL, LLC

      We have audited the accompanying balance sheet of HBL, LLC (the “Company”), a majority owned subsidiary of HBL, Inc., as of December 31, 2001, and the related statements of operations, stockholders’ equity/ members’ capital and cash flows for the ten-month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HBL, LLC as of December 31, 2001, and the results of its operations and its cash flows for the ten-month period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CROWE, CHIZEK AND COMPANY LLP

South Bend, Indiana

May 10, 2002

INDEPENDENT AUDITORS’ REPORT

To the Shareholder

HBL, Inc.

      We have audited the accompanying balance sheets of HBL, Inc. (the “Company”) as of February 28, 2001 and December 31, 2000, and the related statements of operations, stockholder’s equity and cash flows for the two months ended February 28, 2001 and the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HBL, Inc. as of February 28, 2001 and December 31, 2000, and the results of its operations and its cash flows for the two months ended February 28, 2001 and the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ KAISER SCHERER & SCHLEGEL, PLLC

Washington, D.C.

April 9, 2001

HBL, LLC

BALANCE SHEET

December 31,
2001

(In thousands)
ASSETS
Cash and cash equivalents	$—
Accounts receivable, net	10,626
Inventories	20,336
Other current assets	347

Total current assets	31,309
Property and equipment, net	753
Intangible assets, net	63,030
Due from Parent	866
Other assets	2

Total Assets	$95,960

LIABILITIES AND MEMBERS’ CAPITAL
Floor plan notes payable	$19,022
Accounts payable	3,293
Accrued expenses	6,413

Total current liabilities	28,728
Long-term debt	71,318
Other long-term liabilities	1,095

Total Liabilities	101,141

Commitments and contingent liabilities
Members’ Capital
Members’ Capital	(5,181)

Total Members’ Capital	(5,181)

Total Liabilities and Members’ Capital	$95,960

See Notes to Financial Statements.

HBL, INC.

BALANCE SHEETS

	February 28,	December 31,
	2001	2000

	(In thousands,
	except share data)
ASSETS
Cash and cash equivalents	$731	$633
Accounts receivable, net	5,662	7,043
Inventories	15,175	15,170
Other current assets	314	295

Total current assets	21,882	23,141
Due from affiliates companies	—	969
Property and equipment, net	2,131	2,198
Finance receivables	100	233
Deferred tax assets	2,278	796

Total Assets	$26,391	$27,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan notes payable	$13,529	$15,069
Accounts payable and accrued expenses	7,261	3,930
Income taxes payable	637	325
Capital lease obligations, current portion	53	52
Deferred service contract earnings, current portion	524	525
Customer deposits	349	324

Total current liabilities	22,353	20,225
Deferred service contract earnings, non-current portion	1,183	1,183
Capital lease obligations, non-current portion	154	163

Total Liabilities	23,690	21,571

Commitments and contingent liabilities
Stockholders’ Equity
Common Stock, $1 par value, 50,000 shares authorized, issued and outstanding	50	50
Paid-in-capital	603	603
Retained earnings	2,048	5,113

Total Stockholders’ Equity	2,701	5,766

Total Liabilities and Stockholders’ Equity	$26,391	$27,337

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF OPERATIONS

Ten Months
Ended
December 31, 2001

(In thousands)
New vehicle sales	$106,036
Used vehicle sales	53,174
Finance and insurance	7,291
Service and parts	20,710

Total revenues	187,211
Cost of sales	159,989

Gross profit	27,222
Selling, general and administrative expenses	20,828

Operating income	6,394
Floor plan interest expense	592
Other interest expense	3,715

Income before income tax provision	2,087
Income tax provision	1,353

Net income	$734

See Notes to Financial Statements.

HBL, INC.

STATEMENTS OF OPERATIONS

	Two Months	Year	Year
	Ended	Ended	Ended
	February 28,	December 31,	December 31,
	2001	2000	1999

	(In thousands)
Sales	$31,756	$213,271	$186,155
Subrental income	—	267	267
Interest income	22	107	65
Other income	(5)	234	101

Total revenues	31,773	213,879	186,588

Cost of sales	26,921	181,611	160,299
Selling, general and administrative	3,683	21,716	18,446
Bonuses	4,099	5,051	3,800
Interest	168	1,113	898
Depreciation	72	430	488

Total costs and expenses	34,943	209,921	183,931

Income (loss) before income taxes	(3,170)	3,958	2,657
Income tax provision (benefit)	(1,173)	1,621	1,070

Net income (loss)	$(1,997)	$2,337	$1,587

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF STOCKHOLDERS’ EQUITY/ MEMBERS’ CAPITAL

						Total
						Stockholders’
	Voting Common Stock					Equity/
			Paid-in	Retained	Members’	Members’
	Issued Shares	Amount	Capital	Earnings	Capital	Capital

	(In thousands, except share data)
Balances, March 1, 2001	50,000	$50	$603	$2,048	$—	$2,701
Effect of pushdown and purchase accounting at acquisition date	—	(50)	(603)	(2,048)	—	(2,701)

Adjusted balances, March 1, 2001	50,000	—	—	—	—	—
Distributions to Parent	—	—	—	(5,915)	—	(5,915)
Net income	—	—	—	734	—	734
Formation of HBL, LLC	(50,000)	—	—	5,181	(5,181)	—

Balances, December 31, 2001	—	$—	$—	$—	$(5,181)	$(5,181)

See Notes to Financial Statements.

HBL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Voting Common Stock				Total
			Paid-in	Retained	Stockholders’
	Issued Shares	Amount	Capital	Earnings	Equity

	(In thousands, except share data)
Balances, January 1, 1999	50,000	$50	$603	$2,117	$2,770
Net income	—	—	—	1,587	1,587

Balances, December 31, 1999	50,000	50	603	3,704	4,357
Dividends	—	—	—	(928)	(928)
Net income	—	—	—	2,337	2,337

Balances, December 31, 2000	50,000	50	603	5,113	5,766
Dividends	—	—	—	(1,068)	(1,068)
Net loss	—	—	—	(1,997)	(1,997)

Balances, February 28, 2001	50,000	$50	$603	$2,048	$2,701

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF CASH FLOWS

Ten Months
Ended
December 31,
2001

(In thousands)
Operating Activities:
Net income	$734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,429
Deferred income taxes	1,328
Changes in operating assets and liabilities:
Accounts receivable	(4,864)
Inventories	(2,859)
Floor plan notes payable	5,493
Accounts payable and accrued expenses	644
Other	(29)

Net cash provided by operating activities	1,876

Investing Activities:
Purchase of equipment and improvements	(598)
Cash received as part of the acquisition	731

Net cash provided by investing activities	133

Financing Activities:
Distributions to Parent	(5,915)
Additional borrowings	3,906

Net cash used in financing activities	(2,009)

Net change in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$—

See Notes to Financial Statements

HBL, INC.

STATEMENTS OF CASH FLOWS

	Two Months	Year	Year
	Ended	Ended	Ended
	February 28,	December 31,	December 31,
	2001	2000	1999

	(In thousands)
Operating Activities:
Net income (loss)	$(1,997)	$2,337	$1,587
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	72	430	489
Deferred income taxes	(1,484)	(112)	(118)
(Gain) loss on disposal of property and equipment	9	(18)	48
Increase in LIFO reserve	—	145	434
Changes in operating assets and liabilities:
Accounts receivable, net	1,381	798	(4,192)
Inventories	(4)	(3,199)	(2,799)
Accounts payable and accrued expenses	3,643	251	1,033
Deferred service contract earnings	—	172	266
Other	(4)	63	(15)

Net cash provided by (used in) operating activities	1,616	867	(3,267)

Investing Activities:
Purchases of property and equipment	(13)	(229)	(116)
Proceeds from disposal of property and equipment	—	218	—
Increase (decrease) in finance receivables	134	83	(151)
Increase in advances to/from affiliates	(99)	(364)	(269)

Net cash provided by (used in) investing activities	22	(292)	(536)

Financing Activities:
Net increase (decrease) in floor plan notes	(1,540)	361	4,222
Decrease in officer loan	—	(250)	(250)
Deferred financing costs	—	(53)	(169)

Net cash provided by (used in) financing activities	(1,540)	58	3,803

Net increase in cash and cash equivalents	98	633	—
Cash and cash equivalents, beginning of period	633	—	—

Cash and cash equivalents, end of period	$731	$633	$—

See Notes to Financial Statements

HBL, LLC

NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands, Except Share Data)

1.     Organization and Summary of Significant Accounting Policies

      HBL, LLC, formerly known as HBL, Inc. (“HBL” or the “Company”), is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service and parts, finance and insurance products and other aftermarket products. The Company operates the dealership under franchise agreements with 4 automotive manufacturers, including Mercedes-Benz, Audi, Porsche and Land Rover. In accordance with the individual franchise agreements, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealership, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

      HBL, a Delaware limited liability company, is a majority owned subsidiary of HBL Holdings, Inc. (“Holdings”), a Delaware corporation that is a wholly owned subsidiary of Lantzsch-Andreas Enterprises, Inc. (“LAE”). LAE is a wholly owned subsidiary of United Auto Group, Inc. (“UAG”), which UAG acquired on March 1, 2001 for $67.4 million (the “Acquisition”). During the period from March 1, 2001 through December 30, 2001, the operations of the franchises currently owned and operated by HBL were owned and operated by Holdings, which had no assets and liabilities other than those relating to the four automobile franchises. On December 31, 2001, Holdings formed HBL, LLC and contributed all of its assets and liabilities to HBL, LLC. Concurrent with the contribution of assets and liabilities to HBL, LLC, Holdings sold a 10% member interest in HBL, LLC to Roger Penske Jr. for $7.2 million. HBL is operated pursuant to an operating agreement dated as of December 31, 2001 (the “Operating Agreement”) between UAG and Roger Penske Jr.

     Basis of Presentation

      As discussed above, UAG acquired HBL on March 1, 2001. Operating results, financial position and cash flows for the period prior to the formation of HBL reflect the operating results, financial position and cash flows of Holdings. In accordance with Securities & Exchange Commission Staff Accounting Bulletin No. 54 (“SAB No. 54”), UAG has “pushed down” HBL’s purchase price in revaluing the assets and liabilities of HBL. According to the provisions of SAB No. 54, purchase transactions that result in an entity becoming wholly-owned require a new basis of accounting for the purchased assets and liabilities. As a result of the purchase, HBL recorded the following purchase price adjustments as of March 1,2001:

Increase/
(Decrease)

Current assets	$2,219
Property and equipment	(1,935)
Intangible assets	64,417
Accrued liabilities	237
Other long-term liabilities	(242)
Long-term debt	67,407
Stockholders’ equity	(2,701)

      The financial statements of HBL as of February 28, 2001 and December 31, 2000, for the two-month period ended February 28, 2001 and for each of the years ended December 31, 2000 and 1999 reflect the accounting basis used by HBL prior to its acquisition by UAG. The financial statements of HBL subsequent to March 1, 2001 reflect the accounting basis for the acquired assets and liabilities, including intangibles, utilized by HBL subsequent to its acquisition by UAG. The basis of accounting used by HBL after the acquisition by UAG is not comparable to the basis of accounting used by HBL prior to the purchase by UAG.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Cash and Cash Equivalents

      Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

     Fair Value of Financial Instruments

      Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates.

     Revenue Recognition

      The Company records revenue when vehicles are delivered to customers, when vehicle service work is performed and when parts are delivered.

      The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan or insurance contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

      The Company also receives commissions from the sale of non-recourse third party extended service contracts to customers. Under these contracts the applicable manufacturer or third party warranty company is directly liable for all warranties provided within the contract. Commission revenue from the sale of these third party extended service contracts is recorded net of estimated chargebacks at the time of sale. Prior to the Acquisition, the Company was the warrantor with respect to certain extended warranty insurance products it sold to customers. Commission revenue from the sale of such contracts was amortized over the warranty period using the straight-line method.

     Inventory Valuation

      Inventories are stated at the lower of cost or market. Cost for new and used vehicle inventories is determined using the specific identification method. Cost for parts, accessories and other inventories is based on factory list prices. Prior to the Acquisition, cost for new vehicle inventories was determined using the last-in, first-out (“LIFO”) method, and cost for parts, accessories and other inventories was based on the first-in, first-out (“FIFO”) method.

     Property and Equipment

      Property and equipment are recorded at cost and depreciated over estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation for assets, other than equipment under capital lease and leasehold improvements, are between 5 and 10 years. Leasehold improvements and equipment under capital lease are depreciated over the shorter of the term of the lease or the estimated useful life of the asset.

      Expenditures relating to recurring repair and maintenance are expensed as incurred. Expenditures that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Income Taxes

      HBL is not an income tax paying entity. For the period from March 1, 2001 through December 31, 2001, Holdings was included in the consolidated federal and state tax returns of UAG. For the period from January 1, 1999 through February 28, 2001, Holdings was included in the consolidated federal and state tax returns of LAE. The income tax provision (benefit) reflected in the accompanying financial statements reflects taxes relating to HBL computed on a stand-alone basis.

      Income taxes for periods through December 30, 2001 are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). Deferred tax assets or liabilities are computed based upon the difference between financial reporting and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided when it is more likely than not that taxable income will not be sufficient to fully realize deferred tax assets.

     Intangible Assets

      Intangible assets of $64,417, consisting primarily of excess of cost over the fair value of net assets acquired in purchase business combinations, are being amortized on a straight-line basis over periods not exceeding 40 years. Accumulated amortization at December 31, 2001 amounted to $1,387. Amortization expense for the ten months ended December 31, 2001 was $1,387.

     Impairment of Long-Lived Assets

      The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, indicate that they may be impaired. The Company performs its review by comparing the carrying amounts of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment based on the discounted cash flows or the fair value of the impaired assets.

     Defined Contribution Plans

      LAE sponsors a defined contribution plan covering a significant majority of the Company’s employees. Company contributions to such plans are determined on a discretionary basis by LAE’s Board of Directors. The Company incurred expense of $71, $0, $25 and $50 relating to such plans during the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

     Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts requiring the use of significant estimates include accounts receivable, inventories, income taxes, intangible assets and certain reserves.

     Advertising

      Advertising costs are expensed as incurred. The Company incurred advertising costs of $1,393, $242, $1,634 and $1,349 during the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Derivative Instruments

      Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (“SFAS No. 133”) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recorded in earnings. If the derivative is designated in a cash-flow hedge, effective changes in the fair value of the derivative are recorded in other comprehensive income and recorded in the income statement when the hedged item affects earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. The Company adopted SFAS 133 on January 1, 2001, which had no impact on its financial position or results of operations.

2.     Inventories

      Inventories consisted of the following:

	December 31,	February 28,	December 31,
	2001	2001	2000

New vehicles	$14,460	$9,643	$10,367
Used vehicles	4,399	4,307	3,569
Parts, accessories and other	1,477	1,225	1,234

Total Inventories	$20,336	$15,175	$15,170

      As previously stated, the Company used the LIFO method for valuing new vehicle inventories for all periods presented prior to the Acquisition. Had the FIFO method been used for valuing new vehicle inventories, inventories would have increased by $2,399 and $2,389 as of February 28, 2001 and December 31, 2000, respectively, and the Company would have reported net income (loss) of ($1,991), $2,525 and $1,849 for the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

3.     Property and Equipment

      Property and equipment consisted of the following:

	December 31,	February 28,	December 31,
	2001	2001	2000

Furniture, fixtures and equipment	$301	$2,504	$2,512
Leasehold improvements	489	1,941	1,941

Total	790	4,445	4,453
Less: Accumulated depreciation and amortization	37	2,314	2,255

Property and equipment, net	$753	$2,131	$2,198

      Depreciation and amortization expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $42, $72, $430 and $489, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

4.     Floor Plan Notes Payable

      The Company currently finances the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with DaimlerChrysler Services North America LLC. The floor plan financing arrangements with DaimlerChrysler Services North America LLC are guaranteed by UAG. Prior to the Acquisition, the Company financed the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with a bank. Under the terms of its floor plan financing agreements, the Company makes monthly interest payments on the amount financed, but is not required to make loan principal repayments prior to the sale of new and used vehicles. Outstanding borrowings under floor plan financing arrangements as of December 31, 2001, February 28, 2001 and December 31, 2000 were $19,022, $13,529 and $15,069, respectively. The floor plan agreements grant a security interest in substantially all of the assets of the Company, and require repayment after a vehicle’s sale. Prior to the Acquisition, the Company’s floor plan financing agreement was guaranteed by LAE. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in LIBOR or prime borrowing rates. Floor plan interest expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $592, $165, $1,095 and $841, respectively.

5.     Operating Lease Obligations

      The Company leases its dealership facilities under non-cancelable operating lease agreements with expiration dates through 2026, including all option periods available to the Company.

      Minimum future rental payments required under non-cancelable operating leases in effect as of December 31, 2001 follow:

2002	$2,112
2003	2,232
2004	2,256
2005	2,256
2006	2,256
2007 and thereafter	22,936

$34,048

      Rent expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 amounted to $2,006, $418, $2,496 and $2,329, respectively.

6.     Long-Term Debt

      Long-term debt represents the debt incurred by UAG in connection with the Acquisition. The interest expense included in these financial statements reflects the Parent’s weighted average interest rate of 6.25% on this indebtedness during the ten months ended December 31, 2001. UAG borrowed these funds under a credit agreement with DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation that provides UAG with revolving loans to be used for acquisitions, working capital, the repurchase of common stock and general corporate purposes. UAG’s credit agreement is fully and unconditionally guaranteed on a joint and several basis by the majority of its domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by them in the future), including the Company. Substantially all of our assets are subject to security interests granted to lenders under UAG’s credit agreement.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

      In March 2002, UAG issued $300.0 million of senior subordinated notes due 2012 pursuant to Rule 144A and Regulation S, and is scheduled to file a registration statement with the SEC and offer to exchange publicly-traded notes for the notes issued in March 2002. The notes are fully and unconditionally guaranteed on a joint and several basis by the majority of UAG’s domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by them in the future), including the Company.

7.     Related Party Transactions

      From time to time, the Company pays and/or receives fees from UAG and its affiliates for services rendered in the normal course of business. These transactions reflect the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions are on terms at least as favorable as those which could be obtained from an unrelated third party. In addition, management fees of $998 were charged to HBL by the Parent for the ten month period ended December 31, 2001. Aggregate payments relating to such transactions amounted to $1,443 for the ten months ended December 31, 2001.

      Prior to the Acquisition, LAE allocated costs to the Company in the amount of $0, $2,398 and $1,929 during the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively. Amounts due to/from LAE on the balance sheets as of December 31, 2000 and December 31, 1999 represent loans and the payment of various miscellaneous expenses by the Company on LAE’s behalf.

      Prior to the Acquisition, the Company received sub-rental income in the amount of $0, $267 and $267 during the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

      Prior to the Acquisition, the property leased by the Company for its dealership operations was owned by an entity controlled by LAE’s principal shareholders. The Company leased the facility under an operating lease agreement which was set to expire in 2008. The terms of this lease were re-negotiated in connection with the Acquisition. In addition, in the two months ended February 28, 2001 and the year ended December 31, 2000 the Company distributed non-interest bearing related party receivables to LAE of $1,068 and $928, respectively.

8.     Members’ Equity/ Stockholders’ Equity

      Subsequent to the Acquisition, the Company made distributions of $5,915 in accordance with the Operating Agreement. Prior to the Acquisition, the Company made distributions to LAE of $1,068 and $928 during the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

9.     Income Taxes

      The income tax provision (benefit) consisted of the following:

	Ten Months	Two Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	February 28,	December 31,	December 31,
	2001	2001	2000	1999

Current:
Federal	$21	$252	$1,470	$1,007
State and local	4	45	263	181

Total current	25	297	1,733	1,188

Deferred:
Federal	1,123	(1,247)	(95)	(100)
State and local	205	(223)	(17)	(18)

Total deferred	1,328	(1,470)	(112)	(118)

Income tax (benefit) provision	$1,353	$(1,173)	$1,621	$1,070

      The income tax provision (benefit) varied from the U.S. federal statutory income tax rate due to the following:

	Ten Months	Two Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	February 28,	December 31,	December 31,
	2001	2001	2000	1999

Income tax provision (benefit) at the Federal statutory rate of 35%	$730	$(1,110)	$1,385	$930
State and local income taxes, net of federal benefit	136	(118)	148	99
Non-deductible amortization of goodwill	487	—	—	—
Other	—	55	88	41

Income tax provision (benefit)	$1,353	$(1,173)	$1,621	$1,070

      The components of deferred tax assets and liabilities at February 28, 2001 and December 31, 2000 were as follows:

	February 28,	December 31,
	2001	2000

Deferred Tax Assets
Accrued liabilities	$2,189	$645
Other	89	151

Total deferred tax assets	2,278	796
Valuation allowance	—	—

Net deferred tax assets	$2,278	$796

10.     Supplemental Cash Flow Information

      Cash paid interest for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $592, $194, $1,121 and

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

$855, respectively. Cash paid income taxes for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $621, $0, $1,569 and $837, respectively. Non cash investing and financing activities include the distribution of intercompany receivables of $1,068 for the two-months ended February 28, 2001 and $928 in the year ended December 31, 2000, and the acquisition of assets financed with capital leases and other forms of indebtedness totaling $277 in 1999.

11.     Subsequent Event

      On February 22, 2002, HBL sold substantially all of the assets of its Land Rover operation, including the franchise rights to the Land Rover product line, to an unaffiliated third party for $1.4 million in cash. Total revenues for the ten months ended December 31, 2001 were $13,101.

Schedule II

UNITED AUTO GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

	Balance at		Deductions,	Balance
	Beginning		Recoveries	at End
Description	of Year	Additions	& Other	of Year

	(In Thousands)
Year Ended December 31, 2001
Allowance for doubtful accounts	$2,038	$2,179	$(1,196)	$3,021
Allowance for chargebacks	9,440	19,517	(15,908)	13,049

	$11,478	$21,696	$(17,104)	$16,070

Year Ended December 31, 2000
Allowance for doubtful accounts	$1,899	$1,081	$(942)	$2,038
Allowance for chargebacks	8,875	13,813	(13,248)	9,440

	$10,774	$14,894	$(14,190)	$11,478

Year Ended December 31, 1999
Allowance for doubtful accounts	$860	$1,815	$(776)	$1,899
Allowance for chargebacks	8,465	11,780	(11,370)	8,875

	$9,325	$13,595	$(12,146)	$10,774

     You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of these securities.

Exchange Offer for

$300,000,000
9 5/8% Senior Subordinated
Notes due 2012

PROSPECTUS

                      , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Under Section 145 of the Delaware General Corporation Law, we may indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by law and require us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Our third amended and restated certificate of incorporation, as amended, provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in our bylaws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding including any action by or in our right, on account of services by that person as our director or officer or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

      Under our Director’s and Officer’s liability insurance policy, our directors and officers are insured against the cost of defense, settlement or payment of a judgment under circumstances stated in the policy.

Item 21. Exhibits

      The following exhibits are filed herewith or incorporated by reference:

Exhibit
Number		Description of Exhibit

3.1	(i)	Third Restated Certificate of Incorporation dated October 28, 1996(1)
3.1	(ii)	Certificate of Amendment of Certificate of Incorporation of the Company dated August 3, 1999(2)
3.1	(iii)	Amendment one to Certificate of Incorporation dated December 14, 2000(3)
3.2		Restated Bylaws(4)
4.1		See Exhibits 3.1 and 3.2 for provisions of the United Auto Group, Inc. Certificate of Incorporation and Bylaws defining the rights of holders of United Auto Group, Inc.’s Common Stock
4.2		Specimen Common Stock Certificate(4)
4.3		Indenture dated as of March 18, 2002 among United Auto Group, Inc., as Issuer and certain of its domestic subsidiaries as Guarantors and Bank One Trust Company, N.A., as Trustee(5)
5.1		Opinion of Honigman Miller Schwartz and Cohn’s to legality of the securities registered hereby
12.1		Statement regarding Computation of Ratio of Earnings to Fixed Charges
23.1		Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche, LLP, independent auditors
23.3		Consent of Crowe, Chizek and Company LLP
23.4		Consent of Kaiser Scherer & Schlegel, PLLC
24.1		Power of Attorney (included in United Auto Group, Inc. signature page hereto)(5)
25.1		Statement of Eligibility of Trustee on Form T-1 of Bank One Trust Company, N.A.(5)
99.1		Form of Letter of Transmittal
99.2		Form of Notice of Guaranteed Delivery(5)
99.3		Form of Letter to Clients(5)
99.4		Form of Letter to Registered Holder and/or DTC Participant(5)
99.5		Form of Letter to Nominees(5)
99.6		Form of Exchange Agent Agreement(5)

(1)	Previously filed with Registrant’s Annual Report on Form 10-K file December 31, 1996, File No. 001-12297.

(2)	Previously filed with Registrant’s Current Report Form 8-K filed on August 13, 1999, File No. 001-12297.

(3)	Previously filed with Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, File No. 001-12297.

(4)	Previously filed with Registrant’s Registration Statement on Form S-1, Registration No. 333-09429, and incorporated herein by reference.

(5)	Previously filed with Registrant’s Registration Statement on Form S-4, Registration No. 333-87452, filed May 2, 2002, and incorporated herein by reference.

Item 22. Undertakings

      (a) The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UNITED AUTO GROUP, INC.

By:	*

Roger S. Penske,
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Roger S. Penske	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 2, 2002

* Samuel X. DiFeo	President, Chief Operating Officer and Director	August 2, 2002

* James R. Davidson	Executive Vice President — Finance (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Eustace W. Mita	Director	August 2, 2002

* Lucio A. Noto	Director	August 2, 2002

* Richard J. Peters	Director	August 2, 2002

* James A. Hislop	Director	August 2, 2002

* Michael R. Eisenson	Director	August 2, 2002

Motokazu Yoshida	Director	August 2, 2002

* Ronald G. Steinhart	Director	August 2, 2002

Signature		Title	Date

H. Brian Thompson		Director	August 2, 2002

* Laurence Vaughn		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORPORATION
UAG FINANCE COMPANY, INC.

UNITED AUTO FINANCE, INC.

UNITED AUTO FIFTH FUNDING, INC.
UNITED AUTO FOURTH FUNDING, INC.

By:	*

Samuel X. DiFeo,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Vice President, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG INTERNATIONAL HOLDINGS, INC.
UAG EAST, INC.
UAG NORTHEAST BODY SHOP, INC.
UAG TULSA HOLDINGS, LLC
UNITED AUTOCARE PRODUCTS, INC.
UNITED AUTOCARE, INC.

By:	*

Samuel X. DiFeo,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG TURNERSVILLE REALTY, LLC

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Vice President, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

ATLANTIC AUTO THIRD FUNDING CORPORATION

By:	*

Samuel X. DiFeo,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Vice President, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

AUTO MALL PAYROLL SERVICES, INC.
FLORIDA CHRYSLER PLYMOUTH, INC.
GENE REED CHEVROLET, INC.
JS IMPORTS, INC.
MICHAEL CHEVROLET — OLDSMOBILE, INC.
NORTHLAKE AUTO FINISH, INC.
PALM AUTO PLAZA, INC.
PEACHTREE NISSAN, INC.
REED LALLIER CHEVROLET, INC.
UAG ATLANTA IV MOTORS, INC.
UAG CAROLINA, INC.
UAG DULUTH, INC.
UAG KISSIMMEE MOTORS, INC.
UAG PARAMOUNT MOTORS, INC.
UNITED NISSAN, INC. (TN)
UNITED NISSAN, INC. (GA)
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, INC.

By:	/s/ KENNETH W. HUNT

Kenneth W. Hunt,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ KENNETH W. HUNT Kenneth W. Hunt		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG SOUTHEAST, INC.

By:	/s/ KENNETH W. HUNT

Kenneth W. Hunt,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ KENNETH W. HUNT Kenneth W. Hunt		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

BRETT MORGAN CHEVROLET — GEO, INC.
LANDERS BUICK — PONTIAC, INC.
LANDERS UNITED AUTO GROUP NO. 6, INC.
LANDERS FORD NORTH, INC.
UAG LANDERS SPRINGDALE, LLC
UAG FAYETTEVILLE II, LLC

BY:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE III, LLC

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board and President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

CENTRAL FORD CENTER, INC.

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Secretary, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* James R. Davidson		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

COVINGTON PIKE DODGE, INC.
LANDERS FORD, INC.
LANDERS NISSAN, LLC
THE NEW GRACELAND DODGE, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS IV, INC.
UAG MEMPHIS V, INC.

BY:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG GRACELAND II, INC.

By:	/s/ STEVE LANDERS

Steve Landers,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

GOODSON NORTH, LLC
GOODSON PONTIAC — GMC, LLC
GOODSON SPRING BRANCH, LLC

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

LANDERS AUTO SALES, INC.

BY:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board and Director (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

LANDERS UNITED AUTO GROUP NO. 2, INC.
UAG TEXAS, INC.
UAG TEXAS II, INC.

By:	/s/ STEVE LANDERS

Steve Landers,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

CJNS, LLC
HT AUTOMOTIVE, LTD.
LMNS, LLC
PIONEER FORD SALES, INC.
PIONEER FORD WEST, LLC
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE FERRARI, LLC
SCOTTSDALE JAGUAR, LTD.
SK MOTORS, LTD.
SUN MOTORS, LTD.
UAG PHOENIX VC, LLC
UAG VK, LLC
UNITED NISSAN, INC. (NV)
UNITED RANCH AUTOMOTIVE, LLC

By:	/s/ STEVEN KNAPPENBERGER

Steven Knappenberger,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVEN KNAPPENBERGER Steven Knappenberger		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG WEST, INC.

By:	/s/ STEVEN KNAPPENBERGER

Steven Knappenberger
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVEN KNAPPENBERGER Steven Knappenberger		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

EUROPA AUTO IMPORTS, INC.
GMG MOTORS, INC.
KMT/ UAG, INC.
KMPB, LLC
UAG CERRITOS, LLC
TRI-CITY LEASING, INC.
SPA AUTOMOTIVE, LTD.
SL AUTOMOTIVE, LTD.
RELENTLESS PURSUIT ENTERPRISES, INC.
NATIONAL CITY FORD, INC.
LRP, LTD.

By:	/s/ STEVEN KNAPPENBERGER

Steven Knappenberger,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVEN KNAPPENBERGER Steven Knappenberger		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

SCOTTSDALE MANAGEMENT GROUP, LTD.

By:	/s/ STEVEN KNAPPENBERGER

Steven Knappenberger,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVEN KNAPPENBERGER Steven Knappenberger		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

DIFEO PARTNERSHIP, INC.
SOMERSET MOTORS, INC.
UAG FAIRFIELD CV, LLC
UAG FAIRFIELD CP, LLC
UAG FAIRFIELD CM, LLC
UAG FAIRFIELD CA, LLC
UAG HUDSON, INC.
UAG NORTHEAST, INC.
UAG NANUET II, LLC
UAG NANUET I, LLC
WESTBURY SUPERSTORE, LTD.
UAG CONNECTICUT, LLC

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

COUNTY AUTOGROUP PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
OCT PARTNERSHIP

BY: DIFEO PARTNERSHIP, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

BY: UAG NORTHEAST, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* James R. Davidson		Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

SOMERSET MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

By: SOMERSET MOTORS, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* James R. Davidson		Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

HUDSON MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

By: UAG HUDSON, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* James R. Davidson		Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

CLASSIC AUTO GROUP, INC.
CLASSIC ENTERPRISES, LLC
CLASSIC IMPORTS, INC.
CLASSIC MOTOR SALES, LLC
CLASSIC NISSAN OF TURNERSVILLE, LLC
CLASSIC TURNERSVILLE, INC.
UAG CLASSIC, INC.
UAG CHEVROLET, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

CLASSIC MANAGEMENT COMPANY, INC.

By:	*

Samuel X. DiFeo,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

LANTZSCH-ANDREAS ENTERPRISES, INC.
D. YOUNG CHEVROLET, LLC
DAN YOUNG CHEVROLET, INC.
DAN YOUNG MOTORS, LLC
UAG INDIANAPOLIS, LLC
NISSAN OF NORTH OLMSTED, LLC
MOTORCARS ACQUISITION, LLC
MOTORCARS ACQUISITION II, LLC
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
UAG MICHIGAN TMV, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MENTOR ACQUISITION, LLC
UAG OLDSMOBILE OF INDIANA, LLC
UAG YOUNG II, INC.
YOUNG AUTOMOTIVE HOLDINGS, LLC
YOUNG MANAGEMENT GROUP, INC.

By:	/s/ ROGER S. PENSKE, JR.

Roger S. Penske, Jr.,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ ROGER S. PENSKE, JR. Roger S. Penske, Jr.		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG YOUNG AUTOMOTIVE GROUP, LLC
H.B.L. HOLDINGS, INC.

By:	/s/ ROGER S. PENSKE, JR.

Roger S. Penske, Jr.,
Chairman of the Board and President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ ROGER S. PENSKE, JR. Roger S. Penske, Jr.		Chairman of the Board and President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

HBL, LLC

By:	/s/ ROGER S. PENSKE, JR.

Roger S. Penske, Jr.,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ ROGER S. PENSKE, JR. Roger S. Penske, Jr.		Chairman of the Board and Director (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG LAKE NORMAN, LLC

By:	/s/ KENNETH W. HUNT

Kenneth W. Hunt,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ KENNETH W. HUNT Kenneth W. Hunt		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG CHCC, INC.

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG CONNECTICUT I, LLC

By:	*

Samuel X. DiFeo,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Samuel X. DiFeo		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

/s/ RICHARD S. KOPPELMAN Richard S. Koppelman		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UNITED AUTO LICENSING, LLC

By:	*

Robert H. Kurnick, Jr.,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Robert H. Kurnick, Jr.		President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG CARIBBEAN, INC.

By:	/s/ GERARDO PASCUAL

Gerardo Pascual,
President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ GERARDO PASCUAL Gerardo Pascual		President (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG REALTY, LLC

By:	*

Roger S. Penske,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

* Roger S. Penske		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Vice-President, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UAG SPRING, LLC

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

SHANNON AUTOMOTIVE, LTD.

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on August 2, 2002.

UNITED AUTO DODGE OF SHREVEPORT, INC.

By:	/s/ STEVE LANDERS

Steve Landers,
Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ STEVE LANDERS Steve Landers		Chairman of the Board (Principal Executive Officer)	August 2, 2002

* James R. Davidson		Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	August 2, 2002

* Robert H. Kurnick, Jr.		Director	August 2, 2002

*By:	/s/ ROBERT H. KURNICK, JR. Name: Robert H. Kurnick, Jr. Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

3.1	(i)	Third Restated Certificate of Incorporation dated October 28, 1996(1)
3.1	(ii)	Certificate of Amendment of Certificate of Incorporation of the Company dated August 3, 1999(2)
3.1	(iii)	Amendment one to Certificate of Incorporation dated December 14, 2000(3)
3.2		Restated Bylaws(4)
4.1		See Exhibits 3.1 and 3.2 for provisions of the United Auto Group, Inc. Certificate of Incorporation and Bylaws defining the rights of holders of United Auto Group, Inc.’s Common Stock
4.2		Specimen Common Stock Certificate(4)
4.3		Indenture dated as of March 18, 2002 among United Auto Group, Inc., as Issuer and certain of its domestic subsidiaries as Guarantors and Bank One Trust Company, N.A., as Trustee(5)
5.1		Opinion of Honigman Miller Schwartz and Cohn’s to legality of the securities registered hereby
12.1		Statement regarding Completion of Ratio of Earnings to Fixed Charges
23.1		Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1)
23.2		Consent of Deloitte & Touche, LLP, independent auditors
23.3		Consent of Crowe, Chizek and Company LLP
23.4		Consent of Kaiser Scherer & Schlegel, PLLC
24.1		Power of Attorney (included in United Auto Group, Inc. signature page hereto.)(5)
25.1		Statement of Eligibility of Trustee on Form T-1 of Bank One Trust Company, N.A.(5)
99.1		Form of Letter of Transmittal
99.2		Form of Notice of Guaranteed Delivery(5)
99.3		Form of Letter to Clients(5)
99.4		Form of Letter to Registered Holder and/or DTC Participant(5)
99.5		Form of Letter to Nominees(5)
99.6		Form of Exchange Agent Agreement(5)

(1)	Previously filed with Registrant’s Annual Report on Form 10-K filed December 31, 1996, File No. 001-12297.

(2)	Previously filed with Registrant’s Current Report Form 8-K filed on August 13, 1999, File No. 001-12297.

(3)	Previously filed with Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, File No. 001-12297.

(4)	Previously filed with Registrant’s Registration Statement on Form S-1, Registration No. 333-09429, and incorporated herein by reference.

(5)	Previously filed with Registrant’s Registration Statement on Form S-4, Registration No. 333-87452, filed May 2, 2002, and incorporated herein by reference.